    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2001.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            WASHINGTON MUTUAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           WASHINGTON                          6036                          91-1653725
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                               1201 THIRD AVENUE
                           SEATTLE, WASHINGTON 98101
                                 (206) 461-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 FAY L. CHAPMAN
                                GENERAL COUNSEL
                            WASHINGTON MUTUAL, INC.
                               1201 THIRD AVENUE
                           SEATTLE, WASHINGTON 98101
                                 (206) 461-3186
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

          DAVID R. WILSON                  LEE MEYERSON                  MITCHELL S. EITEL
HELLER EHRMAN WHITE & MCAULIFFE LLP        BRIAN STADLER                SULLIVAN & CROMWELL
         701 FIFTH AVENUE           SIMPSON THACHER & BARTLETT           125 BROAD STREET
     SEATTLE, WASHINGTON 98104         425 LEXINGTON AVENUE          NEW YORK, NEW YORK 10004
          (206) 447-0900             NEW YORK, NEW YORK 10017             (212) 558-4000
                                          (212) 455-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the Merger described in the proxy statement/ prospectus.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
      TITLE OF EACH CLASS OF            AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
    SECURITIES TO BE REGISTERED         REGISTERED(2)          PER SHARE        OFFERING PRICE(3)         FEE(3)
-----------------------------------------------------------------------------------------------------------------------
Common stock, no par value per
  share(1).........................      98,000,000               N/A            $4,154,761,400          $918,890
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Also includes associated "rights" to purchase shares of Washington Mutual common stock which are not currently separable from the shares of Washington Mutual common stock and are not currently exercisable.

(2) Represents the estimated maximum number of shares of common stock of Washington Mutual, no par value per share, to be issued upon consummation of the merger described herein, including shares of common stock issuable upon the exercise of outstanding options to acquire, Dime Bancorp, Inc. common stock, which will be converted into options to acquire shares of Washington Mutual common stock, and upon the acquisition of warrants to purchase preferred securities of Dime held by certain stockholders of Dime.

(3) The registration fee was computed pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Dime common stock as reported by the New York Stock Exchange on August 23, 2001 and the estimated maximum number of shares of Dime common stock (133,482,441) that may be exchanged for the securities being registered less the cash to be paid by Washington Mutual in the merger.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           [DIME BANCORP, INC. LOGO]

     The board of directors of Dime Bancorp, Inc. has approved a merger of Dime and Washington Mutual, Inc. As a result of the merger, Washington Mutual would acquire Dime. We are sending you this document to ask you to vote on the adoption of a merger agreement with Washington Mutual.

     The value of the merger consideration per share of Dime common stock that you would receive in the merger will be the sum of 0.7511 TIMES THE AVERAGE OF THE CLOSING STOCK PRICES FOR WASHINGTON MUTUAL'S COMMON STOCK DURING THE TEN CONSECUTIVE FULL TRADING DAYS ENDING ON THE TENTH BUSINESS DAY BEFORE THE COMPLETION OF THE MERGER AND $11.6245.

     You will be entitled to elect to receive merger consideration in the form of Washington Mutual common stock, cash, or a combination thereof. However, because the total amount of cash consideration payable in the merger is fixed at $1,428,809,000, regardless of your choice, you may actually receive a combination of cash and shares of Washington Mutual common stock for your Dime shares depending on the election made by the other Dime stockholders. Based on the average closing prices for Washington Mutual's common stock for the five trading days prior to the announcement of the merger on June 25, 2001, approximately 71.5% of the outstanding shares of Dime common stock would be converted into Washington Mutual common stock and the remaining 28.5% would be converted into cash. Washington Mutual common stock and Dime common stock are listed under the symbols "WM" and "DME" on the NYSE .

                          YOUR VOTE IS VERY IMPORTANT

     YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE FAIR AND IN THE BEST INTERESTS OF DIME AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. The merger cannot be completed unless a majority of the outstanding shares of Dime's common stock vote to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote by submitting a valid proxy, either by completing the enclosed proxy card and mailing it to Dime or by following the instructions set forth on the proxy card to vote by touchtone telephone or through the internet. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL COUNTED AS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     This document gives you detailed information about the special meeting of stockholders, the merger and other related matters. You should read carefully this entire document, including all its appendices. PLEASE SEE PAGE 15 FOR RISK FACTORS RELATING TO THE MERGER WHICH YOU SHOULD CONSIDER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     This document is dated [month] [day], 2001, and is being first mailed to you on or about such date.

                      WHERE YOU CAN FIND MORE INFORMATION

     This document incorporates important business and financial information about Washington Mutual and Dime from documents that are not included in or delivered with this one. These documents are available without charge to you upon written or oral request at the applicable company's address and telephone number listed below:

Washington Mutual, Inc.                  Dime Bancorp, Inc.
1201 Third Avenue                        589 Fifth Avenue
Seattle, Washington 98101                New York, New York 10017
Attention: Investor Relations            Attention: Investor Relations
(206) 461-3187                           (212) 326-6170

To obtain timely delivery, you must request the information no later than [month] [day], 2001.

     Both Washington Mutual and Dime file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports and other information at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; Seven World Trade Center, 13th Floor, New York, New York 10048.

     You may also obtain copies of these documents by mail from the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, Washington Mutual and Dime file reports and other information with the SEC electronically, and the SEC maintains a web site located at http://www.sec.gov containing this information. Both Washington Mutual's and Dime's common stock are listed on the New York Stock Exchange and Washington Mutual's and Dime's reports and other information may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Washington Mutual has filed a registration statement on Form S-4 to register with the SEC up to 98,000,000 shares of Washington Mutual common stock. This document is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other document referred to in this document include all material terms of the contracts or other documents but are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that Washington Mutual and Dime have previously filed with the SEC. They contain important information about the companies and their financial condition. See "Incorporation of Certain Documents by Reference" on page 78.

                           [DIME BANCORP, INC. LOGO]

                               DIME BANCORP, INC.
                                589 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders of Dime Bancorp, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of Dime stockholders will be held on [day of week], [month] [day], 2001, at [time] [a.m./p.m.], New York time, at [address], to vote to adopt the Agreement and Plan of Merger, dated as of June 25, 2001, by and between Washington Mutual, Inc. and Dime Bancorp, Inc. providing for the merger of Dime with and into Washington Mutual.

     The proposed merger is described in more detail in the accompanying document, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to that document.

     Only Dime stockholders of record at the close of business on [month] [day], 2001 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof. A majority of the shares of Dime common stock outstanding on the record date must be voted in favor of the merger agreement in order for the merger to be completed. THEREFORE, YOUR VOTE IS IMPORTANT.

     All Dime stockholders are cordially invited to attend the special meeting. However, we encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. You may vote by written proxy card, by touchtone telephone or through the Internet using the instructions provided on your proxy card. Of course, this will not prevent you from voting in person at the meeting. Your failure to vote your shares is the same as voting against adoption of the merger agreement.

                                          By order of the Board Of Directors,

                                          /s/  ELIZABETH G. KNOERZER
                                          Secretary

New York, New York
[month] [day], 2001

     AFTER CAREFUL CONSIDERATION, DIME'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF DIME AND ITS STOCKHOLDERS, HAS ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT DIME STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................  IFC
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE
  SPECIAL MEETING...........................................    1
SUMMARY.....................................................    3
SELECTED HISTORICAL FINANCIAL DATA OF WASHINGTON MUTUAL.....    8
SELECTED HISTORICAL FINANCIAL DATA OF DIME..................   10
SELECTED UNAUDITED COMPARATIVE PER SHARE DATA...............   12
MARKET PRICE AND DIVIDEND INFORMATION.......................   13
RISK FACTORS................................................   15
DIME SPECIAL MEETING........................................   17
THE MERGER AGREEMENT........................................   20
  Structure.................................................   20
  Background of the Merger..................................   20
  Dime's Reasons for the Merger; Recommendation of Dime's
     Board of Directors.....................................   22
  Reasons of Washington Mutual for the Merger...............   36
  Completion of the Merger..................................   36
  Conversion of Dime Common Stock and Dime Stock Options....   36
  Election of Cash or Stock Consideration...................   39
  Exchange of Shares; Fractional Shares.....................   40
  Litigation Tracking Warrants..............................   41
  Representations and Warranties............................   41
  Conduct of Business Pending the Merger....................   42
  Acquisition Proposals by Third Parties....................   44
  Dividends.................................................   45
  Other Agreements..........................................   45
  Required Regulatory Approvals.............................   47
  Conditions to Completion of Merger........................   48
  Employee Benefit Plans....................................   48
  Termination of the Merger Agreement.......................   50
  Termination Fees..........................................   50
  Amendment, Extension and Waiver...........................   51
  Expenses..................................................   51
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   51
  Management and Operations of Washington Mutual Following
     the Merger.............................................   54
  Interests of Certain Persons in the Merger................   55
  Term Loan Agreement.......................................   59
  Accounting Treatment......................................   59
  Stock Exchange Listing....................................   59
  Resale of Washington Mutual Stock Received by Dime
     Stockholders...........................................   59
  Appraisal Rights..........................................   60
WARRANT PURCHASE AND VOTING AGREEMENT.......................   64
  Warrant Purchase..........................................   64
  Voting....................................................   65
  Transfer and Solicitation Restrictions....................   65
  Termination...............................................   65
INFORMATION ABOUT WASHINGTON MUTUAL.........................   65
INFORMATION ABOUT DIME......................................   66
DESCRIPTION OF WASHINGTON MUTUAL COMMON STOCK...............   66
COMPARISON OF RIGHTS OF WASHINGTON MUTUAL AND DIME
  STOCKHOLDERS..............................................   67

                                                              PAGE
                                                              ----
MATERIAL DIFFERENCES BETWEEN WASHINGTON AND DELAWARE
  CORPORATE LAWS............................................   71
VALIDITY OF THE WASHINGTON MUTUAL COMMON STOCK..............   77
EXPERTS.....................................................   77
OTHER MATTERS...............................................   77
STOCKHOLDER PROPOSALS.......................................   78
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   78
FORWARD-LOOKING STATEMENTS..................................   79

Appendix A    Agreement and Plan of Merger, dated as of June 25, 2001,
              between Washington Mutual, Inc. and Dime Bancorp, Inc.
Appendix B    Warrant Purchase and Voting Agreement, dated as of June 25,
              2001, by and among Washington Mutual, Inc., Warburg, Pincus
              Equity Partners, L.P., Warburg, Pincus Netherlands Equity
              Partners I, C.V., Warburg, Pincus Netherlands Equity
              Partners II, C.V., and Warburg, Pincus Netherlands Equity
              Partners III, C.V.
Appendix C-1  Opinion of Credit Suisse First Boston Corporation
Appendix C-2  Opinion of Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
Appendix D    Section 262 of the Delaware General Corporation Law

     QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

Q. WHAT DO I NEED TO DO NOW?

A. First, carefully read this document in its entirety. Then, vote your shares of Dime common stock by one of the following methods:

   - calling the toll-free number                , entering the 14-digit Voter
     Control Number located on your proxy card, and following the directions provided (stockholders residing outside the United States should call collect on a touch-tone telephone); or

   - going to the website www.               , entering the 14-digit Voter
     Control Number located on your proxy card, and following the instructions provided; or

   - marking, signing, dating and returning your proxy card in the enclosed prepaid envelope; or

   - attending the special meeting and submitting a properly executed proxy or ballot. If a broker holds your shares in "street name," you will need to get a proxy from your broker to vote your shares in person.

Q. WHY IS MY VOTE IMPORTANT?

   A majority of the outstanding shares of Dime common stock must be represented in person or by proxy at the special meeting for there to be a quorum. If you do not vote using one of the methods described above, it will be more difficult for Dime to obtain the necessary quorum to hold its special meeting. In addition, if you fail to vote, that will have the same effect as a vote against the merger agreement. The merger agreement must be adopted by a majority of the outstanding shares of Dime common stock entitled to vote.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A. No. If you do not provide your broker with instructions on how to vote your shares that are held in street name your broker will not be permitted to vote them. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

   If you do not give voting instructions to your broker, you will, in effect, be voting against the merger.

Q. CAN I CHANGE MY VOTE?

A. Yes. If you have not voted through your broker, there are several ways you can change your vote after you have submitted a proxy.

   - First, you may revoke your proxy by telephone or over the Internet;

   - Second, you may send a written notice to Dime's Corporate Secretary stating that you would like to revoke your proxy;

   - Third, you may complete and submit a new proxy card. Any earlier proxy will be revoked automatically; or

   - Fourth, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your earlier proxy.

   If you have instructed a broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. As we get closer to the anticipated closing date of the merger, Washington Mutual will send to you written instructions for exchanging your Dime stock certificates. Please do not send in any Dime stock certificates until you have received these written instructions. However, if you are not sure where your stock certificates are located, now would be a good time to find them so you don't encounter any delays in processing your exchange at closing. Likewise, if your stock certificates are lost, please contact Dime's Investor Relations Department at (212) 326-6170 to find out how to get a replacement certificate.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We expect to complete the merger during the first week of January 2002, assuming all the conditions to completion of the merger, including obtaining the approval of Dime stockholders at the special meeting and receiving regulatory approvals, have been fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. If all the conditions to completion of the merger have not been fulfilled at that time, we expect to complete the merger as quickly as practicable once the conditions are fulfilled.

Q. WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE SPECIAL MEETING OR THE MERGER?

A. You should direct any questions regarding the special meeting of stockholders or the merger to Dime's Investor Relations Department at (212) 326-6170.

                                    SUMMARY

     This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer you before you decide how to vote with respect to the merger agreement. In addition, we incorporate by reference important business and financial information about Dime and Washington Mutual into this document. For a description of this information, see "Incorporation of Certain Documents by Reference" on page 78. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where You Can Find More Information" on the inside front cover of this document. Each item in this summary includes a page reference directing you to a more complete description of that item.

     This document, including information included or incorporated by reference in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the financial condition, results of operations and business of Washington Mutual and Dime;
(ii) the benefits of the merger between Washington Mutual and Dime, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (iii) Washington Mutual's and Dime's plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iv) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Washington Mutual's and Dime's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

THE MERGER

     THE MERGER AGREEMENT IS ATTACHED TO THIS DOCUMENT AS APPENDIX A. WE ENCOURAGE YOU TO READ THIS AGREEMENT CAREFULLY, AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER OF DIME WITH AND INTO WASHINGTON MUTUAL.

WHAT DIME STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 36)

     Dime Stockholders. You will be offered the opportunity to elect to receive merger consideration in the form of Washington Mutual common stock, cash or a combination thereof in exchange for your shares of Dime common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $1,428,809,000, regardless of your choice, you may actually receive a combination of cash and shares of Washington Mutual common stock for your Dime shares depending on the election made by other Dime stockholders and Warburg affiliates that are parties to the Warrant Purchase and Voting Agreement. The value of the merger consideration per Dime share that you would receive will be the sum of:
     - 0.7511 times the average of the closing prices for Washington Mutual's common stock during the ten consecutive full trading days ending on the tenth business day before the completion of the merger; and

     - $11.6245.

     If you elect to receive cash and you receive cash, the amount of cash will be equal to the amount calculated by this formula. If you elect to receive Washington Mutual common stock and you receive Washington Mutual common stock, the number of shares of Washington Mutual common stock you will be entitled to receive for each share of Dime common stock will be calculated based on an exchange ratio equal to the amount calculated by this formula divided by the average Washington Mutual common stock price during the same ten trading day period.

     Holders of Dime Litigation Tracking Warrants. Holders of Dime's litigation tracking warrants will not be affected by the merger, except that, upon any exercise of the litigation tracking warrants in accordance with their terms, holders of litigation tracking warrants will be entitled to receive shares of Washington Mutual common stock instead of Dime common stock on similar terms as prior to the merger.

ELECTION OF CASH OR STOCK CONSIDERATION (SEE PAGE 39)

     At least 15 business days before the expected date of completion of the merger, we will send a form to you that you may use to indicate whether your preference is to receive cash, Washington Mutual common stock or a combination of cash and Washington Mutual common stock.

     If the number of Dime stockholders and Warburg warrantholders who elect to receive cash would require that an amount greater than $1,428,809,000 be payable as cash consideration, the amount of cash consideration that each stockholder or Warburg warrantholder electing to receive cash will receive will be reduced on a pro rata basis. These stockholders and Warburg warrantholders will receive stock consideration for any shares or "deemed warrant shares" for which they do not receive cash.

     If the number of Dime stockholders and Warburg warrantholders who elect to receive Washington Mutual common stock would require that an amount less than $1,428,809,000 would be payable as cash consideration, the amount of Washington Mutual common stock that each stockholder and Warburg warrantholder electing to receive Washington Mutual common stock will receive will be reduced on a pro rata basis. These stockholders or Warburg warrantholders will receive cash consideration for any shares or "deemed warrant shares" for which they do not receive Washington Mutual common stock.

     If you do not make an election, you will be deemed to have made an election to receive Washington Mutual common stock.

NO FRACTIONAL SHARES (SEE PAGE 40)

     No fractional shares of Washington Mutual stock will be issued in the merger. Instead of fractional shares, Dime stockholders will receive an amount of cash based on the average market value of Washington Mutual common stock over the ten trading days prior to the date the merger is completed.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 51)

     Washington Mutual and Dime will not be required to complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes.

     We expect that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of Dime common stock if you receive only shares of Washington Mutual common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in Washington Mutual common stock.

     If you receive cash in exchange for any of your shares of Dime common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and value of Washington Mutual common stock you receive over your basis in the Dime common stock exchanged therefor, but in any case not in excess of the amount of cash received by you in the merger.

     You should read "Material United States Federal Income Tax Consequences of the Merger" starting on page 51 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

DIME'S BOARD OF DIRECTORS RECOMMENDS STOCKHOLDER APPROVAL (SEE PAGE 22)

     Dime's board of directors believes that the merger presents a unique opportunity to merge with a leading financial institution and work within a combined company that will have significantly greater financial strength and earnings power than Dime would have on its own as well as the added scale necessary to assume and solidify leadership positions in key business lines.

     As a result, Dime's board of directors approved the merger agreement. Dime's board of directors believes that the merger and the merger agreement are fair to Dime stockholders and in the best interests of Dime and its stockholders and unanimously recommends that you vote "FOR" adoption of the merger agreement.

OPINIONS OF DIME'S FINANCIAL ADVISORS (SEE PAGE 26)

     In connection with the merger, Dime's board of directors received separate written opinions from Dime's financial advisors, Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as to the fairness, from a financial point of view, of the consideration to be received in the merger by holders of Dime common stock. The full text of Credit Suisse First Boston's opinion, dated June 25, 2001, is included in this document as Appendix C-1 and the full text of Merrill Lynch's opinion, also dated June 25, 2001, is included as Appendix C-2. We encourage you to read these opinions carefully in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Credit Suisse First Boston and Merrill Lynch. THE OPINION OF EACH OF CREDIT SUISSE FIRST BOSTON AND MERRILL LYNCH IS DIRECTED TO DIME'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE RECOMMENDATIONS TO YOU OR ANY OTHER STOCKHOLDER AS TO THE FORM OF CONSIDERATION TO BE ELECTED BY YOU OR ANY OTHER STOCKHOLDER IN THE MERGER, OR ANY OTHER MATTER RELATING TO THE PROPOSED TRANSACTION.

SPECIAL MEETING OF DIME STOCKHOLDERS (SEE PAGE 17)

     Dime will hold a special meeting of its stockholders on [day of week], [month] [day], 2001, at [time] [a.m./p.m.], New York time, at [address]. At the special meeting, you will be asked to vote to adopt the merger agreement.

     You may vote at the special meeting if you owned shares of Dime common stock at the close of business on the record date, [month] [day], 2001. On that
date, there were [               ] shares of Dime common stock outstanding and
entitled to vote at the special meeting. You may cast one vote for each share of Dime common stock you owned on the record date.

STOCKHOLDER VOTE REQUIRED (SEE PAGE 18)

     Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Dime common stock outstanding on the record date. Accordingly, a failure to vote or an abstention will have the same effect as a vote against the merger. As of the record date, directors and
executive officers of Dime beneficially owned [               ] shares of Dime
common stock, which represents approximately [ ] percent of the total votes entitled to be cast at the special meeting. Dime expects that these individuals will vote FOR adoption of the merger agreement. In addition, Warburg, Pincus Equity Partners, L.P. and its affiliates collectively own 13,607,664 shares of Dime common stock ( % of the total shares entitled to be cast at the special meeting) and have agreed to vote FOR adoption of the merger agreement.

WARRANT PURCHASE AND VOTING AGREEMENT (SEE PAGE 64)

     In connection with the execution of the merger agreement, Washington Mutual entered into a warrant purchase and voting agreement with Warburg, Pincus Equity Partners, L.P. and certain of its affiliates pursuant to which these Warburg entities agreed with Washington Mutual, among other things, (1) to vote their shares of Dime common stock in favor of the adoption of the merger agreement and
(2) to sell their warrants to purchase Dime common stock to Washington Mutual concurrently with the completion of the merger.

APPRAISAL RIGHTS (SEE PAGE 60)

     Under Delaware law, holders of Dime common stock may have the right to receive an appraisal of the value of their shares of Dime common stock in connection with the merger. To exercise appraisal rights, a Dime stockholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required by Delaware law. These procedures are described more fully beginning on page 60.

     We have included a copy of Delaware General Corporation Law -- Section 262 -- Appraisal Rights as Appendix D to this document.

INTERESTS OF DIME'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 55)

     In considering the recommendation of Dime's board of directors to approve the merger you should be aware that executive officers and direc-tors of Dime have employment and other compensation agreements or plans that give them interests in the merger that are somewhat different from, or in addition to, their interests as stockholders.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (SEE PAGE 47)

     We cannot complete the merger without the prior approval of the Office of Thrift Supervision, or OTS. Washington Mutual and Dime are in the process of seeking this approval. While we do not know of any reason why Washington Mutual would not be able to obtain the necessary OTS approval in a timely manner, we cannot assure you that the OTS will grant its approval of the merger or what the timing may be.

CONDITIONS TO THE MERGER (SEE PAGE 48)

     Completion of the merger depends on a number of conditions being satisfied or waived, including the following:

     - Dime stockholders must have adopted the merger agreement;

     - with respect to each of us, the representations and warranties of the other party to the merger agreement must be true and correct, except as would not have or would not reasonably be expected to have, a material adverse effect, and the other party to the merger agreement must have performed its obligations under the merger agreement in all material respects;

     - we must have received OTS approval and all statutory waiting periods must have expired;

     - there must be no statute, rule, regulation, order, injunction or decree in existence which prohibits or makes completion of the merger illegal;

     - no stop order suspending the effectiveness of the registration statement of which this document is a part shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

     - the shares of Washington Mutual common stock to be issued to Dime stockholders in the merger must be authorized for listing on the New York Stock Exchange;
     - both Washington Mutual and Dime must have received a legal opinion that the merger will qualify as a reorganization under United States federal income tax laws.

     We cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether or not the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 50)

     Washington Mutual and Dime may terminate the merger agreement by mutual consent. The merger agreement may also be terminated unilaterally by either Washington Mutual or Dime if any of several conditions occur.

TERMINATION FEES (SEE PAGE 50)

     The merger agreement requires Dime to pay termination fees of up to $185 million to Washington Mutual if the merger agreement is terminated under a number of specified circumstances.

INFORMATION ABOUT THE PARTIES TO THE MERGER

WASHINGTON MUTUAL (SEE PAGES 8 AND 65)

     Washington Mutual is a financial services company providing mortgage lending, consumer banking, commercial banking, financial services and products, and consumer finance products to consumers and small to mid-sized businesses. Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and Utah, and has operations in 36 other states. At June 30, 2001, Washington Mutual had consolidated assets of $229.3 billion, deposits of $97.0 billion and stockholders' equity of $13.4 billion. Based on assets at June 30, 2001, Washington Mutual was the largest savings institution and the seventh largest banking company in the United States.

DIME (SEE PAGES 10 AND 66)

     Dime is a unitary savings and loan holding company incorporated in Delaware and headquartered in New York, New York. Through its principal subsidiary, The Dime Savings Bank of New York, FSB, a federally chartered savings bank, Dime serves consumers and businesses throughout the greater New York City metropolitan area. Through Dime Savings Bank and its mortgage banking subsidiary, North American Mortgage Company, Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States. At June 30, 2001, Dime had consolidated assets of $27.0 billion, deposits of $14.6 billion and stockholders' equity of $1.8 billion.

            SELECTED HISTORICAL FINANCIAL DATA OF WASHINGTON MUTUAL

     Washington Mutual is providing the following information to aid you in your analysis of the financial aspects of the merger. Washington Mutual derived the information for the years ended, and as of, December 31, 1996 through December 31, 2000 from its historical audited financial statements for these fiscal years. Washington Mutual derived the financial information for the six months ended June 30, 2000 and June 30, 2001 and as of June 30, 2001 from its unaudited financial statements that include, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the results. The operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. This information is only a summary, and you should read it in conjunction with Washington Mutual's consolidated financial statements and notes thereto contained in Washington Mutual's 2000 Annual Report on Form 10-K, which has been incorporated by reference into this document.

                                                        SIX MONTHS
                                                           ENDED
                                                         JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                     -----------------   -------------------------------------------------
                                                      2001      2000      2000      1999      1998       1997       1996
                                                     -------   -------   -------   -------   -------    -------    -------
                                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income....................................  $ 7,850   $ 6,665   $13,783   $12,062   $11,221    $10,203    $ 9,892
Interest expense...................................    4,817     4,489     9,472     7,610     6,929      6,287      6,027
Net interest income................................    3,033     2,176     4,311     4,452     4,292      3,916      3,865
Provision for loan and lease losses................      175        85       185       167       162        247        498
Noninterest income.................................    1,555       923     1,984     1,509     1,507        980        819
Noninterest expense................................    2,132     1,519     3,126     2,910     3,268      3,111      3,595
Income before income taxes.........................    2,281     1,495     2,984     2,884     2,369      1,538        591
Net income.........................................    1,439       949     1,899     1,817     1,487        885        375
Net income attributable to common stock............    1,436       949     1,899     1,817     1,471        830        292
Net income per common share:(1)
  Basic............................................     1.70      1.17      2.37      2.12      1.74(2)    1.04(2)    0.36(2)
  Diluted..........................................     1.68      1.17      2.36      2.11      1.71(2)    1.01(2)    0.36(2)
Average diluted common shares used to calculate
  earnings per share (in thousands)(1).............  855,029   814,619   804,695   861,830   867,843(2) 835,139(2) 808,587(2)

                                                            AS OF                      AS OF DECEMBER 31,
                                                           JUNE 30,   ----------------------------------------------------
                                                             2001       2000       1999       1998       1997       1996
                                                           --------   --------   --------   --------   --------   --------
                                                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Assets...................................................  $229,298   $194,716   $186,514   $165,493   $143,522   $137,329
Securities...............................................    53,450     58,724     60,786     47,046     37,025     35,036
Loans held for sale......................................    20,053      3,404        794      1,827      1,141      1,399
Loans held in portfolio..................................   131,551    119,626    113,746    107,612     97,531     92,610
Deposits.................................................    96,954     79,574     81,130     85,492     83,429     87,509
Borrowings...............................................   113,804    101,656     94,327     65,200     49,976     40,015
Stockholders' equity.....................................    13,411     10,166      9,053      9,344      7,601      7,426

                                                  SIX MONTHS
                                                     ENDED
                                                   JUNE 30,                      YEAR ENDED DECEMBER 31,
                                               -----------------   ---------------------------------------------------
                                                2001      2000      2000      1999      1998        1997        1996
                                               -------   -------   -------   -------   -------     -------     -------
OTHER FINANCIAL DATA:
Cash dividends paid per common share:
  Pre-business combination(1)(3).............  $  0.43   $  0.37   $  0.76   $  0.65   $  0.55(2)  $  0.47(2)  $  0.40(2)
  Post-business combination(1)(4)............     0.43      0.37      0.76      0.65      0.49(2)     0.44(2)     0.43(2)
Common stock dividend payout ratio(5)........    25.29%    31.34%    32.07%    30.82%    27.97%(4)   42.31%(4)  120.37%(4)
Return on average assets.....................     1.32      1.03      1.01      1.04      0.96        0.63        0.28
Return on average stockholders' equity.......    23.59     21.78     21.15     19.66     16.62       11.73        4.70
Return on average common stockholders'
  equity.....................................    23.59     21.78     21.15     19.66     16.67       11.95        3.95

                                                            AS OF                    AS OF DECEMBER 31,
                                                           JUNE 30,   -------------------------------------------------
                                                             2001      2000      1999      1998       1997       1996
                                                           --------   -------   -------   -------    -------    -------
Ratio of stockholders' equity to total assets............     5.85%      5.22%     4.85%     5.65%      5.30%      5.41%
Diluted book value per common share(1)(6)................  $ 14.94    $ 12.84   $ 10.78   $ 10.71(2) $  9.20(2) $  8.92(2)
Number of common shares outstanding at end of period (in
  thousands)(1)..........................................  878,366    809,784   857,384   890,113(2) 844,035(2) 850,217(2)

-------------------------
(1) Reflects a 3-for-2 stock split on May 15, 2001.

(2) Reflects a 3-for-2 stock split on June 1, 1998.

(3) Represents amounts paid by Washington Mutual without giving effect to restatements for Washington Mutual's prior business combinations.

(4) Based on basic net income per common share and post-business combination dividends paid per share of Washington Mutual after restatement of financial statements for significant transactions accounted for as poolings of interests.

(5) Based on basic net income per common share and post-business combination dividends paid per common share.

(6) 18,000,000 shares of common stock issued to an escrow for the benefit of the general and limited partners of Keystone Holdings and the FSLIC Resolution Fund and their transferees were not included.

                   SELECTED HISTORICAL FINANCIAL DATA OF DIME

     Dime is providing the following historical selected financial data to assist you in your analysis of the merger. Dime derived the financial information for the years ended and as of December 31, 1996 through December 31, 2000 from its historical audited financial statements for these fiscal years. Dime derived the financial information for the six months ended June 30, 2000 and June 30, 2001 and as of June 30, 2001 from its unaudited financial statements that include, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the results. The operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. This information is only a summary, and you should read it in conjunction with Dime's consolidated financial statements and notes thereto contained in Dime's 2000 Annual Report on Form 10-K, which has been incorporated by reference into this document.

                                                           SIX MONTHS
                                                              ENDED
                                                            JUNE 30,                    YEAR ENDED DECEMBER 31,
                                                        -----------------   ------------------------------------------------
                                                         2001      2000       2000      1999      1998      1997      1996
                                                        -------   -------   --------   -------   -------   -------   -------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income.......................................  $   853   $   813   $  1,701   $ 1,419   $ 1,421   $ 1,383   $ 1,350
Interest expense......................................      518       502      1,078       841       894       900       889
Net interest income...................................      335       311        623       578       527       483       461
Provision for loan losses.............................       28        14         28        29        32        49        41
Noninterest income....................................      405       267        468       568       525       145        86
Noninterest expense...................................      437       412        826       731       665       381       352
Income before income taxes, extraordinary items and
  cumulative effect of a change in accounting
  principle...........................................      275       152        237       386       355       198       154
Income tax expense....................................       95        52         82       142       114        75        50
Extraordinary items, net of income tax effect (early
  extinguishment of debt).............................                                      (4)       (4)       (1)
Cumulative effect of a change in accounting principle,
  net of income tax effect............................      (11)
                                                        -------   -------   --------   -------   -------   -------   -------
Net income............................................      169       100        155       240       237       122       104
Net income attributable to common stock...............      169       100        152       240       237       122       104
Net income attributable to common stock plus assumed
  conversions.........................................      169       100        154       240       237       122       104
Net income per common share:
  Basic...............................................     1.47      0.90       1.39      2.15      2.09      1.14      1.00
  Diluted.............................................     1.39      0.90       1.35      2.13      2.06      1.12      0.96
Average diluted shares used to calculate common
  earnings per share (in thousands)...................  121,809   111,334    113,924   112,533   115,153   108,613   109,097

                                                               AS OF                   AS OF DECEMBER 31,
                                                              JUNE 30,   -----------------------------------------------
                                                                2001      2000      1999      1998      1997      1996
                                                              --------   -------   -------   -------   -------   -------
                                                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Assets......................................................  $27,047    $25,688   $23,921   $22,321   $21,848   $18,870
Available-for-sale securities...............................    2,194      2,851     3,850     3,329     4,992     2,590
Held-to-maturity securities.................................       --         --        --        --        --     4,364
Loans held for sale.........................................    4,858      2,805     1,734     3,885     1,842       115
Loans held in portfolio.....................................   16,089     16,143    15,067    12,643    12,880    10,632
Deposits....................................................   14,632     13,977    14,261    13,651    13,847    12,857
Borrowings..................................................    9,906      9,502     7,746     6,773     6,319     4,815
Stockholders' equity........................................    1,833      1,725     1,516     1,386     1,315     1,022

                                                                SIX MONTHS
                                                                   ENDED
                                                                 JUNE 30,                YEAR ENDED DECEMBER 31,
                                                              ---------------   ------------------------------------------
                                                               2001     2000     2000     1999     1998     1997     1996
                                                              ------   ------   ------   ------   ------   ------   ------
OTHER FINANCIAL DATA:
Cash dividends paid per common share........................  $ 0.22   $ 0.14   $ 0.32   $ 0.23   $ 0.19   $ 0.12   $   --
Common stock dividend payout ratio(1).......................   15.83%   15.56%   23.70%   10.80%    9.22%   10.71%      --%
Return on average assets....................................    1.29     0.83     0.63     1.09     1.11     0.60     0.52
Return on average stockholders' equity......................   19.42    12.92     9.39    16.46    17.84    11.04    10.36
Return on average common stockholders' equity...............   19.42    12.92     9.84    16.46    17.84    11.04    10.36

                                                               AS OF                   AS OF DECEMBER 31,
                                                              JUNE 30,   -----------------------------------------------
                                                                2001      2000      1999      1998      1997      1996
                                                              --------   -------   -------   -------   -------   -------
Ratio of stockholders' equity to total assets...............     6.78%      6.71%     6.34%     6.21%     6.02%     5.42%
Book value per common share.................................  $ 15.74    $ 14.76   $ 13.67   $ 12.42   $ 11.30   $  9.76
Number of common shares outstanding at end of period (in
  thousands)................................................  116,451    116,851   110,895   111,570   116,358   104,744

-------------------------
(1) Based on diluted net income per common share and cash dividends paid per common share.

                 SELECTED UNAUDITED COMPARATIVE PER SHARE DATA

     The following table shows certain per common share data for Washington Mutual common stock and Dime common stock on a historical and pro forma basis reflecting the merger of Dime and Washington Mutual, accounted for as a purchase as if it had been consummated as of January 1, 2000. This information is only a summary, and you should read it in conjunction with the financial information appearing elsewhere in this document and the other documents incorporated by reference in this document. The per share pro forma data in the following table is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations would have been had the merger been completed during the periods or as of the date for which this pro forma data is presented.

                                                         JUNE 30,    DECEMBER 31,
                                                           2001          2000
                                                         --------    ------------
WASHINGTON MUTUAL COMMON STOCK
  Book value per share
     Historical........................................   $14.94        $12.84
     Pro forma.........................................    15.39         13.45
  Cash dividends per share
     Historical........................................     0.43          0.76
     Pro forma.........................................     0.43          0.76
  Net income per basic share
     Historical........................................     1.70          2.37
     Pro forma.........................................     1.72          2.30
  Net income per diluted share
     Historical........................................     1.68          2.36
     Pro forma.........................................     1.69          2.29

DIME COMMON STOCK
  Book value per share
     Historical........................................    15.74         14.76
     Pro forma equivalent(1)...........................    16.16         14.12
  Cash dividends per share
     Historical........................................     0.22          0.32
     Pro forma equivalent(1)...........................     0.45          0.80
  Net income per basic share
     Historical........................................     1.47          1.39
     Pro forma equivalent(1)...........................     1.80          2.41
  Net income per diluted share
     Historical........................................     1.39          1.35
     Pro forma equivalent(1)...........................     1.78          2.40

-------------------------
(1) The Dime pro forma equivalent per share amounts are calculated by multiplying the Washington Mutual pro forma per share amounts as of and for the six months ended June 30, 2001, and as of and for the fiscal year ended December 31, 2000, respectively, by an implied exchange ratio of 1.05, as determined on the date we announced the merger, June 25, 2001.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The table below sets forth, for the periods indicated, historical high and low closing price information for Washington Mutual common stock and Dime common stock. Washington Mutual common stock trades on the New York Stock Exchange under the symbol "WM." Dime common stock trades on the New York Stock Exchange under the symbol "DME."

                                                          WASHINGTON MUTUAL           DIME
                                                             COMMON STOCK         COMMON STOCK
                                                          ------------------    ----------------
                                                           HIGH        LOW       HIGH      LOW
                                                          -------    -------    ------    ------
Quarter ended March 31, 1999............................  $30.17     $25.63     $27.06    $23.19
Quarter ended June 30, 1999.............................   27.96      23.08      24.44     20.06
Quarter ended September 30, 1999........................   24.42      18.63      21.56     16.56
Quarter ended December 31, 1999.........................   23.96      16.75      19.50     14.81

Quarter ended March 31, 2000............................  $18.00     $14.54     $18.50    $11.63
Quarter ended June 30, 2000.............................   21.75      16.42      19.25     15.75
Quarter ended September 30, 2000........................   27.04      20.13      20.63     15.63
Quarter ended December 31, 2000.........................   37.25      25.25      30.00     21.69

Quarter ended March 31, 2001............................  $36.50     $29.38     $32.75    $25.56
Quarter ended June 30, 2001.............................   39.39      32.78      38.40     31.11
July 1, 2001 through August 13, 2001....................   42.69      37.55      42.45     37.50

RECENT CLOSING PRICES

     The following table sets forth the closing sale price per share of Washington Mutual common stock and Dime common stock, and the equivalent per share price for Dime common stock (which is the closing price of Washington Mutual common stock multiplied by an implied exchange ratio of 1.05 shares of Washington Mutual common stock) as of June 22, 2001 (the last full trading day before the public announcement of the merger). See the section "Conversion of Dime Common Stock and Dime Stock Options" beginning on page 36, for an illustration of how the implied exchange may change in response to fluctuations in the price of Washington Mutual common stock.

                                        WASHINGTON MUTUAL        DIME        EQUIVALENT PRICE
                                          COMMON STOCK       COMMON STOCK       PER SHARE
                                        -----------------    ------------    ----------------
June 22, 2001.........................       $38.90             $36.88            $40.84

     Stockholders are urged to obtain current market quotations for Washington Mutual common stock and Dime common stock.

DIVIDEND INFORMATION

     The following table sets forth cash dividends paid by Washington Mutual per share of common stock.

                                                            2001      2000      1999
                                                           ------    ------    ------
First Quarter............................................  $0.207    $0.180    $0.153
Second Quarter...........................................   0.220     0.187     0.160
Third Quarter............................................   0.230     0.193     0.167
Fourth Quarter...........................................      --     0.200     0.173

     The following table sets forth cash dividends paid by Dime per share of common stock.

                                                            2001      2000      1999
                                                           ------    ------    ------
First Quarter............................................  $0.100    $0.060    $0.050
Second Quarter...........................................   0.120     0.080     0.060
Third Quarter............................................   0.120     0.080     0.060
Fourth Quarter...........................................      --     0.100     0.060

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption "Forward-Looking Statements" beginning on page 79, you should carefully consider the following risk factors in deciding how to vote on the merger.

BECAUSE THE MARKET PRICE OF WASHINGTON MUTUAL COMMON STOCK MAY FLUCTUATE, YOU CANNOT BE SURE OF THE VALUE OF THE MERGER CONSIDERATION THAT YOU WILL RECEIVE.

     Upon completion of the merger, each share of Dime common stock will be converted into merger consideration consisting of shares of Washington Mutual common stock and/or cash pursuant to the terms of the merger agreement. The value of the merger consideration to be received by Dime stockholders and Warburg warrantholders will be based on the average price of Washington Mutual common stock during the ten trading day measurement period ending on the tenth business day prior to the completion of the merger. This average price may vary from the price of Washington Mutual common stock on the date the merger was announced, on the date that this document is mailed to Dime stockholders, and on the date of the special meeting of Dime stockholders. Any change in the price of Washington Mutual common stock prior to completion of the merger will affect the value of the merger consideration that you will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

     Accordingly, at the time of the Dime special meeting you will not necessarily know or be able to calculate the value of the cash consideration you would receive or the exchange ratio used to determine the number of any shares of Washington Mutual stock you would receive upon completion of the merger.

WASHINGTON MUTUAL MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

     The success of the merger will depend on, among other things, Washington Mutual's ability to realize anticipated cost savings and to combine the businesses of Washington Mutual and Dime in a manner that does not materially disrupt the existing customer relationships of Dime nor result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If Washington Mutual is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

     Washington Mutual and Dime have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of Dime's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

THE MARKET PRICE OF THE SHARES OF WASHINGTON MUTUAL COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF DIME COMMON STOCK.

     Upon completion of the merger, certain holders of Dime common stock will become holders of Washington Mutual common stock. Some of Washington Mutual's current businesses and markets differ from those of Dime and, accordingly, the results of operations of Washington Mutual after the merger may be affected by factors different from those currently affecting the results of operations of Dime. For a discussion of the businesses of Washington Mutual and Dime and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this document and referred to under "Where You Can Find More Information."

YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT

     The merger agreement contains provisions that are designed to assure that the aggregate cash consideration to be paid to Dime stockholders in the merger will be $1,428,809,000. If elections are made by Dime stockholders that would result in them receiving more or less cash than this amount, either those electing to receive cash or those electing to receive Washington Mutual common stock will have the consideration of the type they selected reduced by a pro rata amount and will receive a portion of their consideration in the form that they did not elect to receive. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See "Material United States Federal Income Tax Consequences of the Merger" beginning on page 51.

                              DIME SPECIAL MEETING

GENERAL

     This proxy statement/prospectus and related form of proxy are first being
mailed by Dime to holders of Dime common stock on or about             , 2001 in
connection with the solicitation of proxies by the Dime board of directors for
use at the special meeting to be held on           at           at           ,
and at any adjournments or postponements of the meeting.

MATTERS TO BE CONSIDERED

     The purpose of the special meeting is to consider and vote on a proposal to adopt the merger agreement, dated as of June 25, 2001, by and between Washington Mutual and Dime, providing for the merger of Dime with and into Washington Mutual.

     Dime stockholders must approve this proposal for the merger to occur. If the stockholders fail to approve this proposal, the merger will not occur.

PROXIES

     Even if you are currently planning to attend Dime's special meeting, you should submit a properly executed proxy, either by filling out, signing and sending back the accompanying proxy card, or by following the instructions regarding touchtone telephone and Internet voting that are set forth on your proxy card. You may revoke your proxy at any time before it is exercised by:

     - calling the toll-free number listed on the proxy card and following the instructions provided on the proxy card;

     - going to the website listed on the proxy card and following the instructions provided on the proxy card;

     - submitting a written notice of revocation to Dime's Corporate Secretary;

     - submitting a properly executed proxy on a later date; or

     - voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

     Written notices of revocation and other communications with respect to the solicitation or revocation of proxies should be addressed to:

        Dime Bancorp, Inc.
        589 Fifth Avenue
        New York, NY 10017
        Attention: Elizabeth G. Knoerzer
        Corporate Secretary.

If your shares are held in "street name," you should follow the instructions of your broker regarding revocation of proxies.

     No proxy that is voted against adoption of the merger agreement will be voted for any adjournment or postponement of the special meeting for the purpose of soliciting more proxies. However, if a stockholder abstains from voting on the adoption of the merger agreement and makes no specification on an adjournment or postponement for the purpose of soliciting more proxies, then his or her proxy may be voted for the adjournment or postponement.

SOLICITATION OF PROXIES

     Dime will bear the entire cost of soliciting proxies, except that (i) Dime and Washington Mutual will each pay one half of the fees and expenses associated with preparing, printing and mailing this document and related materials and (ii) Washington Mutual will bear the entire cost of fees in connection with the filing with the SEC of the registration statement of which this document is a part.

     In addition to solicitation by mail, the directors, officers and employees of Dime may, without additional compensation, solicit proxies from Dime stockholders by telephone, facsimile, or other electronic means or in person. Dime will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to the beneficial owners of Dime common stock held of record by these persons. Dime will reimburse these custodians, nominees and fiduciaries for their reasonable expenses in connection with the solicitation of proxies. Innisfree M&A Incorporated, a proxy solicitation firm, will assist Dime in soliciting proxies and will be paid a fee of approximately $10,000 plus expenses.

RECORD DATE AND QUORUM

     Dime's board of directors has fixed the close of business on             ,
2001 as the record date for determining the Dime stockholders entitled to receive notice of and vote at the special meeting. At that time, there were shares of Dime common stock outstanding.

     The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Dime common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present. There must be a quorum in order for the vote on the proposal to occur.

VOTING RIGHTS AND VOTE REQUIRED

     Shares representing a majority of the shares of Dime common stock outstanding on the record date must vote "FOR" the proposal in order for it to be adopted by Dime. You are entitled to one vote for each share of Dime common stock you held on the record date.

     Because adoption of the merger agreement requires the affirmative vote of a majority of the shares of Dime common stock outstanding on the record date, the failure to vote in person or by proxy and abstentions will have the same effect as voting against adoption of the merger agreement. Therefore, Dime's board of directors urges you to submit your proxy by mail, touchtone telephone or the Internet. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     On the record date:

     - Dime's directors and executive officers beneficially owned
                 shares, or      %, of the Dime common stock outstanding. Dime
       expects that each of these individuals will vote his or her shares in favor of adoption of the merger agreement.

     - Warburg, Pincus Equity Partners, L.P. and its affiliates collectively
       owned 13,607,664 shares, or      %, of the Dime common stock outstanding.
       Warburg Pincus has agreed with Washington Mutual to vote all of these shares in favor of adoption of the merger agreement.

CONFIDENTIAL VOTING POLICY

     Dime has a policy on confidential voting that provides for all proxies, ballots, and tabulations that identify the vote or instructions of a particular stockholder to be held in confidence by the independent tabulators and inspectors of election and not disclosed to any other person, including Dime's directors, officers, and employees. There are certain limited circumstances where this policy does not apply, including:

     - to allow the inspectors of election to certify the results;

     - if a bona fide dispute exists regarding the authenticity of any proxy or ballot or the accuracy of any tabulation;

     - as necessary to meet legal requirements or to pursue or defend legal actions;

     - when expressly authorized by a stockholder; and

     - in the event of any proxy contest or solicitation in opposition to or not in support of Dime.

However, the policy permits disclosure of any comments or other information written on any proxy or ballot without reference to the vote or instructions of the stockholder, except where included in, and necessary to an understanding of, that written material.

RECOMMENDATION OF DIME'S BOARD OF DIRECTORS

     Dime's board of directors has approved and declared advisable the merger agreement and the transactions it contemplates. The board believes that the merger agreement and the transactions it contemplates are fair to Dime stockholders and are in the best interests of Dime and its stockholders and unanimously recommends that you vote "FOR" the adoption of the merger agreement.

     See "The Merger -- Dime's Reasons for the Merger; Recommendation of Dime's Board of Directors" beginning on page 22 for a more detailed discussion of Dime's board of directors' recommendation.

VOTING VIA TELEPHONE, INTERNET OR MAIL

     Dime offers three ways for you to vote your proxy.

     Option 1-Vote by Telephone:

     Call toll-free           and follow the instructions on the enclosed proxy
card. For stockholders residing outside the United States, call collect on a
touchtone phone                .

     Option 2-Vote on the Internet:

     Access the proxy form at www.          . Follow the instructions for
Internet voting found there and on the enclosed proxy card.

     Option 3-Mail your Proxy Card:

     If you do not wish to vote by touchtone phone or the Internet, please complete, sign, date and return the enclosed proxy card.

     In order to be effective, telephone or Internet proxy instructions must be received before [time] [date], 2001 to allow for processing the results.

     The telephone and Internet voting procedures used by Dime's transfer agent, Equiserve, are designed to properly authenticate stockholders' identities and to accurately record and count their proxies. If you vote via the Internet, please be advised that there may be costs involved, including possibly access charges from the Internet service providers and telephone companies. You will have to bear these costs.

     If your shares of Dime common stock are registered in the name of a brokerage, bank or other nominee, you will not be able to use these telephone and Internet voting procedures. Please refer to the voting materials you receive, or contact your broker, bank or other nominee, to determine your options.

                              THE MERGER AGREEMENT

     This section contains material information pertaining to the merger agreement. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is incorporated by reference and attached as Appendix A to this document. WE URGE YOU TO READ CAREFULLY THE FULL TEXT OF THE MERGER AGREEMENT. The warrant agreement is described in the section "Warrant Purchase and Voting Agreement" beginning on page 64.

STRUCTURE

     Subject to the terms and conditions of the merger agreement, and in accordance with Washington and Delaware law, at the completion of the merger, Dime will merge with and into Washington Mutual. Washington Mutual will be the surviving corporation and will continue its corporate existence under the laws of Washington and under the name "Washington Mutual, Inc." When the merger is completed, the separate corporate existence of Dime will terminate. Washington Mutual's articles of incorporation will be the articles of incorporation of the combined company, and Washington Mutual's by-laws will be the by-laws of the combined company. See "Comparison of Rights of Washington Mutual and Dime Stockholders" beginning on page 67 and "Material Differences Between Washington and Delaware Corporate Laws" beginning on page 71. After completion of the
merger, former Dime stockholders will own approximately      % of the
outstanding common stock of the combined company and continuing Washington
Mutual stockholders will own approximately      % of the combined company after
the merger is completed. The board of directors of Washington Mutual will continue as the board of directors of the combined company, except that at or promptly after the completion of the merger, Washington Mutual will take all necessary action to appoint one member of Dime's board of directors, selected by Washington Mutual after consulting with Dime, to the Washington Mutual board of directors.

     The merger agreement provides that Washington Mutual may change the structure of the merger. However, no such change may reduce the amount or change the form of consideration to be delivered to by Dime stockholders, adversely affect the anticipated tax consequences to Dime stockholders in the merger, or materially impede or delay the completion of the merger.

BACKGROUND OF THE MERGER

     Dime has periodically considered the possibility of various forms of strategic alternatives, including potential business combinations with a variety of financial institutions, as well as various strategies for maximizing its performance as an independent company. Dime from time to time evaluates the potential benefits of various business combinations and assesses the potential strategic fit with institutions based on, among other things, their lines of business, prospects, management and geographic location and concentration.

     In December 2000, Kerry K. Killinger, Chairman, President and Chief Executive Officer of Washington Mutual, and Lawrence J. Toal, Chief Executive Officer of Dime, met informally at a dinner function in New York City. A follow-up meeting between Mr. Killinger and Mr. Toal took place in Chicago at the end of January 2001 and Mr. Killinger and Mr. Toal had several telephone conversations throughout the month of February.

     A subsequent meeting involving Mr. Killinger and Anthony P. Terracciano, Chairman of Dime, took place a few weeks later in New York in early March 2001. Subsequently, Mr. Toal, Mr. Killinger and Craig E. Tall, Vice Chair of Corporate Development and Specialty Finance for Washington Mutual, continued to have general discussions relating to a possible strategic combination of Washington Mutual and Dime.

     The Strategic Planning Committee of Dime's board was apprised of Washington Mutual's interest in Dime and the status of these preliminary discussions at its meeting on March 16, 2001 and authorized Mr. Toal to pursue a possible combination with Washington Mutual. In March 2001, Dime began to consult with Credit Suisse First Boston Corporation, one of its financial advisors. Credit Suisse First

Boston assisted Dime in reviewing the feasibility of a proposed combination with Washington Mutual. On April 6, 2001, Washington Mutual sent a written preliminary proposal to Dime which contained a possible range of share exchange ratios in connection with a merger. The Strategic Planning Committee was updated regarding this development at its meeting on April 19, 2001. At that meeting, the Strategic Planning Committee discussed a possible transaction and the potential benefits to Dime and its stockholders. The discussions focused on the financial aspects of the proposal, including a review of Washington Mutual's stock price and its value compared to other companies in the financial services industry.

     Following these events, the parties decided to conduct a limited exchange of non-public information. Washington Mutual and Dime accordingly entered into confidentiality agreements in early May 2001. Thereafter, the companies began to share non-public business and financial information through an exchange of documentation and high-level discussions among the principals. This information included financial information, business strategies, and risk management and asset quality data, among other things. In addition, Dime provided Washington Mutual with Dime's budget, five-year plan, detailed financial information for each of its business segments and human resource information. This preliminary due diligence review took place throughout May and into June 2001. As a result of this process, on the afternoon of June 13, 2001, Mr. Killinger and Mr. Toal had a telephone conversation during which Washington Mutual made a specific price proposal which represented an increase above the range suggested in its April letter to Dime and introduced the possibility that Washington Mutual could pay a portion of the aggregate consideration in cash.

     During June 2001, Dime received an inquiry from a major commercial bank about the possibility of a strategic transaction with Dime. However, following several meetings involving Mr. Toal and Mr. Terracciano and senior officials from the commercial bank, the commercial bank indicated that it had decided not to proceed further and made no proposal for a transaction.

     Dime's Strategic Planning Committee met on June 14, 2001 to consider Washington Mutual's proposal. At that meeting, Credit Suisse First Boston and Sullivan & Cromwell, Dime's legal counsel, reviewed with the committee the financial and legal aspects of the potential transaction based on the specific terms outlined by Mr. Killinger. Credit Suisse First Boston covered the proposed value to be offered for each share of Dime common stock, the methodology of its calculation and the cash/stock split, as well as Washington Mutual's dividend rate, anticipated cost savings and restructuring charge. Following this review and discussions among the Strategic Planning Committee members and Credit Suisse First Boston, the committee voted to recommend the terms of the transaction to Dime's full board. On June 15, 2001, Dime's board held a meeting for the purpose of informing all of its members regarding a possible transaction with Washington Mutual.

     On June 18, 2001, another meeting of Dime's board took place to discuss in detail the various terms of the proposed merger. During this meeting Mr. Toal described the background of the proposed transaction and Credit Suisse First Boston and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dime's other financial advisor for the transaction, discussed with the board the financial aspects of the potential transaction. Sullivan & Cromwell reviewed the major terms of a possible merger agreement based on the discussions and preliminary negotiations held to that point with Simpson Thacher & Bartlett, Washington Mutual's counsel. The directors asked extensive questions of Mr. Toal and Mr. Terracciano, as well as the financial and legal advisors present at the meeting. On the basis of the information presented, Dime's board decided to authorize Dime's management to proceed with further due diligence.

     From June 19 to June 23, 2001, Washington Mutual had a team of its employees, accountants, financial advisors and attorneys perform an on-site due diligence review of Dime. Similarly, representatives from Dime, as well as its accountants, financial advisors and attorneys, performed a due diligence review of Washington Mutual. During that same period, Washington Mutual and Warburg discussed the terms of a voting agreement, which Washington Mutual maintained was a precondition to the merger, pursuant to which Warburg would agree to vote its shares of Dime in favor of the merger.

     Dime's board also met on June 22, 2001. At this meeting, the board had the opportunity to meet Mr. Killinger and Mr. Tall. Mr. Killinger spoke to the board about Washington Mutual, its philosophy, its plans for Dime in the event that a merger were to proceed and the future of the franchise.

     Dime's board met again on the evening of June 24, 2001 to consider the transaction. Dime's financial and legal advisors were present to review, discuss and answer questions relating to the terms of the proposed merger transaction. The meeting began with an update from senior management on Dime's due diligence review of Washington Mutual's business and financial position. This was followed by Credit Suisse First Boston's and Merrill Lynch's financial analysis of the proposed merger. Sullivan & Cromwell updated Dime's board on the status of negotiations and related matters, including a review of the key provisions of the merger agreement and the voting agreement, and reviewed with the directors their fiduciary duties and responsibilities in a transaction of this type. Again, the directors engaged in a discussion with the financial and legal advisors and senior management. Following the discussion, Dime's board approved the merger of Dime and Washington Mutual and the merger agreement, and voted to recommend the adoption of the merger agreement to Dime's stockholders.

     Early on the morning of June 25, 2001, following approval by Washington Mutual's board of directors, the parties executed the merger agreement and certain related agreements, and the transaction was publicly announced.

DIME'S REASONS FOR THE MERGER; RECOMMENDATION OF DIME'S BOARD OF DIRECTORS

     Dime's board believes that the merger presents a unique opportunity to merge with a leading financial institution and work within a combined company that will have significantly greater financial strength and earnings power than Dime would have on its own as well as the added scale necessary to assume and solidify leadership positions in key business lines. Dime's board consulted with management as well as financial and legal advisors and determined that the merger is fair to, and in the best interests of, Dime and its stockholders. In reaching its conclusion to approve the merger agreement, Dime's board considered a number of factors, including those discussed below.

FINANCIAL CONSIDERATIONS

     - Merger Consideration to Dime Stockholders. Dime's board took into account the proposed merger consideration for Dime stockholders. Dime's board assessed the merger consideration in light of the following factors:

      - the historical stock price performance of both Dime and Washington
        Mutual;

      - the potential for Washington Mutual stock price appreciation;

      - the cash portion of the aggregate consideration, which would serve to reduce the impact of fluctuations in Washington Mutual's stock price prior to the closing;

      - the option of Dime stockholders, subject to certain limitations, to choose to receive cash, stock or a combination thereof;

      - the view that, although the premium over Dime's market price offered by Washington Mutual was modest as compared to certain other transactions in the financial services industry, the analysis both of Dime's stock price over time and of comparable companies supported the view that Dime stock may have been trading at a premium to its stand-alone valuation due to media and other public speculation regarding the potential for a change of control transaction involving Dime;

      - the view that Washington Mutual had only very limited ability to offer a higher premium without creating an adverse market reaction;

      - the multiples, including price to book value, price to earnings and price to tangible book value, implied by Washington Mutual's proposal compare favorably to those realized in comparable transactions;

      - a review of the stock price fluctuations of acquired companies in other transactions involving modest premiums, which revealed that many of the premiums increased significantly when calculated based on stock prices determined over a longer historic period, and the significant decline in the stock prices of acquiring companies in other transactions which paid a substantial premium;

      - the proposed transaction would be significantly accretive to Dime stockholders in terms of earnings per share;

      - Washington Mutual's projected 90% increase over Dime's current dividend run rate; and

      - the tax-free nature of the transaction to Dime stockholders with respect to any consideration they receive in shares of Washington Mutual common stock.

     - Cash/Stock Consideration Election Structure. Dime's board considered the election and allocation procedure that allows Dime stockholders to elect between cash and stock, subject to limitations. Dime's board also viewed the pricing mechanism as designed to maintain substantial equivalence between the value of the Washington Mutual stock to be received in exchange and the cash consideration paid for a share of Dime common stock.

     - Growth prospects. Dime's board considered the benefit to Dime stockholders from increased growth prospects associated with the Washington Mutual proposal and the belief that the merger represented superior prospects when compared to a stand-alone strategy.

     - Financial strength. Dime's board considered the expected financial strength of the combined company following the merger, including its ability to realize enhanced returns on capital and to take advantage of various business opportunities with greater financial resources.

     - Cost savings. Dime's board observed that the synergies expected from the merger should result in expense reductions. Based on due diligence reviews, fully phased-in annual pre-tax expense reductions of $150 million were identified. Dime's board expected that these cost saving actions would result in pre-tax cost savings of approximately $100 million for the year 2002 and an additional $50 million for the year 2003. These cost savings are expected to be achieved through reductions in various general and administrative expense categories.

     - Value of North American Mortgage Company in Transaction. Dime's board considered the value that Washington Mutual attached to Dime's mortgage banking franchise.

     - Costs Associated with a Change in Control. Dime's board considered the costs associated with the merger, as would be incurred in any change in control of Dime, which are related to Warburg's right to demand the repurchase of warrants held by it as well as the fee payable in connection with the termination agreement with Hudson United Bancorp.

     - Credit Suisse First Boston/Merrill Lynch opinions. Dime's board evaluated the financial analyses and financial presentation of Credit Suisse First Boston and Merrill Lynch as well as their oral opinions, which opinions were confirmed by delivery of written opinions dated June 25, 2001, the date of the merger agreement, that, as of such date and based on and subject to the considerations set forth in each of their opinions, the merger consideration was fair from a financial point of view to holders of Dime common stock. See "Opinion of Dime's Financial Advisors"
       beginning on page   .

STRATEGIC CONSIDERATIONS

     - Comparison of prospects of the merged entity and a stand alone strategy. Dime's board considered what it believes to be a number of strategic advantages of the merger in comparison to a stand alone strategy.

     - Enhanced national retail banking presence. Dime's board considered that a merger with Washington Mutual would create a leading national banking franchise by combining Washington Mutual's strong banking presence in the western states as well as Texas and Florida with Dime's strong retail banking and commercial lending operations in the greater New York City Metropolitan area, the nation's largest metropolitan market.

     - Solidified position as national leader in mortgage lending. Dime's board considered that the merger would increase the scale and scope of opportunity for Dime's existing mortgage lending activities while solidifying Washington Mutual's position as the nation's leading mortgage lender and servicer.

     - Strengthened position in commercial lending. Dime's board considered that the merger with Washington Mutual would allow Washington Mutual to bring its array of banking products to existing Dime customers. Dime's board evaluated the ability of the combined company to better achieve the target set by Dime's management in February 2001 for growth in its business and commercial lending segment by 2004.

     - Attractive markets. Dime's board noted the complementary nature of Dime's and Washington Mutual's geographic markets for consumer financial service products, which it believed to present a desirable strategic opportunity for geographic expansion and diversification.

INTEGRATION CONSIDERATIONS

     - Ability to integrate. Dime's board took note of the integration record of Washington Mutual. In this regard, Dime's board evaluated several key factors, including:

      - that customer and employee disruption from consolidations in the transition phase should not be significant due to the complementary nature of the markets served by Dime and Washington Mutual;

      - the strong records of both Dime and Washington Mutual managers in integrating acquisitions smoothly while retaining profitability.

     - Similarity of business strategy, philosophy and culture. Dime's board noted that Dime and Washington Mutual share a similar commitment to their stockholders, customers, employees and the communities they serve and are both focused on maintaining strong profitability with high asset quality, which Dime's board believed would facilitate the process of integration of these two organizations. Dime's board also took note of Washington Mutual's ongoing desire, similar to its own, to foster a sense of community well-being throughout the various neighborhoods in which they do business.

OTHER STRATEGIC ALTERNATIVES

     - Continued Independence. Dime's board considered the substantial consolidation that is occurring among depository institutions and mortgage banking concerns, the high level of competition in banking, mortgage banking and financial services generally, and the increasing importance of scale in the industry. Dime's board further considered the risks and potential problems involved in a strategy involving growth by acquisition and the fact that a number of Dime's major competitors are substantially larger than Dime and have substantially greater market share in the greater New York City metropolitan area and, in particular, in mortgage banking nationally.

     - Limited Interest. Dime's board considered the absence of any substantial interest in acquiring Dime in response to its examination of strategic alternatives in May and June 2000, the wide speculation in May and June 2001 that Dime was involved in discussing an acquisition transaction, and the absence of any other serious expression of interest (except the commercial bank referred to above, which did not make a proposal).

     - Alternative Strategic Transactions. Dime's board also noted that, while the merger agreement prohibits Dime from seeking alternative transactions, it permits Dime to consider and react appropriately to alternative combination proposals made on an unsolicited basis.

GENERAL CONSIDERATIONS

     In addition to the foregoing, Dime's board also took into consideration the following factors:

     - Dime's knowledge of Washington Mutual's business, operations, financial condition, earnings, asset quality and prospects;

     - Dime's board's review of the reports of management and outside legal advisors concerning the operations, financial condition and prospects of Washington Mutual.

     - Dime's board's review with its legal advisors of the provisions of the merger agreement. Some of the features of the merger agreement that Dime's board considered are:

      - The formula by which the merger consideration will be adjusted based on the stock price performance of Washington Mutual during a prescribed measurement period prior to the closing of the transaction.

      - The ability of Dime's board to comply with its fiduciary duties if Dime receives a superior acquisition proposal; and

      - Washington Mutual's agreement to add one current director of Dime to the board of directors of Washington Mutual upon the completion of the merger.

     - Dime's board also considered the terms of the voting agreement entered into by Washington Mutual and Warburg, in particular:

      - Washington Mutual's agreement to purchase Warburg's outstanding Dime warrants based on the same consideration available to Dime's stockholders; and

      - Warburg's agreement to vote its shares of Dime common stock in favor of the merger.

     - Dime's board also considered potentially adverse factors in connection with the merger, including the following:

      - The challenges of integrating the businesses and operations of two large financial services companies and the related risks given Washington Mutual's continuing integration of recent acquisitions;

      - The possibility that anticipated transaction synergies, including anticipated cost savings, revenue enhancements and growth prospects, would not be achieved or would be achieved later than planned;

      - The possibility that Washington Mutual's stock price falls, which, notwithstanding the cash component, would result in a decline in the value of the merger consideration to be received by Dime stockholders;

      - The risks associated with possible delays in obtaining necessary regulatory and stockholder approvals and the terms of such regulatory approvals;

      - A market premium implied by Washington Mutual's proposal that is lower than that received in certain other transactions resulting from the recent appreciation of Dime's stock price, which is believed to be primarily due to speculation in the market about a potential transaction involving Dime; and

      - The possibility that merger integration would occupy more of management's time and attention than anticipated and therefore impact other strategic and business priorities.

     Dime's board realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the board concluded that the potential positive factors outweighed the potential risks of consummating the merger.

     This discussion of information and factors considered by Dime's board is not intended to be exhaustive, but includes all material factors considered by it. Dime's board did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors. After consideration of these factors, Dime's board concluded that the merger and the merger agreement are in the best interests of Dime and its stockholders, and they authorized and approved the merger agreement and recommended that Dime stockholders adopt the merger agreement. It should be noted that this explanation of Dime's board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Forward-Looking Statements" on page 79.

     DIME'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DIME STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF DIME'S FINANCIAL ADVISORS

     CREDIT SUISSE FIRST BOSTON

     Credit Suisse First Boston has acted as Dime's financial advisor in connection with the merger. Dime selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise, reputation and its familiarity with Dime and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Dime requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Dime common stock of the consideration to be received in the merger. On June 24, 2001, at a meeting of the Dime board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Dime board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 25, 2001, the date of the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received in the merger was fair, from a financial point of view, to the holders of Dime common stock.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED JUNE 25, 2001, TO THE DIME BOARD OF DIRECTORS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C-1 AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF DIME COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO DIME'S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO THE FORM OF CONSIDERATION TO BE ELECTED BY ANY STOCKHOLDER IN THE MERGER OR ANY OTHER MATTER RELATING TO THE PROPOSED TRANSACTION. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed publicly available business and financial information relating to Dime and Washington Mutual, as well as the merger agreement. Credit Suisse

First Boston also reviewed other information provided to or discussed with Credit Suisse First Boston by Dime and Washington Mutual, including publicly available financial forecasts for Dime and Washington Mutual, and met with the managements of Dime and Washington Mutual to discuss the businesses and prospects of Dime and Washington Mutual. Credit Suisse First Boston also considered financial and stock market data of Dime and Washington Mutual, and compared those data with similar data for other publicly held companies in businesses similar to Dime and Washington Mutual and considered, to the extent publicly available, the financial terms of other business combinations and transactions that have been announced or effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. Credit Suisse First Boston also considered the views of Dime's and Washington Mutual's managements concerning the business, operational and strategic benefits and implications of the merger, including financial information provided to Credit Suisse First Boston by Dime and Washington Mutual relating to the synergistic values and operating cost savings expected to be achieved through the combination of the operations of Dime and Washington Mutual.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. Credit Suisse First Boston reviewed and discussed with the managements of Dime and Washington Mutual publicly available financial forecasts relating to Dime and Washington Mutual and was advised, and assumed, that the forecasts represent reasonable estimates and judgments as to the future financial performance of Dime and Washington Mutual. In addition, Credit Suisse First Boston relied, without independent verification, upon the estimates and judgments of the managements of Dime and Washington Mutual as to the potential cost savings and other potential synergies, including the amount, timing and achievability of those cost savings and synergies anticipated to result from the merger. Dime also advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston assumed, with Dime's consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the expected benefits of the merger. Dime also advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement contained in the merger agreement.

     Credit Suisse First Boston was not requested to conduct, and did not conduct, a review of individual credit files or make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Dime or Washington Mutual, nor was Credit Suisse First Boston furnished with any evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect to loan or lease portfolios, and Credit Suisse First Boston was advised, and therefore assumed, that allowances for losses with respect to loan or lease portfolios for Dime and Washington Mutual are adequate to cover the losses and will be in the aggregate adequate on a pro forma basis for the combined entity. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that may be available to Dime or the effect of any other transaction in which Dime might engage, nor did it address the underlying business decision of Dime to engage in the merger. Credit Suisse First Boston's opinion was necessarily based upon information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. In connection with the merger, Credit Suisse First Boston was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or a part of Dime. Credit Suisse First Boston did not express any opinion as to the actual value of Washington Mutual common stock when issued pursuant to the merger or the prices at which Washington Mutual common stock would trade at any time.

     Although Credit Suisse First Boston evaluated the consideration to be received in the merger from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Dime and Washington Mutual. The Dime board of directors imposed no other limitations on Credit Suisse First Boston with respect to investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Dime board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Dime and Washington Mutual.

     The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Dime board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Dime board of directors or management with respect to the merger or the consideration to be received in the merger.

     MERRILL LYNCH

     Merrill Lynch has acted as Dime's financial advisor in connection with the merger. Dime selected Merrill Lynch based on Merrill Lynch's experience, expertise, reputation and its familiarity with Dime and its business. Merrill Lynch is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Merrill Lynch's engagement, Dime requested that Merrill Lynch evaluate the fairness, from a financial point of view, to the holders of Dime common stock of the consideration to be received in the merger. On June 24, 2001, at a meeting of the Dime board of directors held to evaluate the merger, Merrill Lynch rendered to the Dime board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 25, 2001, the date of the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received in the merger was fair, from a financial point of view, to the holders of Dime common stock.

     THE FULL TEXT OF MERRILL LYNCH'S OPINION, DATED JUNE 25, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX C-2 TO THIS DOCUMENT AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. THE SUMMARY OF MERRILL LYNCH'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF DIME COMMON STOCK ARE URGED TO READ THE OPINION CAREFULLY IN ITS

ENTIRETY. MERRILL LYNCH'S OPINION WAS DELIVERED TO DIME'S BOARD OF DIRECTORS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF DIME COMMON STOCK OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, INCLUDING THE MERITS OF THE UNDERLYING DECISION BY DIME TO ENGAGE IN THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DIME STOCKHOLDER AS TO THE FORM OF CONSIDERATION IN THE MERGER TO BE ELECTED BY ANY STOCKHOLDER IN THE MERGER OR ANY OTHER MATTER RELATING TO THE PROPOSED MERGER.

     In arriving at its opinion, Merrill Lynch, among other things, did the following:

          (1) Reviewed publicly available business and financial information relating to Dime and Washington Mutual that Merrill Lynch deemed to be relevant;

          (2) Reviewed information, including publicly available financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of Dime and Washington Mutual furnished to or discussed with Merrill Lynch by senior managements of Dime and Washington Mutual, as well as the amount and timing of cost savings and expenses expected to result from the merger furnished to or discussed with Merrill Lynch by senior managements of Dime and Washington Mutual;

          (3) Conducted discussions with members of senior management and representatives of Dime and Washington Mutual concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the merger and cost savings and expenses expected to result from the merger;

          (4) Reviewed the market prices and valuation multiples for Dime common stock and Washington Mutual common stock and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

          (5) Reviewed the respective publicly reported financial condition and results of operations of Dime and Washington Mutual and compared them with those of publicly traded companies that Merrill Lynch deemed to be relevant;

          (6) Compared the proposed financial terms of the merger with the financial terms of other transactions that Merrill Lynch deemed to be relevant;

          (7) Participated in discussions and negotiations among representatives of Dime and Washington Mutual and their respective financial and legal advisors with respect to the merger;

          (8) Reviewed the potential pro forma impact of the merger;

          (9) Reviewed the merger agreement; and

          (10) Reviewed other financial studies and analyses and took into account other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by Merrill Lynch or publicly available, and did not assume any responsibility for independently verifying such information, and Merrill Lynch did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Dime or Washington Mutual, and was not furnished with any evaluations or appraisals. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of Dime or Washington Mutual, nor reviewed any individual credit files of Dime or Washington Mutual nor was requested to conduct a review of any individual credit files and, as a result, Merrill Lynch assumed that the allowances for loan losses for both Dime and Washington Mutual are adequate to cover the losses and will be adequate on a pro forma basis for the combined company. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Dime or Washington Mutual. Merrill Lynch reviewed and discussed with the managements of Dime and Washington Mutual publicly available financial forecasts relating to Dime and Washington Mutual and was advised, and assumed, that the forecasts represent reasonable estimates and judgments as to the future financial performance of Dime and Washington Mutual. With respect to other financial and operating information, including, without limitation, projections regarding the cost savings and expenses expected to result from the merger, furnished to or discussed with Merrill Lynch by Dime or Washington Mutual, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior managements of Dime or Washington Mutual. Merrill Lynch further assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to Merrill Lynch as of, the date of the opinion. For the purposes of rendering its opinion, Merrill Lynch assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, including in all respects material to its analysis, that the representations and warranties of each party in the merger agreement and in all related documents and instruments that are referred to in the merger agreement are true and correct, that each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by that party under the merger agreement and any related documents and that all conditions to the consummation of the merger will be satisfied without any waivers. Merrill Lynch also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the future results of operations or financial condition of Dime, Washington Mutual or the combined entity, as the case may be, or on the contemplated benefits of the merger, including the cost savings and expenses expected to result from the merger.

     Merrill Lynch did not consider, nor did it express, any opinion as to the prices at which the Dime common stock or Washington Mutual common stock will trade following the announcement of the merger or the price at which Washington Mutual common stock will trade following the consummation of the merger. In connection with preparation of its opinion, Merrill Lynch was not authorized by Dime or the Dime board of directors to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Dime. Although Merrill Lynch evaluated the fairness, from a financial point of view, of the consideration to be received in the merger, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined through negotiations between Dime and Washington Mutual and approved by the Dime board of directors. No other limitation was imposed on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering its opinion.

     In preparing its opinion to the Dime board of directors, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion or the presentation made by Merrill Lynch to the Dime board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Dime or Washington Mutual. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the Dime board of directors in making its determination to approve the merger agreement and the merger. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the Dime board of directors or Dime's management with respect to the fairness of the consideration to be received in the merger set forth in the merger agreement.

FINANCIAL ANALYSES

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's and Merrill Lynch's opinions dated June 25, 2001 delivered to the Dime board of directors in a joint presentation in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CREDIT SUISSE FIRST BOSTON'S AND MERRILL LYNCH'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S AND MERRILL LYNCH'S FINANCIAL ANALYSES.

SELECTED COMPANIES ANALYSIS

     Dime. Credit Suisse First Boston and Merrill Lynch compared financial and stock market data of Dime and the following five publicly-traded companies in the thrift industry:

     - Charter One Financial, Inc.

     - Golden State Bancorp Inc.

     - GreenPoint Financial Corp.

     - Sovereign Bancorp, Inc.

     - Astoria Financial Corporation

     Credit Suisse First Boston and Merrill Lynch compared the common stock prices for the selected companies and Dime as multiples of estimated earnings per share, commonly referred to as EPS, and estimated cash EPS for calendar years 2001 and 2002, and as multiples of book and tangible book values per share as of March 31, 2001. Credit Suisse First Boston and Merrill Lynch then applied the median multiples, upwardly adjusted by 30% to reflect a control premium, to corresponding financial data for Dime in order to derive implied per share values for Dime. All multiples were based on closing stock prices on June 22, 2001, the last trading day prior to public announcement of the merger. Estimated financial data for Dime and the selected companies were based on research analysts' estimates. The results of this analysis were as follows:

                                                              MEDIAN OF
                                                               SELECTED
                                                              COMPANIES
                                                 MEDIAN OF    WITH A 30%    IMPLIED PER SHARE
                                                 SELECTED      CONTROL       VALUE FOR DIME
                                        DIME     COMPANIES     PREMIUM        COMMON STOCK
                                        -----    ---------    ----------    -----------------
Multiple of Price to:
  2001E EPS...........................  13.2x      11.5x        15.0x            $41.73
  2002E EPS...........................  12.0       10.3         13.4              41.24

  2001E Cash EPS......................  12.0       11.1         14.4              44.18
  2002E Cash EPS......................  11.0       10.0         13.0              43.49

  Book Value..........................   2.57       1.71         2.23             32.01
  Tangible Book Value.................   3.61       2.82         3.66             37.46

     Washington Mutual. Credit Suisse First Boston and Merrill Lynch compared financial and stock market data of Washington Mutual and the following six publicly-traded companies in the thrift industry:

     - Golden West Financial Corporation

     - Charter One Financial, Inc.

     - Golden State Bancorp Inc.

     - GreenPoint Financial Corp.

     - Sovereign Bancorp, Inc.

     - Astoria Financial Corporation

     Credit Suisse First Boston and Merrill Lynch compared the common stock prices for the selected companies and Washington Mutual as multiples of estimated EPS and cash EPS for calendar years 2001 and 2002, and as multiples of book and tangible book values per share as of March 31, 2001. Credit Suisse First Boston and Merrill Lynch then applied the median multiples derived from the selected companies to corresponding financial data for Washington Mutual in order to derive implied per share values for Washington Mutual. All multiples were based on closing stock prices on June 22, 2001, the last day of trading prior to public announcement of the merger. Estimated financial data for Washington Mutual and the selected companies were based on research analysts' estimates. The results of this analysis were as follows:

                                                 MEDIAN OF
                                   WASHINGTON    SELECTED      IMPLIED PER SHARE VALUE FOR
                                     MUTUAL      COMPANIES    WASHINGTON MUTUAL COMMON STOCK
                                   ----------    ---------    ------------------------------
Multiple of Price to:
  2001E EPS......................    12.0x         11.9x                  $38.47
  2002E EPS......................    11.0          10.7                    37.88

  2001E Cash EPS.................    11.6          11.2                    37.30
  2002E Cash EPS.................    10.5          10.1                    36.56

  Book Value.....................     2.71          1.85                   27.32
  Tangible Book Value............     3.30          2.82                   35.87

     None of the selected companies is identical to Dime or Washington Mutual. Accordingly, an analysis of the results of the Selected Companies Analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of Dime, Washington Mutual and the selected companies.

     SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, Credit Suisse First Boston and Merrill Lynch reviewed the multiples implied by the purchase prices paid or proposed to be paid, at the time of public announcement, of the following 12 transactions announced since January 1, 2000 in the commercial banking and thrift industries with transaction values over $1 billion:

                      ACQUIROR                                      TARGET
                      --------                                      ------
    - BNP Paribas                                BancWest Corporation
    - Citigroup Inc.                             European American Bank
    - Royal Bank of Canada                       Centura Banks, Inc.
    - BB&T Corporation                           F&M National Corporation
    - ABN AMRO N.V.                              Michigan National Corporation
    - Fifth Third Bancorp                        Old Kent Financial Corporation
    - Comerica Incorporated                      Imperial Bancorp
    - Fleet Boston Financial Corporation         Summit Bancorp
    - Washington Mutual, Inc.                    Bank United Corp.
    - M&T Bank Corporation                       Keystone Financial, Inc.
    - Wells Fargo & Company                      First Security Corporation
    - BB&T Corporation, Inc.                     One Valley Bancorp, Inc.

     Credit Suisse First Boston and Merrill Lynch compared equity values in the selected transactions as multiples of the respective target's latest 12 months EPS, forward EPS and its latest available book value and tangible book value to the corresponding multiples implied by the consideration to be paid in the merger of Dime and Washington Mutual based on the average closing price of Washington Mutual common stock for the five trading days ending June 22, 2001. Credit Suisse First Boston and Merrill Lynch then applied the median multiples derived from the selected transactions to corresponding financial data for Dime in order to derive implied per share values for Dime. The results of this analysis were as follows:

                                         WASHINGTON     MEDIAN OF
                                          MUTUAL/        SELECTED      IMPLIED PER SHARE VALUE
                                            DIME       TRANSACTIONS     FOR DIME COMMON STOCK
                                         ----------    ------------    -----------------------
Multiple of Price to:
  Latest 12 Months EPS.................    17.9x          15.3x                 $37.39
  Forward EPS..........................    15.8           14.1                   39.34
  Book Value...........................     3.08           2.24                  32.22
  Tangible Book Value..................     4.33           2.85                  29.18

     Credit Suisse First Boston and Merrill Lynch also compared equity values in the two most recent selected transactions in the New York metropolitan area, the Citigroup/European American Bank and FleetBoston/Summit transactions, as multiples of the respective target's latest 12 months EPS, forward EPS and its latest available book value and tangible book value with corresponding multiples implied by the consideration to be paid in the merger of Dime and Washington Mutual based on the average closing price of Washington Mutual common stock for the five trading days ending June 22, 2001. Credit Suisse First Boston and Merrill Lynch also compared the premium paid over tangible book value as a percentage of deposits in the two most recent selected transactions with the corresponding premium implied by the consideration to be paid in the merger based on the average closing price of Washington Mutual common stock for the five trading days ending June 22, 2001. The results of this analysis were as follows:

                                             WASHINGTON
                                              MUTUAL/      CITIGROUP/EUROPEAN    FLEETBOSTON/
                                                DIME         AMERICAN BANK          SUMMIT
                                             ----------    ------------------    ------------
Multiple of Price to:
  Latest 12 Months EPS.....................    17.9x             14.5x              14.2x
  Forward EPS..............................    15.8              13.1               12.5
  Book Value...............................     3.08              2.56               2.35
  Tangible Book Value......................     4.33              3.34               2.91
  Tangible Premium to Deposits.............    27.9%             13.1%              17.9%

     No company or transaction used in the Selected Transactions Analysis is identical to Dime, Washington Mutual or the proposed merger. Accordingly, an analysis of the results of the Selected Transactions Analysis involves complex considerations of the companies involved and the transactions and other factors that could affect the acquisition value of the companies and Dime.

DISCOUNTED CASH FLOW ANALYSIS

     Dime. Credit Suisse First Boston and Merrill Lynch performed a discounted cash flow analysis of Dime to estimate the present value of the stand-alone excess equity flows that Dime could generate for fiscal years 2001 through 2006. Credit Suisse First Boston and Merrill Lynch calculated a range of estimated terminal values by applying multiples ranging from 9.0x to 11.0x to Dime's projected earnings for fiscal year 2006. Estimated financial data for Dime, including Dime's long-term EPS growth rate of 11%, were based on research analysts' estimates. The present value of the excess equity flows and terminal value was calculated using discount rates ranging from 12% to 14%, which Credit Suisse First Boston and Merrill Lynch viewed as the appropriate range of discount rates for a company with Dime's risk characteristics. This analysis was based on a 5.0% growth rate in assets for Dime and a target tangible common ratio of 5.5% for Dime. "Tangible common ratio" refers to common stockholders equity minus intangibles divided by total assets minus intangibles.

     This analysis indicated the following implied per share reference range for
Dime:

                       IMPLIED PER SHARE REFERENCE RANGE

                                $29.00 to $36.55

     Washington Mutual. Credit Suisse First Boston and Merrill Lynch performed a discounted cash flow analysis of Washington Mutual to estimate the present value of the stand-alone excess equity flows that Washington Mutual could generate for fiscal years 2001 through 2006. Credit Suisse First Boston and Merrill Lynch calculated a range of estimated terminal values by applying multiples ranging from 9.0x to 11.0x to Washington Mutual's projected earnings for fiscal year 2006. Estimated financial data for Washington Mutual, including Washington Mutual's long-term EPS growth rate of 13%, were based on research analysts' estimates. The present value of the excess equity flows and terminal value was calculated using discount rates ranging from 12% to 14%, which Credit Suisse First Boston and Merrill Lynch viewed as the appropriate range of discount rates for a company with Washington Mutual's risk characteristics. This analysis was based on a 5.0% growth rate in assets for Washington Mutual and a target tangible common ratio of 5.0% for Washington Mutual.

     This analysis indicated the following implied per share reference range for Washington Mutual:

                       IMPLIED PER SHARE REFERENCE RANGE

                                $37.05 to $46.65

     AFFORDABILITY ANALYSIS. Credit Suisse First Boston and Merrill Lynch analyzed the potential pro forma effect of the merger on Dime's and Washington Mutual's estimated EPS for calendar years 2002 through 2004, based on research analysts' estimates, including potential cost savings estimated by management to be achieved in the merger. This analysis was based on an allocation of the consideration to be paid in the merger of 30% in the form of cash and 70% in the form of Washington Mutual common stock, estimated pre-tax cost savings of $140 million, straight-line amortization of core deposit intangibles of $480 million over a seven-year period, $323 million of value attributed to warrants held by Warburg Pincus, a pre-tax restructuring charge of $214 million and a termination fee payment of $76 million to Hudson United Bancorp both financed at a pretax rate of 7.0%. For purposes of analyzing accretion/ (dilution) to Dime's estimated EPS only, the analysis assumed that 100% of the consideration to be received in the merger by the holders of Dime common stock would consist of Washington Mutual common stock. The Affordability Analysis relies on GAAP as modified by the Financial Accounting Standards Board. This analysis indicated the following accretion/(dilution) to Dime's and Washington Mutual's estimated EPS:

                                                              2002    2003    2004
                                                              ----    ----    ----
IMPACT TO WASHINGTON MUTUAL:
  Accretion/(Dilution) -- GAAP..............................  (0.5)%   0.8%    0.7%
  Accretion/(Dilution) -- Cash..............................   0.6     1.7     1.5
IMPACT TO DIME:
  Accretion/(Dilution) -- GAAP..............................  13.6%   17.7%   20.3%
  Accretion/(Dilution) -- Cash..............................  16.5    20.3    22.7

     The actual results achieved by the combined company may vary from projected results and the variations may be material.

     OTHER FACTORS. In rendering their opinions, Credit Suisse First Boston and Merrill Lynch considered other factors for informational purposes, including historical price performance of Dime common stock and Washington Mutual common stock, the relationship between movements in Dime common stock and Washington Mutual common stock and movements in comparable thrift and thrift-like bank indices and the expected long-term EPS growth rates for Dime and Washington Mutual as estimated by research analysts.

     MISCELLANEOUS. Dime has agreed to pay each of Credit Suisse First Boston and Merrill Lynch for their financial advisory services in connection with the merger an aggregate fee equal to a percentage of the total consideration payable in the merger. It is currently estimated that the aggregate fee payable to Credit Suisse First Boston will be no more than approximately $18.75 million, approximately $16.75 million of which is contingent upon consummation of the merger. It is currently estimated that the aggregate fee payable to Merrill Lynch will be no more than approximately $12.5 million, approximately $9.375 million of which is contingent upon consummation of the merger. Dime also has agreed to reimburse Credit Suisse First Boston and Merrill Lynch for all reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel of Credit Suisse First Boston and Merrill Lynch and, with Dime's approval, any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston, Merrill Lynch and related parties against liabilities, including liabilities under the federal securities laws, arising out of their engagement.

     Credit Suisse First Boston, Merrill Lynch and/or their affiliates in the past have provided, and may in the future provide, investment banking and financial services to Dime and Washington Mutual unrelated to the merger, for which services Credit Suisse First Boston and Merrill Lynch have received, and expect to receive, compensation. Credit Suisse Group holds a 19.9% passive profit interest in Warburg, Pincus & Co. and its affiliate, Warburg Pincus LLC, the general partner and manager, respectively, of Warburg, Pincus Equity Partners, L.P., an investment fund that, with certain of its affiliated entities, owns shares of Dime common stock and warrants to purchase shares of Dime common stock. In the ordinary course of business, Credit Suisse First Boston, Merrill Lynch and their affiliates may actively trade the debt and equity securities of Dime and Washington Mutual for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

REASONS OF WASHINGTON MUTUAL FOR THE MERGER

     Washington Mutual's board of directors believes that the merger with Dime will allow Washington Mutual to expand its presence in the State of New York and in the greater New York City metropolitan area in particular. Washington Mutual is currently the second largest single family residential mortgage originator in the State of New York and the acquisition of Dime will provide it with a retail banking presence as well as increased mortgage origination capabilities. Washington Mutual and Dime share similar consumer banking strategies and have compatible deposit products.

     In reaching its conclusions, Washington Mutual's board of directors considered, among other things:

     - information concerning the financial performance and condition, business operations, capital level and asset quality of Dime and projected results and prospects of Washington Mutual and Dime on a combined basis, including anticipated cost savings;

     - the terms of the merger agreement, including the mutual covenants and conditions and the circumstances under which Washington Mutual would receive a termination fee;

     - the likelihood of obtaining the regulatory approvals required to consummate the merger; and

     - the effect of the merger on the depositors, employees, customers and communities served by Washington Mutual.

COMPLETION OF THE MERGER

     The merger will become effective on the date and at the time set forth in the articles of merger to be filed with the Secretary of State of the State of Washington and the certificate of merger to be filed with the Secretary of State of the State of Delaware. We plan to file the articles of merger and the certificate of merger on the first Friday that is a business day and that is at least two business days after the satisfaction or waiver of the closing conditions in the merger agreement. See "-- Conditions to Completion of the Merger" beginning on page 48. We may also mutually agree to a later time for completion of the merger.

     However, if the conditions to closing are met before January 4, 2002, Washington Mutual, as permitted by the merger agreement, intends to deliver an extension notice to Dime. The extension notice must be delivered to Dime within the five business day period beginning on the first business day after the closing conditions are satisfied or waived and would set January 4, 2002 as the date of completion for the merger.

     The merger agreement can be terminated by either party without penalty if the merger is not completed on or before April 30, 2002, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform its obligations under the merger agreement.

CONVERSION OF DIME COMMON STOCK AND DIME STOCK OPTIONS

     CONVERSION OF DIME COMMON STOCK. Upon completion of the merger, each outstanding share of Dime common stock not held by Washington Mutual or Dime, together with the associated rights issued under Dime's stockholder protection rights agreement, will be converted into the right to receive, at the election of each Dime stockholder (but subject to the limitations described below), either:

     - a number of shares of Washington Mutual common stock corresponding to an exchange ratio calculated as described below, or

     - an amount in cash calculated as described below under "Value Per Dime Share" without interest.

The allocation of cash and common stock consideration will be dependent on the election made by other Dime stockholders and Warburg warrantholders and may result in a stockholder or Warburg warrantholder receiving a mixture of stock and cash. See "-- Cash/Stock Election." Shares of Washington Mutual common stock issued in the merger will be accompanied by the requisite number of rights under Washington Mutual's shareholder rights agreement. See "Comparison of Rights of Washington Mutual and Dime Stockholders -- Stockholder Rights Plans."

     Aggregate Consideration. The aggregate consideration to be paid to Dime stockholders and Warburg warrantholders in the transaction will consist of $1,428,809,000 in cash and approximately 92.3 million shares of Washington Mutual common stock. Based on the average closing price for Washington Mutual shares of $38.89 for the five trading days prior to the announcement of the merger on June 25, 2001, this represented approximately 28.5% and 71.5%, respectively, of the value of the aggregate merger consideration (not including merger consideration relating to stock options previously granted under Dime's
stock-based benefit plans initially valued at approximately $     million). To
the extent that the number of shares of Dime common stock outstanding changes as a result of, for example, the exercise of stock options, the aggregate number of shares of Washington Mutual common stock to be issued will change accordingly, but the aggregate cash consideration to be paid will not change. The outcome of the per share consideration adjustment and the cash/stock election procedure (each of which is discussed below) will not change (i) the aggregate number of shares of Washington Mutual common stock to be issued, except in the event that there is a change in the number of Dime shares outstanding as noted above, or
(ii) the aggregate amount of cash to be paid by Washington Mutual as consideration.

     Value Per Dime Share. The value of the merger consideration per share of Dime common stock will be calculated in accordance with the following formula: the sum of (i) $11.6245 and (ii) 0.7511 times the average of the closing prices of Washington Mutual common stock for the ten consecutive full trading days ending on the tenth business day before completion of the merger. The transaction initially valued Dime's common stock at $40.84 per share and produced an implied exchange ratio equal to 1.05 shares of Washington Mutual common stock for each share of Dime common stock based upon a price of $38.89 per share of Washington Mutual common stock, the average closing price for Washington Mutual common stock for the five trading days prior to announcement of the merger. The value of the merger consideration and the actual exchange ratio per Dime share at the completion of the merger will vary from the initial assumed value and implied exchange ratio if the average Washington Mutual common stock price during the ten trading day measurement period is greater or less than $38.89, which is likely.

     Stock/Cash Effects of Fluctuations in Washington Mutual Common Stock Price. Examples of the aggregate consideration and potential effects on the per share merger consideration and the implied exchange ratio based on fluctuations of Washington Mutual common stock price are illustrated below, based upon a range of hypothetical average prices for Washington Mutual common stock during the measurement period.

                         PERCENTAGE
                         CHANGE IN      AGGREGATE       AGGREGATE                        VALUE OF      AGGREGATE
                             WM           CASH        VALUE OF STOCK     AGGREGATE     CONSIDERATION     CASH/      IMPLIED
 WM MEASUREMENT PERIOD     STOCK      CONSIDERATION   CONSIDERATION    CONSIDERATION     PER DIME        STOCK      EXCHANGE
AVERAGE STOCK PRICE(1)    PRICE(2)        ($MM)          ($MM)(3)        ($MM)(3)        SHARE(4)      PERCENTAGE   RATIO(4)
----------------------   ----------   -------------   --------------   -------------   -------------   ----------   --------
$48.6150...............     +25%         $1,429           $4,488          $5,917         $48.1396      24.2/75.8     0.9902x
 46.6704...............     +20           1,429            4,309           5,738          46.6790      24.9/75.1     1.0002
 44.7258...............     +15           1,429            4,129           5,558          45.2184      25.7/74.3     1.0110
 42.7812...............     +10           1,429            3,950           5,379          43.7578      26.6/73.4     1.0228
 40.8366...............      +5           1,429            3,770           5,199          42.2972      27.5/72.5     1.0358
 38.8920...............      --           1,429            3,591           5,020          40.8366      28.5/71.5     1.0500
 36.9474...............      -5           1,429            3,411           4,840          39.3760      29.5/70.5     1.0657
 35.0028...............     -10           1,429            3,232           4,661          37.9154      30.7/69.3     1.0832
 33.0582...............     -15           1,429            3,052           4,481          36.4548      31.9/68.1     1.1028
 31.1136...............     -20           1,429            2,872           4,301          34.9942      33.2/66.8     1.1247
 29.1690...............     -25           1,429            2,693           4,122          33.5336      34.7/65.3     1.1496

-------------------------
(1) Average closing stock price of Washington Mutual common stock during the ten trading day measurement period.

(2) Percentage difference between average Washington Mutual common stock price during the ten trading day measurement period and $38.8920, which was the average closing stock price for Washington Mutual common stock for the five trading days prior to announcement of the transaction on June 25, 2001.

(3) Aggregate stock consideration valued using the pre-closing average stock price for Washington Mutual common stock during the ten trading day measurement period (see column 1) and assuming that 92,321,144 shares of Washington Mutual common stock will be issued in the transaction (including with respect to Warburg's "deemed warrant shares" but not including merger consideration relating to stock options issued under Dime's stock-based benefit plans).

(4) Stock consideration per Dime share and cash consideration per Dime share valued using the pre-closing average stock price for Washington Mutual common stock during the ten trading day measurement period (see column 1).

     CONVERSION OF DIME STOCK OPTIONS. Each option to acquire Dime common stock outstanding and unexercised immediately prior to completion of the merger will be converted into an option to purchase Washington Mutual common stock, with the following adjustments:

     - the number of shares of Washington Mutual common stock subject to the adjusted option will equal the product of the number of shares of Dime common stock subject to the original option and the exchange ratio (rounded up to the nearest share); and

     - the exercise price per share of Washington Mutual common stock subject to the adjusted option will equal the exercise price under the original option divided by the exchange ratio (rounded down to the nearest cent).

     The duration and other terms of each adjusted option will be the same as the original Dime stock option. Options that are incentive stock options under the federal tax code will be adjusted in the manner prescribed by the federal tax code.

     Where any Dime stock options have tandem stock appreciation rights associated with them, the stock appreciation rights will be adjusted in the same manner, and consistent with, the adjustment of the related stock option. Where Dime stock options also, upon exercise, provide a right to receive Dime Litigation Tracking Warrants (or their economic value), they will, upon adjustment, provide a similar right with respect to Litigation Tracking Warrants that relate to Washington Mutual, rather than Dime, common stock.

     Upon completion of the merger, the restrictions on each share of restricted stock issued pursuant to Dime's stock-based benefit plans will lapse, and each of these shares will be converted into the right to receive the same consideration as a share of Dime common stock. See "Interests of Certain Persons in the Merger -- Effect of the Merger on Existing Dime Stock-Based Rights, Including Stock Options and Stock Grants" on page 55.

     WASHINGTON MUTUAL STOCK. Each share of Washington Mutual common stock and Washington Mutual preferred stock issued and outstanding at the time of the merger will remain outstanding and those shares will be unaffected by the merger.

ELECTION OF CASH OR STOCK CONSIDERATION

     You will have the opportunity to elect to receive for each share of Dime common stock you hold either (i) the value calculated by the formula set forth under " -- Conversion of Dime Common Stock -- Value Per Dime Share" in cash or
(ii) a number of shares of Washington Mutual common stock equal to the cash value of such amount, calculated based on the average Washington Mutual common stock price during the ten trading day measurement period, ending on the tenth business day prior to completion of the merger.

     At least 15 business days before the expected date of completion of the merger, we will mail an election form to each Dime stockholder and each holder of warrants subject to the warrant purchase and voting agreement that they may use to indicate whether they elect to receive their merger consideration in cash or in Washington Mutual common stock. Your election for cash or stock is potentially subject to proration because the amount of cash Washington Mutual will pay in the merger is fixed at $1,428,809,000, and that amount will in all likelihood either be oversubscribed or undersubscribed. For example, if the product of (i) the value to be paid for each Dime share and (ii) the number of Dime shares and warrants for which cash is elected would exceed $1,428,809,000, the amount of cash consideration to be paid to each Dime stockholder or Warburg warrantholder electing to receive cash will be reduced on a pro rata basis, and they will instead receive stock consideration for any Dime shares or warrants for which they do not receive cash. In that case, each Dime stockholder or Warburg warrantholder electing to receive shares of Washington Mutual common stock will receive the full merger consideration for his or her Dime shares in Washington Mutual common stock. If the product of (i) the value to be paid for each Dime share and (ii) the number of Dime shares and warrants for which cash is elected would be less than $1,428,809,000, the amount of Washington Mutual common stock to be distributed to each Dime stockholder and Warburg warrantholder electing to receive stock for their Dime shares will be reduced on a pro rata basis, and they will receive cash consideration for any Dime shares or warrants for which they do not receive Washington Mutual common stock. In that case, each Dime stockholder or Warburg warrantholder electing to receive cash will receive the full merger consideration for his or her Dime shares in cash.

     Some examples of the effects of the proration of the merger consideration are illustrated below (all percentages are approximate). The following examples are based on the assumption that the average price of Washington Mutual common stock during the ten trading day measurement period is $38.8920, the average closing stock price for Washington Mutual common stock for the five trading days prior to the announcement of the merger, and reflect a ten percent decrease and increase in that price to $35.0028 and $42.7812, respectively. The percentage of shares electing cash are shown for illustrative purposes only.

                                IF 85% OF SHARES AND WARRANTHOLDERS        IF 15% OF SHARES AND WARRANTHOLDERS
                                         ELECT CASH, THEN:                          ELECT CASH, THEN:
                                ------------------------------------    ------------------------------------------
                                      STOCKHOLDERS AND WARBURG                   STOCKHOLDERS AND WARBURG
                                 WARRANTHOLDERS ELECTING STOCK WILL     WARRANTHOLDERS ELECTING CASH WILL RECEIVE
                                     RECEIVE ALL WM SHARES, AND                       ALL CASH, AND
                                ------------------------------------    ------------------------------------------
                                      STOCKHOLDERS AND WARBURG                   STOCKHOLDERS AND WARBURG
                                 WARRANTHOLDERS ELECTING CASH WILL          WARRANTHOLDERS ELECTING STOCK WILL
                                              RECEIVE:                                   RECEIVE:
                                ------------------------------------    ------------------------------------------
   WM AVERAGE PRICE DURING      % OF DIME SHARES    % OF DIME SHARES     % OF DIME SHARES       % OF DIME SHARES
PRE-CLOSING MEASUREMENT PERIOD    IN WM SHARES          IN CASH            IN WM SHARES              IN CASH
------------------------------  ----------------    ----------------    -------------------    -------------------
$42.7812.....................          69%                 31%                  87%                    13%
$38.8920.....................          67%                 33%                  85%                    15%
$35.0028.....................          65%                 35%                  83%                    17%

     This table is used solely for purposes of illustration. The actual elections and the Washington Mutual stock price are likely to differ, perhaps significantly. The three prices used for Washington Mutual common stock reflect the average of the closing stock prices of Washington Mutual common stock for the five trading days prior to announcement of the merger on June 25, 2001 ($38.892) and a 10% change upwards and downwards.

     If you do not make a proper election within the time prescribed in the election form, then you will be deemed to have made an election to receive Washington Mutual common stock. Election forms must be returned by 5:00 p.m., Eastern time, on the twentieth business day following but not including the date of mailing of the election form or another date as agreed upon by Washington Mutual and Dime. Dissenting stockholders will be deemed to have made an election to receive cash, and will not be subject to proration. You may change or revoke your election by written notice to the exchange agent if such notice is received before the election deadline.

EXCHANGE OF SHARES; FRACTIONAL SHARES

     Exchange of Shares. At or promptly after the election deadline, Washington Mutual will deposit with an exchange agent, to be selected by Washington Mutual with Dime's reasonable consent, certificates representing shares of Washington Mutual common stock and sufficient cash for conversion of shares as described under "-- Conversion of Dime Common Stock and Dime Stock Options".

     DIME COMMON STOCK CERTIFICATES SHOULD NOT BE SENT TO DIME OR WASHINGTON MUTUAL AT THIS TIME. DIME STOCKHOLDERS WILL RECEIVE INSTRUCTIONS FOR SURRENDERING THEIR CERTIFICATES WITH THEIR ELECTION FORM AND RELATED LETTER OF TRANSMITTAL.

     Fractional Shares. Washington Mutual will not issue fractional shares of Washington Mutual common stock to Dime stockholders in the merger. There will be no dividends or voting rights with respect to any fractional shares. For each fractional share of Washington Mutual common stock that would otherwise be issued, Washington Mutual will pay cash, without interest, in an amount equal to the product of:

     - the fraction of a whole share that would otherwise have been issued multiplied by

     - the average of the closing sale prices of Washington Mutual common stock on the New York Stock Exchange for the ten trading days immediately preceding the date the merger is completed.

LITIGATION TRACKING WARRANTS

     Holders of litigation tracking warrants are not required to take any action at this time. Holders of Dime's litigation tracking warrants will be entitled to receive, upon exercise of the litigation tracking warrants after completion of the merger, in accordance with the terms of the warrant agreement governing the issuance of the litigation tracking warrants, for each litigation tracking warrant they hold, shares of Washington Mutual common stock instead of shares of Dime common stock. In addition, holders of options to acquire Dime common stock, shares of restricted Dime stock or other equity-based compensation that currently entitle the holder to receive litigation tracking warrants (or where there are stock appreciation rights, their value) will after the merger be entitled to receive litigation tracking warrants (or their value) representing the right to receive shares of Washington Mutual common stock upon exercise of those litigation tracking warrants.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties made by each of Washington Mutual and Dime regarding the following matters, among others:

     - corporate organization, existence and good standing;

     - capitalization;

     - corporate power and authority to enter into the merger agreement and the enforceability of the merger agreement;

     - due authorization, execution and delivery of the merger agreement;

     - the fact that neither the merger agreement nor the transactions contemplated in the merger agreement violate:

      - the certificate or articles of incorporation or the bylaws of either party,

      - applicable law, or

      - certain material agreements, instruments or obligations;

     - governmental and third party approvals;

     - timeliness of regulatory filings;

     - accuracy and content of its financial statements and filings with the SEC;

     - broker's fees payable in connection with the merger;

     - the absence of material adverse changes in each party's business since December 31, 2000;

     - pending or threatened legal proceedings and regulatory actions;

     - compliance with applicable law;

     - agreements or understandings with regulatory agencies; and

     - the absence of undisclosed liabilities.

     Dime has also made certain other representations and warranties to Washington Mutual regarding, among others things:

     - the filing and accuracy of its tax returns and payment or provision for its taxes;

     - employee benefit plans and related matters;

     - material contracts;

     - title to real, personal and leased property;

     - insurance coverage;

     - environmental liabilities;

     - the opinions of its financial advisors;

     - loans;

     - labor disputes and practices, including proceedings related to unfair labor practices; and

     - Community Reinvestment Act agreements.

CONDUCT OF BUSINESS PENDING THE MERGER

     Dime. Except as expressly contemplated or permitted by the merger agreement, or as required by applicable law, Dime has agreed to, and to cause each of its subsidiaries to, until the completion of the merger:

     - conduct its business in the ordinary and usual course consistent with past practice;

     - use its reasonable best efforts to preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees; and

     - refrain from taking any action reasonably likely to adversely affect or delay its ability to complete the transactions described in the merger agreement or to obtain any governmental approvals necessary to complete those transactions.

     Except as expressly contemplated or permitted by the merger agreement, or as required by applicable law, Dime has agreed that prior to the completion of the merger, without the prior written consent of Washington Mutual, it will not, and it will cause its subsidiaries not to, among other things:

     - adjust, split, combine, reclassify, redeem, purchase or otherwise acquire any shares of its stock;

     - grant any stock appreciation rights or rights to acquire its capital stock;

     - declare or pay any dividends or distributions on any shares of its stock, except for:

      - regular quarterly cash dividends on Dime common stock at the same rate paid by it in the fiscal quarter during which the merger agreement was signed, as long as it does not need to borrow money to pay that dividend, and

      - dividends paid by any of Dime's subsidiaries to Dime or any of its wholly-owned subsidiaries;

     - sell, transfer, mortgage or encumber or otherwise dispose of any of its material properties or assets or cancel, release, or assign any material indebtedness to any person;

     - acquire or invest in, or make a material purchase of, any property or assets of any other entity (other than a wholly owned subsidiary of Dime);

     - enter into, renew, extend or terminate any loan, lease, contract or other agreement that involves amounts above a specified limit, make any change to the lease relating to North American Mortgage Company's headquarters in Tampa, Florida or make a material change in any of Dime's other leases or other material agreements;

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

     - materially increase compensation or fringe benefits of any of its employees, pay any pension or retirement allowance not required under an existing plan or agreement, enter into or modify any employee benefit plan or employment agreement, hire any new executive officers, or accelerate the vesting of any stock options;

     - make capital expenditures relating to technology initiatives;

     - expand its private banking business in any material respect;

     - open, relocate or close any branch office or loan production or servicing facility or make any application to do so;

     - make or acquire loans or issue commitments for any loans above specified limits;

     - take any action that would result in a discretionary release of collateral or guarantees, restructure any loan or commitment for any loan with principal balances above a specified amount, or agree to guarantee the obligations of any person other than its wholly owned subsidiaries;

     - settle any litigation involving monetary damages or agree or consent to the issuance of any injunction, decree, order, agreement or judgment restricting its business or operations;

     - amend its certificate of incorporation, bylaws or similar governing documents or enter into a plan of merger, consolidation or other similar agreement;

     - materially change its investment securities portfolio or the manner in which its portfolio is classified or reported;

     - make any material change in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans;

     - make any material change in its policies and practices with respect to hedging its loan positions or commitments, or, without prior notice to Washington Mutual, make any material change in its policies and practices with respect to pricing of its other products and services;

     - take any action intended or reasonably expected to result in any of its representations or warranties included in the merger agreement being or becoming untrue in any material respect, in any closing condition not being satisfied, or in a material violation of any provision of the merger agreement;

     - make any changes in its accounting methods or method of tax accounting;

     - enter into any commercial securitization of loans or create any special purpose funding entity;

     - enter into, amend or terminate any agreement between Dime or any of its subsidiaries, on the one hand, and Warburg or any of its affiliates, on the other;

     - introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements, without prior notice to Washington Mutual;

     - make or change any tax election, settle or compromise any material tax liability, agree to an extension of the statute of limitations with respect to the assessment or determination of any taxes, enter into any closing agreement with respect to any tax or surrender any right to claim a tax refund;

     - intentionally take, or intentionally fail to take, any action that would reasonably be expected to materially and adversely impair or delay the transactions contemplated by the merger agreement; or

     - agree to or make any commitment to take any of the actions listed above.

     Washington Mutual. Except as expressly contemplated or permitted by the merger agreement or required by applicable law, Washington Mutual has agreed that prior to the completion of the merger it will not, without the prior written consent of Dime:

     - amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to Dime's stockholders;

     - take any action intended or reasonably expected to result in any of its representations or warranties included in the merger agreement becoming untrue in any material respect, or in any closing condition not being satisfied or in a material violation of any provision of the merger agreement;

     - intentionally take, or intentionally fail to take, any action that would reasonably be expected to materially and adversely impair or delay the transactions contemplated by the merger agreement; or

     - agree to or make any commitment to take any of the actions listed above.

ACQUISITION PROPOSALS BY THIRD PARTIES

     Dime has agreed that it will not initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in negotiations concerning, or provide any nonpublic information to, or have discussions with, any third party relating to any acquisition proposal, or waive, redeem or amend its stockholder protection rights agreement (also known as a "poison pill") or redeem the rights issued under its stockholder protection rights agreement in connection with any acquisition proposal.

     For purposes of the merger agreement, the term acquisition proposal means (except for the transactions contemplated by the merger agreement) any:

     - tender or exchange offer, or proposal for a merger, consolidation or other business combination involving Dime or any of its subsidiaries,

     - any proposal or offer to acquire more than 15% of the voting power in Dime or any of its subsidiaries, or

     - any proposal or offer to acquire more than 15% of the business, assets or deposits of Dime or any of its subsidiaries.

     However, if Dime receives an unsolicited bona fide acquisition proposal and Dime's board of directors concludes in good faith that the proposal constitutes or is reasonably likely to result in a superior proposal, Dime may provide nonpublic information and engage in negotiations or have discussions relating to the proposal to the extent its board of directors concludes in good faith (based on the advice of Dime's outside legal counsel) that failure to take those actions would more likely than not violate its fiduciary duties under applicable law. Before providing any nonpublic information, Dime must enter into a confidentiality agreement with the third party that is no less favorable to Dime than the confidentiality agreement existing between Dime and Washington Mutual.

     For purposes of the merger agreement, a superior proposal is a bona fide written

     - tender or exchange offer, or proposal for a merger, consolidation or other business combination involving Dime,

     - proposal or offer to acquire a majority of the voting power in Dime, or

     - proposal or offer to acquire a majority of the business, assets or deposits of Dime,

which Dime's board of directors concludes in good faith is more favorable, from a financial point of view, to Dime's stockholders than the merger and the other transactions contemplated by the merger agreement, after

       - receiving the advice of its financial advisors (who must be nationally recognized investment banking firms),

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

       - taking into account the likelihood of completion of the proposed transaction as compared to, and with due regard for, the terms of the merger agreement, and

       - taking into account all legal (with the advice of outside counsel), financial (including the financing terms of the proposal), regulatory and other aspects of the proposal, and any other relevant factors permitted under applicable law.

     Dime has also agreed to the following:

     - that its board of directors will recommend approval of the merger to its stockholders and will not withdraw, modify or take any other action or make any public statement in connection with the special meeting that is inconsistent with that recommendation unless (1) the board determines in good faith, based on advice of outside counsel, that failure to take that action would result in a violation of its fiduciary duties under applicable law, and (2) if the board intends to take the action following an acquisition proposal,

      - the Dime board of directors must have complied with its obligations relating to acquisition proposals described above;

      - the Dime board of directors must have concluded in good faith that the acquisition proposal constitutes a superior proposal, after considering any changes which may be offered by Washington Mutual as described below; and

      - Dime must give Washington Mutual at least five business days to respond to the acquisition proposal and Dime and its financial and legal advisors must negotiate with Washington Mutual in good faith to make adjustments to the merger agreement offered by Washington Mutual during that time so that the acquisition proposal ceases to constitute a superior proposal;

     - to submit the merger agreement to its stockholders for their adoption, even if the Dime board of directors has changed its recommendation regarding the merger;

     - not to submit any other acquisition proposal to its stockholders for their approval;

     - to cease any activities, negotiations or discussions with any persons with respect to acquisition proposals and to use reasonable best efforts to enforce any confidentiality or similar agreement relating to acquisition proposals; and

     - to promptly advise Washington Mutual of receiving an acquisition proposal regarding the substance of the proposal and the identity of the person making the proposal, and to keep Washington Mutual updated as to developments relating to the acquisition proposal.

DIVIDENDS

     We will coordinate the declaration and payment of regular quarterly cash dividends on Washington Mutual common stock and Dime common stock with the intent that Dime stockholders will not receive more than one dividend, or fail to receive one dividend, for any single quarter.

OTHER AGREEMENTS

     The merger agreement contains other agreements, in addition to the covenants relating to the conduct of business described above, including the following:

     - to use our reasonable best efforts to complete the merger;

     - to cooperate with each other and to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, including this document and the registration statement of which this document is a part, and to obtain and comply with all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement;

     - not to take any action that could prevent the merger from qualifying as a reorganization under the Internal Revenue Code;

     - to provide each other, upon request, with all information concerning ourselves and our subsidiaries, directors, officers and stockholders and other matters for purposes of this document and other filings and statements made in connection with the merger;

     - to notify each other of any communication from any governmental entity that causes us to believe there is reasonable likelihood that any requisite regulatory approval will not be obtained or will be materially delayed or conditioned;

     - to give notice to each other of any change or event that would have a material adverse effect on us or that would be reasonably likely to cause or constitute a material breach of any of our representations, warranties or covenants in the merger agreement; and

     - to have certain officers of Dime and Washington Mutual meet on a regular basis regarding our businesses and operations.

     Dime has also agreed:

     - to provide Washington Mutual with other information concerning its business, properties and personnel and to give Washington Mutual, upon reasonable notice and subject to applicable law, with certain exceptions, reasonable access to its properties, books, contracts, commitments and records;

     - to take all lawful action to call, give notice of, convene and hold the special meeting of its stockholders as promptly as practicable to consider and vote on the merger agreement and, subject to the right of Dime's board of directors to change its recommendation regarding the merger agreement, as described above under "-- Acquisition Proposal by Third Parties," to take all lawful action to solicit the adoption of the merger agreement by its stockholders;

     - to use its reasonable best efforts to cause each of its directors, executive officers and other affiliates to deliver to Washington Mutual a written agreement relating to the transfer restrictions required by federal securities laws regarding the Washington Mutual common stock held by that person;

     - to provide Washington Mutual with certain information regarding loans to its directors, officers, employees and other affiliates;

     - to provide Washington Mutual with certain information regarding the insurance policies of Dime and its subsidiaries;

     - to cooperate with Washington Mutual to facilitate the redesign of Dime's branch offices.

     Washington Mutual has also agreed:

     - that, upon completion of the merger, it will indemnify and hold harmless the officers, directors and employees of Dime and its subsidiaries for any liabilities incurred in connection with any matters arising out of
       (i) their service as an officer, director or employee of Dime, (ii) the merger agreement, or (iii) the merger;

     - subject to certain limitations, to use its best efforts to provide directors' and officers' liability insurance to Dime's directors and officers immediately prior to completion of the merger for six years after the merger is completed on terms at least as advantageous to those directors and officers as Dime's comparable insurance in place before the completion of the merger;

     - that all provisions of the charter documents of Dime and its subsidiaries in effect on June 25, 2001 regarding the rights of directors, officers and employees of Dime to indemnification and limitation of liability for matters occurring on or prior to completion of the merger will continue in effect after the merger;

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

     - to enter into an agreement with the warrant agent confirming the rights of holders of Dime litigation tracking warrants and to use its best efforts to maintain the trading designation of the litigation tracking warrants on the Nasdaq; and

     - to use its best efforts to cause the shares of Washington Mutual common stock issued in the merger to be approved for listing on the NYSE.

REQUIRED REGULATORY APPROVALS

     We have agreed to use reasonable best efforts to obtain the regulatory approvals required for the merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the "requisite regulatory approvals." See "-- Conditions to the Completion of the Merger" above. The merger of Dime into Washington Mutual and the anticipated merger of Dime's banking subsidiary, The Dime Savings Bank of New York, FSB, into Washington Mutual's wholly owned depository institution, Washington Mutual Bank, FA, are subject to the approval of the Office of Thrift Supervision under the Home Owners' Loan Act of 1933 and the Federal Deposit Insurance Act, respectively, and related Office of Thrift Supervision regulations. This approval requires consideration by the Office of Thrift Supervision of various factors, including assessments of the competitive effect of the contemplated transactions, the managerial and financial resources and future prospects of the resulting institutions and the effect of the contemplated transactions on the convenience and needs of the communities to be served. The Community Reinvestment Act of 1977, as amended, also requires that the Office of Thrift Supervision, in deciding whether to approve the merger of Dime into Washington Mutual and also the merger of Dime Savings Bank into Washington Mutual Bank, FA, assess the records of performance of Dime and the bank subsidiaries of Washington Mutual in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. As part of the review process under the Community Reinvestment Act, it is not unusual for the Office of Thrift Supervision to receive protests and other adverse comments from community groups and others. Each of Dime's and Washington Mutual's primary banking subsidiaries (Dime Savings Bank, Washington Mutual Bank, FA, Washington Mutual Bank and Washington Mutual Bank fsb) currently has an "outstanding" Community Reinvestment Act rating from its primary regulator. The regulations of the Office of Thrift Supervision require publication of notice of, and an opportunity for public comment with respect to, the applications filed in connection with both of these mergers and authorize the Office of Thrift Supervision to hold an informal meeting upon the request of a commenter or on its own initiative, and a formal meeting upon the request of any participant to an informal meeting or on its own initiative, in connection with these applications. Any such meeting or comments provided by third parties could prolong the period during which the mergers are subject to review by the Office of Thrift Supervision.

     Washington Mutual shortly intends to file its application and related notices seeking the requisite Office of Thrift Supervision approval. To date, Washington Mutual has not received any approvals or notices of disapproval. It is anticipated that the Office of Thrift Supervision's review of these applications will involve an analysis of the status of the systems integration of Dime Savings Bank into Washington Mutual Bank, FA and the proposed timetable for the integration of Dime. We cannot be certain that Office of Thrift Supervision approval will be granted and if granted, of the date of this approval or as to what conditions to such grant of approval, if any, may be imposed. In addition, it is possible that the United States Department of Justice or state attorneys general will challenge these mergers.

     Washington Mutual and Dime are not aware of any other significant governmental approvals that are required for consummation of the transactions except as described above. If any other approval or action is required, it is presently contemplated that we would seek to obtain such approval, but we cannot be certain whether or when it could be obtained.

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

CONDITIONS TO COMPLETION OF THE MERGER

     Our obligations to complete the merger are subject to the satisfaction or waiver, where permissible, of a number of conditions, including the following:

     - the merger agreement must be adopted by the holders of a majority of the outstanding shares of Dime common stock entitled to vote on it;

     - the Washington Mutual common stock that is to be issued in the merger must be approved for listing on the NYSE;

     - the registration statement filed with the SEC of which this document is a part must be effective, and no stop order suspending its effectiveness will have been issued, or any proceeding for that purpose initiated or threatened, by the SEC;

     - all regulatory approvals required to complete the transactions contemplated in the merger agreement must have been obtained and must remain in full force and effect and any waiting periods required by law must have expired;

     - there must be no government action or other legal restraint or prohibition preventing completion of the merger or any of the other transactions contemplated by the merger agreement;

     - the representations and warranties of the other party to the merger agreement must be true and correct, except as would not or would not reasonably be expected to have a material adverse effect, and the other party to the merger agreement must have performed in all material respects all obligations required to be performed by it under the merger agreement;

     - Dime must have received an opinion of Sullivan & Cromwell and Washington Mutual must have received an opinion of Simpson Thacher & Bartlett, each dated as of the date the merger is completed, that, on the basis of facts, representations and assumptions set forth in each of these opinions, the merger will be treated as a tax-free reorganization under
       Section 368 of the Internal Revenue Code, each of Dime and Washington Mutual will be a party to that reorganization and, in the case of Sullivan & Cromwell's opinion, subject to customary exceptions and except to the extent of any cash received, no gain or loss will be recognized by Dime stockholders in the merger.

     Washington Mutual's obligation to complete the merger is also subject to the satisfaction or waiver, where permissible, of a number of additional conditions, including the following:

     - none of the regulatory approvals required to complete the merger contain any restriction or condition which would be reasonably expected to have a material adverse effect on Washington Mutual or the surviving corporation;

     - Washington Mutual must have received resignations from those directors of Dime's subsidiaries specified by Washington Mutual; and

     - all conditions to the purchase of warrants by Washington Mutual from each Warburg affiliate under the warrant purchase and voting agreement must have been satisfied or waived.

     In the event that the conditions to closing are met before January 4, 2002 and Washington Mutual delivers an extension notice to Dime in accordance with the merger agreement, Dime will have five business days after it receives the extension notice to deliver to Washington Mutual a certificate confirming that Dime's representations and warranties under the merger agreement are true and correct as of the date on which Dime delivers the certificate.

EMPLOYEE BENEFIT PLANS

     Washington Mutual has agreed from and after the completion of the merger to:

     - begin providing benefits to the employees of Dime and its subsidiaries that are the same as those benefits provided to similarly situated employees of Washington Mutual as soon as practicable after the completion of the merger, but in no event later than the date such employees are placed on the same payroll service as the employees of Washington Mutual, and, until such time, to provide benefits no less favorable than the benefits provided to similarly situated employees of Washington Mutual;

     - comply with the contractual commitments and employee benefit obligations of Dime to its current and former employees in accordance with their terms, and honor all vacation and paid time off for the current employees of Dime and its subsidiaries that has accrued through the date of the merger, in accordance with the Dime policy as in effect on the date of the signing of the merger agreement;

     - provide employees of Dime and its subsidiaries who become employees of Washington Mutual after the merger with credit for the most recent period of uninterrupted service with Dime and any of its subsidiaries (and their predecessors) prior to the completion of the merger (including certain bridging or prior services credit) for all purposes under Washington Mutual's or its subsidiaries' compensation and benefit plans;

     - cause any and all pre-existing condition limitations (to the extent such limitations did not apply to pre-existing conditions under comparable Dime benefit plans) and eligibility waiting periods under group health plans of Washington Mutual to be waived with respect to employees of Dime and its subsidiaries who become employees of Washington Mutual after the merger and who become participants in Washington Mutual's group health plans (as well as their eligible dependents); and

     - use its reasonable efforts to give credit for, or otherwise take into account, the out-of-pocket expenses and annual expense limitations paid by employees of Dime and its subsidiaries who become employees of Washington Mutual after the merger under the comparable Washington Mutual compensation and benefit plans in which these employees will participate in respect of the year in which the merger occurs.

     Subject to the limitations described above, Washington Mutual and its subsidiaries will be entitled to amend, modify or terminate any compensation and benefit plans, or other contracts, arrangements, commitments or understandings, in a manner consistent with their terms and applicable law.

     Dime has agreed, or to cause its subsidiaries to agree, to:

     - amend all existing 401(k) plans to prevent any new loans from being made to any participants in such plans;

     - amend its severance pay programs for employees, before the merger is completed, to require that all payments to be made to any participants under those programs shall be in lump sum cash payments only, and not paid in installments over time;

     - use its reasonable best efforts to cause any employees of Dime or its subsidiaries who have employment, change-in-control or severance agreements to agree to receive any severance or other related payments to which they are entitled under those agreements, which would otherwise be paid in installments over time (other than if any such installments payments are payable either in respect of a covenant not to solicit or are expressly distinguished as not being in respect of any severance obligation), in the form of a lump sum cash payment within thirty days after the date any of these installment payments would otherwise begin to be paid (or, if these installment payments have already begun to be paid, after the date the agreements are amended); and

     - cause the committees under its employee and director umbrella trusts (which are vehicles used to fund or otherwise support participant rights under certain compensation and benefit obligations that Dime and its subsidiaries have with respect to its employees and directors), to each be made up of three members (two of whom shall be Dime senior executive officers and non-employee directors, respectively, with the third member to be selected by Washington Mutual).

     In addition, Dime will be permitted to pay up to an aggregate of $8 million as retention bonuses to employees of Dime or its subsidiaries (but excluding any employees who are already parties to any individual employment or change in control agreements), with any of these bonus amounts to be paid on the earlier to occur of (1) the first anniversary of the completion of the merger and (2) the date an employee who is eligible to receive any such bonus amount is terminated by Dime, Washington Mutual or any of their respective subsidiaries.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the merger is completed by:

     - our mutual consent of Dime and Washington Mutual;

     - either of us if any governmental entity that must grant a regulatory approval has denied approval of the merger by final and nonappealable action or any governmental entity issues a final and nonappealable order prohibiting the completion of the merger;

     - either of us if the merger is not completed on or before April 30, 2002;

     - either of us if the other party is in continuing breach of a representation, warranty or covenant contained in the merger agreement that is not cured within 30 days following written notice to the breaching party or that cannot be cured before the completion of the merger, as long as (1) the party seeking to terminate the merger agreement is not in material breach of any of its representations, warranties or covenants in the merger agreement and (2) the breach would entitle the non-breaching party not to complete the merger;

     - either of us if the required approval of the Dime stockholders is not obtained at the special meeting;

     - Washington Mutual if Dime's board of directors fails to recommend the merger to Dime's stockholders or withdraws, modifies or changes in a manner adverse to Washington Mutual its recommendation or if Dime materially breaches its obligations in connection with the special meeting to vote on the merger by failing to call, give notice of, convene or hold the meeting as set forth in "-- Other Agreements";

     - Washington Mutual if Dime materially breaches any of its agreements described in the first and third paragraphs under "-- Acquisition Proposals by Third Parties"; or

     - Washington Mutual if a tender offer or exchange offer for 25% or more of the outstanding Dime common stock is commenced and Dime's board of directors recommends that Dime stockholders tender their shares in this offer or otherwise fails to recommend that Dime stockholders reject the offer within ten business days after commencement of the offer.

TERMINATION FEES

     Dime must pay to Washington Mutual fees, in amounts described below, if the merger agreement is terminated. If the merger agreement is terminated by:

     - Washington Mutual for the reasons described in the last three bullet points under "-- Termination of the Merger Agreement," then Dime must pay to Washington Mutual a termination fee of $185 million on the second business day after the date of termination;

     - Washington Mutual for the reasons described in the fourth bullet point under "-- Termination of the Merger Agreement" (as long as the applicable breach by Dime is willful) and an acquisition proposal has been publicly announced, communicated or made known to Dime's senior management or board of directors before the date of termination (or an intention, whether or not conditional, to make an acquisition proposal is announced or communicated), then (1) Dime must pay to Washington Mutual $20 million on the second business day after the date of termination and (2) if within 18 months of the termination Dime or any of its subsidiaries enters into a definitive agreement with respect to, or completes, any acquisition proposal, Dime must pay to Washington

       Mutual the remaining $165 million of the termination fee on the date of the execution of that definitive agreement or the completion of the transaction; or

     - either of us if the required approval of Dime stockholders is not obtained at the special meeting and an acquisition proposal has been publicly announced, communicated or made known to Dime's senior management or board of directors before the date of the special meeting (or an intention, whether or not conditional, to make an acquisition proposal is announced or communicated), then (1) Dime must pay to Washington Mutual $20 million on the second business day after the date of termination and (2) if within 18 months of the termination Dime or any of its subsidiaries enters into a definitive agreement with respect to, or completes, any acquisition proposal, Dime must pay to Washington Mutual the remaining $165 million of the termination fee on the date of the execution of that definitive agreement or the completion of the transaction.

     If Dime fails to timely pay the termination fee, Dime will pay the costs and expenses incurred by Washington Mutual to collect such payment, together with interest.

AMENDMENT, EXTENSION AND WAIVER

     Subject to applicable law, we may amend the merger agreement at any time before or after approval by Dime stockholders, so long as the amendment does not reduce or change the form of consideration to be delivered to Dime stockholders after they have adopted the merger agreement. Any amendment to the merger agreement must be in writing and signed on behalf of both of us.

     At any time before the completion of the merger, we may:

     - extend the time for performance of any of the other party's obligations;

     - waive any inaccuracies contained in the representations and warranties in the merger agreement or any document delivered pursuant to the merger agreement; and

     - waive compliance with any of the agreements or conditions contained in the merger agreement.

     Any agreement to an extension or waiver must be in writing signed on behalf of the party agreeing to the extension or waiver.

EXPENSES

     The merger agreement provides that each of us will pay our own costs and expenses in connection with the merger and the transactions contemplated by the merger agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion sets forth the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Dime common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

     For purposes of this discussion, we use the term "U.S. holder" to mean:

     - a citizen or resident of the United States;

     - a corporation created or organized under the laws of the United States or any of its political subdivisions;

     - a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

     - an estate that is subject to United States federal income tax on its income regardless of its source.

     This discussion assumes that you hold your shares of Dime common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

     - a financial institution;

     - a tax-exempt organization;

     - an S corporation or other pass-through entity;

     - an insurance company;

     - a mutual fund;

     - a dealer in securities or foreign currencies;

     - a trader in securities who elects the mark-to-market method of accounting for your securities;

     - a Dime stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code or who may otherwise be subject to the alternative minimum tax provisions of the Internal Revenue Code;

     - a Dime stockholder who received your Dime common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

     - a person that has a functional currency other than the U.S. dollar;

     - a holder of options granted under any Dime benefit plan; or

     - a Dime stockholder who holds Dime common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

     Based on representations contained in representation letters provided by Washington Mutual and Dime and on certain customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time, it is the opinion of Simpson Thacher & Bartlett, counsel to Washington Mutual, and Sullivan & Cromwell, counsel to Dime, that the material United States federal income tax consequences of the merger are as follows:

     - the merger will be treated as a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code;

     - you will not recognize gain or loss if you exchange your Dime common stock solely for Washington Mutual common stock, except to the extent of any cash received in lieu of a fractional share of Washington Mutual common stock;

     - you will recognize gain or loss if you exchange your Dime common stock solely for cash in the merger in an amount equal to the difference between the amount of cash you receive and your tax basis in your shares of Dime common stock;

     - subject to the following paragraph, you will recognize gain (but not loss) if you exchange your Dime common stock for a combination of Washington Mutual common stock and cash in an amount equal to the lesser of:

      - the excess, if any, of:

        - the sum of the cash (excluding any cash received in lieu of a fractional share of Washington Mutual common stock) and the fair market value of the Washington Mutual common stock you receive (including any fractional share of Washington Mutual common stock you are deemed to receive and exchange for cash); over
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

        - your tax basis in the Dime common stock surrendered in the merger; and

      - the cash that you receive in the merger.

     - your tax basis in the Washington Mutual common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash), will equal your tax basis in the Dime common stock you surrendered, increased by the amount of taxable gain, if any, you recognize on the exchange and decreased by the amount of any cash received by you in the merger (excluding any cash received in lieu of a fractional share of Washington Mutual common stock); and

     - your holding period for the Washington Mutual common stock that you receive in the merger will include your holding period for the shares of Dime common stock that you surrender in the exchange.

If you acquired different blocks of Dime common stock at different times and at different prices, any gain or loss you recognize will be determined separately with respect to each block of Dime common stock, and the cash and Washington Mutual common stock you receive will be allocated pro rata to each such block of stock. In addition, your basis and holding period in your Washington Mutual common stock may be determined with reference to each block of Dime common stock.

     Additional Considerations -- Recharacterization of Gain as a Dividend. All or part of the gain you recognize could be treated as ordinary dividend income rather than capital gain if (i) you are a significant shareholder of Washington Mutual or (ii) if taking into account constructive ownership rules, your percentage ownership in Washington Mutual after the merger is not less than what your percentage ownership would have been if you had received Washington Mutual common stock rather than cash in the merger. This could happen, for example, because of your purchase of additional Washington Mutual common stock, a purchase of Washington Mutual common stock by a person related to you or a share repurchase by Washington Mutual from other Washington Mutual stockholders. Because the possibility of dividend treatment depends upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your own tax advisor regarding the potential tax consequences of the merger to you.

     Cash in Lieu of Fractional Shares. You will generally recognize capital gain or loss on any cash received in lieu of a fractional share of Washington Mutual common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share.

     Dissenting Stockholders. Holders of Dime common stock who dissent with respect to the merger as discussed in "-- Appraisal Rights" beginning on page 60, and who receive cash in respect of their shares of Dime common stock will recognize capital gain or loss equal to the difference between the amount of cash received and their aggregate tax basis in their shares.

     Taxation of Capital Gain. Gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your Dime common stock is greater than one year as of the date of the merger. If you are a non-corporate holder of Dime common stock, this long-term capital gain generally will be taxed at a maximum United States federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

     It is a condition to the closing of the merger that each of Washington Mutual and Dime receive an opinion from Simpson Thacher & Bartlett and Sullivan & Cromwell, respectively, that (i) the merger constitutes a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Washington Mutual and Dime will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) in the case of Sullivan & Cromwell's opinion, subject to customary exceptions, and, except to the extent of any cash received, no gain or loss will be recognized by Dime stockholders in the merger, which opinions are in addition to the opinions included in this section. These opinions will be based on updated representation letters provided by Washington Mutual and Dime to be delivered at the time of closing, and on customary factual assumptions and will assume that the merger will be completed according to the

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

terms of the merger agreement. Although the merger agreement allows us to waive this condition to closing, we currently do not anticipate doing so. If either of us does waive this condition, we will inform you of this decision and ask you to vote on the merger taking this into consideration.

     Washington Mutual and Dime have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

     Backup Withholding. If you are a non-corporate holder of Dime common stock you may be subject to information reporting and backup withholding on any cash payments you receive. You will not be subject to backup withholding, however, if you:

     - furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive; or

     - are otherwise exempt from backup withholding.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

     Reporting Requirements. If you receive Washington Mutual common stock as a result of the merger, you will be required to retain records pertaining to the merger and you will be required to file with your United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

     THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGER.

MANAGEMENT AND OPERATIONS OF WASHINGTON MUTUAL FOLLOWING THE MERGER

     General. After the merger is completed, it is anticipated that Dime's wholly owned subsidiary, Dime Savings Bank, will be merged with and into Washington Mutual Bank, FA (an indirect subsidiary of Washington Mutual), with Washington Mutual Bank, FA as the surviving corporation.

     Operations. Washington Mutual intends to introduce its products and services into the existing Dime system and to maintain and expand certain of the commercial lending activities of Dime. Washington Mutual will convert Dime branches to Washington Mutual information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing.

     Cost Savings. Although no assurances can be given that any specific level of expense savings will be realized or as to the timing thereof, Washington Mutual currently expects to achieve substantial savings in the combined company's operating expense base, primarily through elimination of redundant corporate overhead and staff positions and consolidation of back office operations. Washington Mutual estimates that these savings will be fully realized by 2003 and will be approximately $150 million per year on a pre-tax basis; Washington Mutual estimates that it will realize approximately $100 million of pre-tax cost savings in 2002. Washington Mutual estimates that it will record a restructuring charge of approximately $308 million pre-tax in connection with the merger.

     Management After the Merger. Washington Mutual is undertaking a review of its management needs following the merger and intends to retain those personnel it believes will contribute to the implementation of its business strategy.

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

     Board of Directors After the Merger. The board of directors of the combined company following the merger will be the same as the Washington Mutual board of directors prior to the merger, except that promptly after the completion of the merger, Washington Mutual will appoint one member of Dime's board of directors to Washington Mutual's board. The Dime member appointed to the Washington Mutual Board will be appointed by Washington Mutual after consultation with Dime.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Effect of the Merger on Existing Dime Stock-Based Rights, including Stock Options and Stock Grants

     The merger agreement provides that, on completion of the merger, each outstanding and unexercised stock option to purchase shares of Dime common stock under Dime's stock-based benefit plans will no longer represent the right to acquire shares of Dime common stock and will become a right to acquire Washington Mutual common stock. The number of underlying shares of Washington Mutual common stock and the exercise price for each option will be adjusted based upon the exchange ratio, subject to applicable requirements under the Internal Revenue Code with respect to incentive stock options. Rights under existing options with respect to Litigation Tracking Warrants will continue after the merger, subject to appropriate adjustment.

     Adoption of the merger agreement by Dime stockholders will also constitute approval of the conversion of Dime stock options (and related rights with respect to Litigation Tracking Warrants) into Washington Mutual stock options (and related rights to receive Litigation Tracking Warrants) as described above and the assumption by Washington Mutual of the stock-based benefit plans of Dime.

     All outstanding stock options issued under Dime's stock-based benefit plans
prior to September   , 2001 that are not then exercisable will become
exercisable at the completion of the merger under the terms of those plans. For those options accompanied by tandem stock appreciation rights, or SARs, the SARs will generally be exercisable within 60 days after the completion of the merger.
Any restrictions on restricted stock issued prior to September   , 2001 under
Dime's stock-based benefit plans will lapse at the completion of the merger as well.

     As of September   , 2001, there were           shares of Dime common stock
that were the subject of options granted under Dime's stock-based benefit plans
that were not then exercisable, with           tandem SARs. As of the same date,
there were           shares of restricted stock issued under Dime's stock-based benefit plans that remained subject to restrictions. Of these amounts, options
with respect to           shares of stock, of which           are accompanied by
tandem SARs, and           shares of restricted stock will become exercisable or
free of restrictions upon the completion of the merger. The value of those options (based on the difference between stock value and exercise price) and
restricted shares, on September   , 2001, was $     million.

     Effects of the Merger on Existing Dime Incentive Plans, Deferred Compensation Plans and Severance Plans and Agreements

     Dime maintains a Supplemental Executive Retirement Plan -- also known as a SERP -- in which 16 current officers participate, which will be assumed by Washington Mutual. The SERP provides for a benefit, offset by other defined benefit pension plan benefits, generally equal to a stated percentage of average salary and bonus, payable in the form of a single life annuity at age 65, with other forms of benefits available as well and actuarially reduced benefits available commencing at earlier ages. For most SERP participants, average salary and bonus is determined over the three year period that produces the highest average, and bonus amounts may include the value of restricted stock paid in lieu of cash bonuses. Under the SERP, the pension goal (the percentage of average salary and bonus to be payable as an annual SERP benefit) for participants is generally 50% (Mr. Toal's pension goal is 60%). SERP benefits generally require ten years of service to fully vest, except that under the terms of the SERP, in the event of an involuntary termination other than for cause, or a voluntary termination after a material diminution in responsibilities, duties or functions or a reduction in salary, within a stated time frame after the signing of

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

the merger agreement or completion of the merger, the SERP benefits will fully vest (and in the case of Mr. Toal, certain adjustments will be made to the calculation of his average salary and bonus).

     Dime, Dime Savings Bank or their subsidiaries are parties to employment agreements with 23 current executives and change in control agreements with 74 executives, each of which provides for certain payments and benefits following a change in control. For the purposes of each of these agreements, a change in control will occur at the completion of the merger and was also deemed to have occurred upon the signing of the merger agreement.

     The terms of the employment agreements generally extend to March 1, 2004, subject to annual renewal. If, after a change in control and during the term of the agreement in effect at the time of the change in control, any of the covered executives' employment is involuntarily terminated other than for cause (including non-renewal of the agreement), or if any of the covered executives terminates his or her employment after a decrease in annual salary or a material downgrading of duties or responsibilities, the covered executive will receive enhanced severance payments and benefits. Those enhanced payments and benefits generally include:

          (i) payment equal to two or three times the sum of annual salary and target cash incentives for which the officer was eligible immediately before the termination;

          (ii) continuation of all life, disability, medical and dental insurance coverage for the remaining term of the agreement at the time of the termination, subject to certain conditions specified in the agreements;

          (iii) continued exercisability of vested stock options for the remainder of their terms;

          (iv) all unvested stock options will continue to vest and become exercisable as if there had not been a termination of service upon the change in control; and

          (v) a supplemental benefit is generally provided to make up for any lost vesting in defined contribution plan benefits provided by Dime. Relocation benefits are provided in many of the agreements.

     Most of the employment agreements described above also provide that, in the event of a change in control, if an excise tax is payable under Section 4999 of the Internal Revenue Code because benefits provided and the amounts payable under the employment agreements or otherwise that the covered executives receive are deemed to constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code, Dime, or Washington Mutual, as the case may be, will generally make an additional payment or payments (referred to as "280G gross-up payments") so as to provide the executive with the benefits he or she would have received in the absence of such tax. Dime, or Washington Mutual, as the case may be, will not be entitled to a federal income tax deduction for any excess parachute payments, including any 280G gross-up payments.

     One executive vice president will also receive the enhanced payments and benefits described above if he voluntarily terminates his employment during a special 90-day period beginning six months after the completion of the merger. If he terminates his employment voluntarily within this special window period, although his SERP benefit will not become fully vested, he will be provided with a benefit to make up any lost vesting in other defined benefit plans or defined contribution plans maintained by Dime. This same special vesting benefit is provided to other officers with employment agreements who do not otherwise participate in the SERP and will apply as well in the event of an involuntary termination of employment (without cause) or a termination of employment following a reduction in pay or a material reduction in responsibilities.

     The executives who are parties to change in control agreements with Dime or its subsidiaries will generally receive a payment of up to three times annual salary and target bonus after a change in control, on an involuntary termination of employment, or a voluntary termination following a reduction in salary, as described above. Certain of the change in control agreements also provide benefits after other voluntary terminations of employment, generally following a material downgrading of duties or responsibilities.
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

Executives with change in control agreements would also generally be eligible for continued life, disability, medical and dental insurance coverage for a stated period after covered terminations of employment. The change in control agreements generally provide for cutbacks to avoid excise taxes on excess parachute payments under Section 280G of the Internal Revenue Code, although three of these change in control agreements provide for 280G gross-up payments in lieu of a cutback, and ten of these agreements provide for limited exceptions from the cutback requirement. The change in control agreements generally have a current term until March 1, 2003, subject to renewal.

     If the employment of each of the officers covered by agreements described above were to be terminated in a manner resulting in the payment of all benefits thereunder, it is anticipated that the aggregate cash payments, other than SERP benefits, that would be payable to them would be approximately
$          million. That total estimated cost, and the other estimated costs described in this section, would only be incurred if each of the officers terminated employment under circumstances entitling all of them to the benefits described. If a similar triggering event applied to the special SERP vesting benefits described above and it applied to all of the covered officers, it is estimated that the increased cost of such SERP vesting would total approximately
$     million. It is estimated that the cost of the 280G gross-up payments described above, net of reduction for cutbacks, where appropriate, could, if all eligible employees were entitled to such 280G gross-ups, add an additional
$            million in estimated cost.

     For nine current officers of Dime Savings not already vested, death benefits provided under the Dime Savings Bank Key Executive Life Insurance/Death Benefit Plan will be fully vested at the completion of the merger or if, prior to the completion of the merger, there is an involuntary termination of service or a termination after a reduction in salary or a material diminution of duties. The plan provides death benefits of up to six times annual compensation for participants and up to three times annual compensation for other participants. In the absence of a change in control, these death benefits would normally vest depending on length of plan participation, with full vesting only after ten years. Of these participants, if their employment continues into the first quarter of 2002, death benefits totaling approximately $ million, or life insurance benefits in a reduced amount, that would not have been vested will become vested upon completion of the merger.

     The otherwise applicable severance pay programs of Dime and its subsidiaries also provide for enhanced severance payments to all employees in the event of an involuntary termination of employment after a change in control. Under the severance pay programs, in the event the termination of employment occurs after the signing of the merger agreement or the completion of the merger, but before January 1, 2002, an additional payment will be required to be made equal to 25% of the amount of severance pay that is otherwise payable to the affected employee, with a minimum payment also to be made to certain employees of North American Mortgage Company who had not otherwise satisfied the service requirements for severance pay under North American's program. In addition, 383 employees of Dime and its subsidiaries are parties to agreements that will provide additional payments in excess of this generally applicable 25% amount in the same circumstances. If the employment of all of the employees subject to these plan provisions or special agreements were to be involuntarily terminated prior to January 1, 2002, the additional cost of the enhanced severance benefits payable to those employees would total approximately $18.5 million. However, it is not currently anticipated that a significant number of these employees will be terminated prior to January 1, 2002.

     Participants in Dime's Senior Officer Incentive Plan, Senior Management Incentive Plan and Middle Management Incentive Plan will be entitled to receive guaranteed bonus payments for the year 2001 (generally unless the merger is abandoned) and, if they are in service at the completion of the merger, for the year of the completion of the merger, that are not less than their target bonus opportunities for those years (pro-rated if they work less than the full year). Dime currently estimates that the guaranteed bonus payments for 2001 will total $15.1 million.

     Dime's voluntary deferred compensation plans also provide for a special minimum investment return if a deemed investment option is eliminated after the completion of the merger or the signing of the merger agreement. Special valuation rules, based upon the highest closing price of Dime common stock during the

90-day period ending at the completion of the merger, will also apply with respect to deemed investments in Dime phantom stock (and, as appropriate, phantom litigation tracking warrants) under Dime's voluntary deferred compensation plans for both employees and directors. Certain plan participants will receive a distribution of their deferred compensation plan balances upon the completion of the merger.

     Dime and Dime Savings maintain four umbrella trusts, whose purposes are to assure the payment of benefits when due to directors and employees under Dime's benefit plans and arrangements (including employment and change in control agreements). Three of the trusts provide that, on or prior to a change in control (with the completion of the merger constituting a change in control), Dime is to provide the trust with sufficient funds to cover 110% of the present value of the projected cost of cash-based benefits covered by that trust, plus additional amounts to cover trust administration costs and other trust-related expenses. Each of these trusts is administered by an independent trustee. Three of the trusts provide that benefit payments under the plans and arrangements covered by those trusts that are not paid by Dime or Dime Savings (or, as appropriate, Washington Mutual) when due will be paid by the trustee out of trust assets. The fourth trust is a benefit protection trust that is intended to provide legal support to affected employees if, following a change in control, benefits are not paid when due under Dime plans and arrangements that are not covered under another umbrella trust. Any assets of these trusts in excess of those required to cover benefit payments or other expenses are to be returned to Dime or its successor, and all assets of the trust are available to satisfy claims of creditors of Dime. Assets of the trusts remain included on the balance sheet of Dime (and, after the merger, Washington Mutual) until used for trust purposes.

     The merger agreement provides that the trusts will be amended so that after the merger the directors' committee under the trust regarding covered plans for the benefit of directors will be made up of two current non-employee directors of Dime selected by the current director committee (each referred to as a Dime member) and one individual named by Washington Mutual. The employees' committee under the trusts regarding covered plans and arrangements for the benefit of employees will be made up of two current senior executive officers of Dime (each also referred to as a "Dime member") and one individual selected by Washington Mutual. In the event that a Dime member of either committee ceases to serve on the committee, he or she will name his or her successor (or, in the event of death or disability, the other remaining Dime member will name the successor).

     Following a change in control, decisions as to the amount, form and timing of payments to be made by the trusts of the covered benefits may be made by the directors' committee (in the case of covered plans for the benefit of directors) or the employees' committee (in the case of covered plans and arrangements for the benefit of employees).

     Indemnification, Directors' and Officers' Insurance

     The merger agreement requires Washington Mutual, subject to certain exceptions, to indemnify and advance reasonable expenses to persons who were directors, officers or employees of Dime and its subsidiaries prior to the merger who suffer liabilities or losses from any threatened or actual claim or proceeding arising from the merger agreement or the fact that the person was an officer, director or employee of Dime or its subsidiaries. The merger agreement also requires Washington Mutual, subject to certain limitations regarding insurance premium amounts, to cause the officers and directors of Dime immediately before the merger to be covered for six years after the merger by Washington Mutual's directors' and officers' liability insurance policy or a similar policy. Washington Mutual has also agreed that all provisions of the charter documents of Dime and its subsidiaries in effect on June 25, 2001 regarding the indemnification and limitations on liability existing in favor of such directors, officers and employees for matters occurring on or prior to completion of the merger will continue to apply after the completion of the merger.

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

TERM LOAN AGREEMENT

     On July 23, 2001, Dime and Washington Mutual entered into a term loan agreement pursuant to which Dime borrowed $175,000,000 from Washington Mutual. Dime used these funds for general corporate purposes, including the repayment of $150,000,000 principal amount of, together with accrued interest on its outstanding senior debt that matured on July 25, 2001. The maturity date of the term loan is the earliest of:

     - April 30, 2002;

     - 30 calendar days after the termination of the merger agreement (other than a termination by Dime under the fourth bullet point under "-- Termination of the Merger Agreement"); or

     - 15 calendar days after Dime is required to pay a termination fee under the merger agreement.

Interest on the term loan accrues at an interest rate of 4.96% per annum, subject to an adjustment in the interest rate in the event that the merger agreement is terminated as described in the second bullet point above. In the event of a termination of the term loan agreement triggered by the termination of the merger agreement, the adjusted interest rate would be equal to the prevailing market interest rate as determined by the average of quotes obtained from three nationally recognized brokers. In addition, if Dime breaches any of its representations and warranties or fails to comply with certain of its covenants under the merger agreement and such failure continues for 30 days following notice from Washington Mutual, such breach or failure would constitute an event of default under the term loan agreement. In such event or in the event of any other event of default under the term loan agreement, Washington Mutual could declare the loan to be due and payable in full. The loan may be prepaid in whole or in part without premium or penalty at any time by Dime upon three business days notice. If not paid sooner, the loan will be extinguished upon completion of the merger since Dime as borrower will be merged with and into Washington Mutual as lender.

ACCOUNTING TREATMENT

     We intend to treat the merger as a purchase by Washington Mutual of Dime under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Dime will be recorded, as of completion of the merger, at their respective fair values and added to those of Washington Mutual. Financial statements and reported results of operations of Washington Mutual issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Dime.

STOCK EXCHANGE LISTING

     Washington Mutual has agreed to use its best efforts to list on the NYSE the shares of Washington Mutual common stock to be issued (1) in the merger, (2) to the Warburg affiliates pursuant to the warrant purchase and voting agreement and (3) to litigation tracking warrant holders pursuant to the litigation tracking warrant agreement. It is a condition to the consummation of the merger that those shares be approved for listing on the NYSE, subject to official notice of issuance. Following the merger, the shares of Washington Mutual will continue to trade on the NYSE under the symbol "WM."

RESALE OF WASHINGTON MUTUAL COMMON STOCK RECEIVED BY DIME STOCKHOLDERS

     The shares of Washington Mutual common stock that Dime stockholders will own following the merger have been registered under the Securities Act of 1933. They may be traded freely and without restriction by you if you are not an "affiliate" of Dime under the Securities Act. An affiliate of Dime, as defined by the rules under the Securities Act, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Dime. Persons who are affiliates of Dime at the time the merger is submitted for vote of the Dime stockholders may not sell their shares of Washington Mutual common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 issued by the SEC under the Securities Act. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of any class of capital stock.

     The merger agreement requires Dime to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that those affiliates will not offer or sell or otherwise dispose of any of the shares of Washington Mutual issued to those affiliates in the merger in violation of the Securities Act or the related SEC rules and regulations.

     This document does not cover any resale of Washington Mutual common stock received in the merger by any person that may be deemed to be an affiliate of Dime.

APPRAISAL RIGHTS

     Under Delaware Law, holders of Dime common stock who do not wish to accept the merger consideration may elect to have the fair value of their shares of Dime common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the Delaware General Corporation Law.

     The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Appendix D and is incorporated into this summary by reference. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

     All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Dime common stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF DIME COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of Dime's special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This document constitutes notice to the Dime stockholders and the applicable statutory provisions of the Delaware General Corporation Law are attached to this document as Appendix D.

     Any Dime stockholder wishing to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law must satisfy each of the following conditions:

     - the holder must deliver to Dime a written demand for appraisal of its shares before the vote on the merger agreement at Dime's special meeting. This demand will be sufficient if it reasonably informs Dime of the identity of the stockholder and that the stockholder intends by that writing to demand the appraisal of its shares;

     - the holder must not vote its shares of common stock in favor of the merger agreement. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Dime stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

     - the holder must continuously hold its shares from the date of making the demand through the completion of the merger. A stockholder who is the record holder of shares of common stock on

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       the date the written demand for appraisal is made but who thereafter transfers those shares prior to the completion of the merger will lose any right to appraisal in respect of those shares.

     Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

     Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

     - be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on the stock transfer records of Dime, and

     - specify the following:

      - the stockholder's name and mailing address,

      - the number of shares of common stock owned by the stockholder, and

      - that the stockholder intends thereby to demand appraisal of its common stock.

     If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH NOMINEE.

     A stockholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to:

                               DIME BANCORP, INC.
                                589 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                       ATTENTION: ELIZABETH G. KNOERZER,
                              CORPORATE SECRETARY

     Within ten days after the completion of the merger, Washington Mutual must send a notice as to the completion of the merger to each of Dime's former stockholders who has made a written demand for appraisal in accordance with
Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the completion of the merger, but not after that date, either Washington Mutual or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. Washington Mutual is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Washington Mutual will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Since Washington Mutual has no obligation to file a petition, thus

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failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal.

     Under the merger agreement, Dime has agreed to give Washington Mutual prompt notice of any demands for appraisal it receives. Washington Mutual has the right to participate in all negotiations and proceedings with respect to demands for appraisal. Dime will not, except with the prior written consent of Washington Mutual, make any payment with respect to any demands for appraisal, offer to settle, or settle, any demands.

     Within 120 days after the completion of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from Washington Mutual, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Dime received demands for appraisal and the aggregate number of holders of those shares. Washington Mutual must mail this statement to the stockholder by the later of ten days after receipt of the request or ten days after expiration of the period for delivery of demands for appraisals under Section 262.

     A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Washington Mutual. Washington Mutual must then within 20 days file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining what stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION THEY WOULD BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS AS TO FAIRNESS FROM A FINANCIAL POINT OF VIEW ARE NOT NECESSARILY OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

     Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such
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

accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger.

     Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to Washington Mutual a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require written approval of Washington Mutual and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just.

     If Washington Mutual does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, IF YOU ARE A DIME STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

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

                     WARRANT PURCHASE AND VOTING AGREEMENT

     In May 2000, following the receipt of an unsolicited hostile takeover bid by North Fork Bancorporation, Inc. and the termination of a merger agreement that Dime had entered into with Hudson United Bancorp, Dime's board undertook an examination of the company's overall strategy. At that time, Dime's board of directors concluded that it was in the best interests of both the company and its stockholders to evaluate all strategic alternatives, including possible mergers and acquisitions as well as the maintenance of the company's independence. In July 2000, the Dime board of directors approved an investment agreement with Warburg, Pincus Equity Partners, L.P., pursuant to which Warburg and certain of its affiliates invested an aggregate of approximately $238 million in Dime. Warburg acquired approximately 12.5% of Dime's outstanding common stock and warrants to purchase another 12.5% of Dime's outstanding common stock. In addition, as part of the investment agreement, Warburg was granted the right to have one representative serve on Dime's board of directors and two non-voting observers present at Dime board meetings.

     In connection with the execution and delivery of the merger agreement, Washington Mutual entered into a warrant purchase and voting agreement with Warburg, Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners III, C.V., under which these entities agreed, among other things, (1) to sell to Washington Mutual, concurrently with the completion of the merger, the warrants held by them to purchase shares of Dime common stock and (2) to vote all their shares of Dime common stock in favor of the adoption of the merger agreement. In this document, the entities listed above are sometimes referred to as Warburg.

WARRANT PURCHASE

     Warburg owned, as of the date of the warrant purchase and voting agreement, 13,607,664 shares of Dime common stock, warrants to acquire 8,142.738 shares of Dime Series C junior nonvoting convertible preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, and warrants to acquire 5,464.926 shares of Dime Series D junior nonvoting convertible preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share. Under the warrant purchase and voting agreement, Warburg agreed to sell to Washington Mutual, concurrently with the completion of the merger, all of its warrants. In consideration of the sale of the warrants, Warburg will be entitled to receive for its warrants the same amount of merger consideration that it would have received if it were to own an additional 7,903,073 shares of Dime common stock, in lieu of the warrants, immediately prior to the completion of the merger. Warburg will also be able to elect whether it would prefer to receive stock or cash for its shares and will be subject to proration in the same manner as if they were actual shares.

     Warburg and Washington Mutual agreed that the 7,903,073 deemed warrant shares for which Warburg will be entitled to receive merger consideration would replace the number of shares of Dime common stock that Warburg would have been entitled to receive if it had exercised certain rights held by it under the investment agreement between Warburg and Dime. Under the investment agreement, Warburg may require Dime to repurchase the warrants upon certain events, including the execution of definitive documentation relating to a transaction like the merger. Washington Mutual and Warburg agreed that the investment agreement will terminate upon the completion of the merger.

     The number of deemed warrant shares for which Warburg is entitled to receive merger consideration is subject to adjustment if the implied exchange ratio in the merger is changed due to a recapitalization, stock dividend, stock split or similar events or if the merger consideration is otherwise increased. Washington Mutual has agreed not to modify, waive or amend any provision of the merger agreement in a manner that affects the consideration payable to Warburg in connection with the purchase of the warrants.

     The completion of the purchase of the warrants is subject to customary conditions, including the concurrent completion of the merger, receipt of required regulatory approvals, and the absence of injunctions preventing the warrant purchase.

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

VOTING

     Pursuant to the warrant purchase and voting agreement, Warburg agreed (1) to vote all of the shares of Dime common stock owned beneficially or held of record by it in favor of the adoption of the merger agreement, and any other action required in furtherance thereof, (2) to vote against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Dime contained in the merger agreement or of Warburg contained in the warrant purchase and voting agreement and (3) to vote against any acquisition proposal or any other action, agreement or transaction that is intended to, or could reasonably be expected to, materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the merger or the warrant purchase and voting agreement.

     Under the warrant purchase and voting agreement, Warburg granted a proxy to certain officers of Washington Mutual to vote the shares of Dime common stock held by Warburg. The proxy becomes effective upon the receipt by Washington Mutual of all necessary regulatory approvals and consents required to exercise the voting powers granted by the proxy.

TRANSFER AND SOLICITATION RESTRICTIONS

     The warrant purchase and voting agreement prohibits, subject to limited exceptions, Warburg from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Dime common stock held by it. Warburg has agreed not to solicit or facilitate, participate in negotiations relating to, or provide any nonpublic information to any person with respect to, any offer to purchase its shares of Dime common stock or any acquisition proposal relating to Dime. The restrictions described in the preceding sentence do not apply to any actions taken by an affiliate of Warburg in his or her capacity as a director of Dime.

TERMINATION

     Either Washington Mutual or Warburg may terminate the warrant purchase and voting agreement on or after the date of termination of the merger agreement in accordance with its terms.

                      INFORMATION ABOUT WASHINGTON MUTUAL

     With a history dating back to 1889, Washington Mutual is a financial services company committed to serving consumers and small to mid-sized businesses. At June 30, 2001, it had stockholders' equity of $13.4 billion. Based on consolidated assets of $229.3 billion at June 30, 2001, Washington Mutual was the largest savings institution and the seventh largest banking company in the United States.

     Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and Utah, and has operations in 36 other states. Washington Mutual's business, including business conducted through its subsidiaries, is divided into three operating segments:

     - BANKING AND FINANCIAL SERVICES. The banking and financial services group offers a comprehensive line of consumer and business financial products and services to individuals and small and middle market businesses. In addition to traditional banking products, the banking and financial services group offers investment management, securities brokerage services and annuity products through Washington Mutual's subsidiaries and affiliates. The group's services are provided to over five million consumer and business households and are offered through multiple delivery channels, including branches, business banking centers, ATMs, the internet and 24-hour telephone banking centers.

     - HOME LOANS AND INSURANCE SERVICES. The home loans and insurance services group originates, purchases, and services Washington Mutual's single-family residential mortgage assets. These mortgage assets may either be retained in Washington Mutual's loan portfolio, or sold or securitized through secondary market channels. The group's products are made available to consumers through

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

       various distribution channels, which include retail home loan centers, wholesale home loan centers, financial centers and the internet. This group also includes the activities of Washington Mutual Insurance Services, Inc., an insurance agency that supports the mortgage lending process, as well as the insurance needs of all consumers doing business with Washington Mutual. Additionally, this group manages the activities of Washington Mutual's captive reinsurance programs.

     - SPECIALTY FINANCE. The specialty finance group conducts operations through Washington Mutual's banking subsidiaries and Washington Mutual Finance Corporation. This group offers an array of commercial products, all under the Washington Mutual brand name and consumer finance products through Washington Mutual Finance Corporation. Syndicated, asset-based, franchise, and mortgage banker financing are also part of the specialty lending activities conducted by this group. The specialty finance group also provides real estate secured financing for commercial and multi-family properties and residential builder construction finance.

RECENT DEVELOPMENTS

     In a merger that closed in February 2001, Washington Mutual acquired Bank United Corp., the parent company of Bank United, a federal savings association headquartered in Texas. Bank United was merged into Washington Mutual's indirect federal savings association subsidiary, Washington Mutual Bank, FA. The acquisition of Bank United significantly increased Washington Mutual's market share in Texas.

     Washington Mutual also acquired the mortgage origination and securitization operations of The PNC Financial Services Group, Inc. in January 2001. At that time, the mortgage operations of PNC had assets of approximately $7.3 billion. In June 2001, Washington Mutual also acquired Fleet Mortgage Corp. and certain other mortgage lending operations of Fleet National Bank. Fleet's mortgage operations had assets of approximately $7.8 billion at the time of the acquisition. With the acquisitions of the mortgage operations of PNC and Fleet and of Bank United, Washington Mutual is the largest servicer and second largest originator of single-family residential loans in the United States. At June 30, 2001, Washington Mutual had a servicing portfolio of approximately $365.7 billion.

                             INFORMATION ABOUT DIME

     Dime is a unitary savings and loan holding company incorporated in the State of Delaware and headquartered in New York, New York. Through its principal subsidiary, Dime Savings Bank, a federally-chartered savings bank, Dime operates 123 banking branches serving consumers and businesses throughout the greater New York City metropolitan area. Through its mortgage banking subsidiary, North American Mortgage Company, Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States. At June 30, 2001, Dime had consolidated assets of $27.0 billion, deposits of $14.6 billion and stockholders' equity of $1.8 billion.

                 DESCRIPTION OF WASHINGTON MUTUAL CAPITAL STOCK

     Washington Mutual's articles of incorporation currently authorize 1,600,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.

COMMON STOCK

     Each share of common stock is entitled to one vote on all matters properly presented at a meeting of shareholders. Shareholders are not entitled to cumulative voting in the election of directors.

PREFERRED STOCK

     Washington Mutual has outstanding 2,000,000 shares of Series H Preferred Stock. The Series H Preferred Stock is senior to Washington Mutual common stock with respect to the payment of dividends

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

and upon liquidation, dissolution or winding up of Washington Mutual. Holders of Series H Preferred Stock are entitled to receive, when and as declared by the board of directors of Washington Mutual, cash dividends at the annual rate of 7.25% of the $50 per share liquidation preference, equivalent to $3.625 per share, until August 16, 2002 and thereafter at a rate to be set upon the remarketing of the Series H Preferred Stock. Dividends on Washington Mutual common stock may not be paid at any time that the full cumulative dividends on the Series H Preferred Stock have not been paid.

     The Series H Preferred Stock may be redeemed by Washington Mutual, in whole or in part, at any time on or after October 16, 2002 at a redemption price of $50 per share plus accrued and unpaid dividends to the date of redemption. On August 16, 2004, all outstanding shares of Series H Preferred Stock will be redeemed by Washington Mutual at a redemption price of $50 per share plus accrued and unpaid dividends.

     Each share of Series H Preferred Stock carries .10 vote on all matters submitted generally to the shareholders of Washington Mutual, and votes together as a single class with Washington Mutual common stock.

     More information regarding the corporate structure and governance of Washington Mutual is contained in the section entitled "Comparison of Rights of Washington Mutual and Dime Stockholders" beginning on page 67.

                   COMPARISON OF RIGHTS OF WASHINGTON MUTUAL
                             AND DIME STOCKHOLDERS

     Washington Mutual is incorporated under the laws of the State of Washington and Dime is incorporated under the laws of the State of Delaware. The rights of Dime stockholders are governed by the Delaware General Corporation Law, Dime's amended and restated certificate of incorporation and Dime's amended and restated bylaws. The rights of Dime stockholders who receive Washington Mutual shares as a result of the merger, will be governed by the Washington Business Corporation Act, Washington Mutual's amended and restated articles of incorporation and Washington Mutual's restated bylaws. The following discussion summarizes certain material differences between the rights of holders of Dime common stock and Washington Mutual common stock resulting from the differences in their governing documents and Washington and Delaware law. Additional differences between Washington and Delaware law are discussed below in "Certain Differences Between Washington and Delaware Corporate Laws."

     The following summary is not a complete summary and is qualified in its entirety by reference to the governing corporate documents of Washington Mutual and Dime and applicable law. See "Incorporation of Certain Documents by Reference" on page 78.

CAPITAL STOCK

     Washington Mutual. Washington Mutual's articles of incorporation authorize 1,600,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of July 31, 2001, there were 879,443,435 shares of Washington Mutual common stock and 2,000,000 shares of Washington Mutual Series H preferred stock issued and outstanding.

     Dime. Dime's certificate of incorporation currently authorizes the issuance of 390,000,000 shares of capital stock, consisting of 350,000,000 shares of common stock, par value $.01 per share, and 40,000,000 shares of preferred stock, par value $.01 per share. As of July 31, 2001, there were 117,343,344 shares of Dime common stock and no shares of Dime preferred stock issued and outstanding.

BOARD OF DIRECTORS

     Washington Mutual. Washington Mutual's articles of incorporation provide that the number of directors on the Washington Mutual board of directors will be stated in Washington Mutual's bylaws, provided that there shall not be fewer than five directors. Washington Mutual's board of directors can

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

amend the bylaws to change the number of directors without stockholder approval, subject to the simultaneous power of stockholders to amend Washington Mutual's bylaws by a two-thirds affirmative vote. Washington Mutual's bylaws currently provide that the Washington Mutual board of directors shall consist of 16 directors. Washington Mutual's board of directors is divided into three classes, with each class comprising as near as possible to one-third of the total number of directors. All the directors of a particular class are elected in the same year for a three-year term of office; only one class of directors is up for election in any particular year. There is no cumulative voting on the election of directors.

     Dime. Dime's certificate of incorporation provides that the number of directors on the Dime board of directors will be fixed from time to time by a vote of the majority of the directors then in office. Dime's bylaws provide that the board will consist of not less than seven nor more than 24 directors. Dime currently has 18 directors. Like Washington Mutual's articles of incorporation, Dime's certificate of incorporation provides for a board of directors divided into three classes, with as close as possible to one-third of the directors elected annually for three-year terms. There is no cumulative voting on the election of directors.

MONETARY LIABILITY OF DIRECTORS

     Washington Mutual's articles of incorporation and Dime's certificate of incorporation each provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of Washington and Delaware, respectively. Washington Mutual's articles of incorporation and Dime's certificate of incorporation each provide that, if Washington or Delaware law, as the case may be, is amended so as to allow further limitations on director liability, then the articles of incorporation or the certificate of incorporation, as the case may be, will automatically incorporate these further limitations.

INTERESTED STOCKHOLDERS

     Washington Mutual. Washington Mutual's articles of incorporation prohibit, except under certain circumstances, Washington Mutual (or any subsidiary of Washington Mutual) from engaging in certain significant business transactions with a "major stockholder." A "major stockholder" is a person who, together with its associates, acquires without the prior approval of the Washington Mutual board of directors beneficial ownership of five percent or more of Washington Mutual's outstanding voting stock.

     Prohibited transactions include, among others:

     - any merger with, disposition of at least a substantial part of its assets to, acquisition by Washington Mutual of at least a substantial part of the assets of, issuance of securities of Washington Mutual to, or acquisition by Washington Mutual of securities of, a major stockholder;

     - any reclassification of the voting stock of Washington Mutual, recapitalization or other transaction having the effect of increasing the percentage of the voting stock of Washington Mutual, or any subsidiary, owned by a major stockholder; or

     - any partial or complete liquidation, spin off, split off or split up of Washington Mutual or any subsidiary.

     The above prohibitions do not apply, in general, if the specific transaction is approved by:

     - Washington Mutual's board of directors prior to the major stockholder involved in such transaction having become a major stockholder;

     - a vote of at least 80% of the "continuing directors" (defined as those members of Washington Mutual's board prior to the involvement of the major stockholder);

     - a majority of the "continuing directors" if the major stockholder obtained unanimous prior board approval to become a major stockholder;

     - a vote of at least 95% of the outstanding shares of Washington Mutual voting stock, other than shares held by the major stockholder; or
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     - a majority vote of the shares of voting stock and a majority vote of the shares of voting stock owned by stockholders other than any major stockholder if certain other conditions are met.

     Washington Mutual's articles of incorporation also provide that during the time a major stockholder exists, Washington Mutual may voluntarily dissolve only upon (1) the unanimous consent of the Washington Mutual stockholders or (2)(A) the affirmative vote of at least two-thirds of Washington Mutual's board of directors, (B) the affirmative vote of the holders of at least two-thirds of the shares entitled to vote on such a matter and (C) the affirmative vote of the holders of at least two-thirds of the shares of each class of shares entitled to vote on such a matter as a class, if any. In addition, the Washington Business Corporation Act prohibits certain significant business combinations with 10% stockholders, as more fully described in "Certain Differences Between Washington and Delaware Corporate Laws -- Provisions Affecting Control Share Acquisitions and Business Combinations" below.

     Dime. Dime's certificate of incorporation does not contain a similar provision. However, Section 203 of the Delaware General Corporation Law prohibits certain "business combinations" with an "interested stockholder," as more fully described in "Certain Differences Between Washington and Delaware Corporate Laws -- Provisions Affecting Control Share Acquisitions and Business Combinations" below.

STOCKHOLDER PROTECTION RIGHTS PLANS

     Dime. Each share of Dime common stock has attached to it one right issued pursuant to a stockholder protection rights agreement, dated October 20, 1995, as amended, between Dime and Dime Savings Bank, as successor to The First National Bank of Boston, as rights agent.

     Each right entitles its holder to purchase one-hundredth of a share of Dime's participating preferred stock at an exercise price of $50, subject to adjustment, after the separation time, which is after the close of business on the earlier of:

     - the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in a person becoming an acquiring person, which is defined in the rights agreement as a person who, under certain circumstances, becomes the beneficial owner of 20% or more of the outstanding shares of Dime common stock, and

     - the tenth business day after the first date of public announcement that a person has become an acquiring person, which is also called the flip-in date.

     The rights will not be exercisable until the business day following the separation time. The rights will expire on the earliest of:

     - the tenth business day immediately following Dime's 2002 annual stockholders' meeting,

     - their redemption, as described below,

     - an exchange of the rights for Dime common stock, as described below, or

     - Dime's merger into another corporation pursuant to an agreement entered into prior to a flip-in date.

     Dime's board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

     If a flip-in date occurs, each right, other than those held by the acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of Dime common stock having an aggregate market price equal to $100 in cash, subject to adjustment. In addition, the Dime board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of Dime common stock, elect to exchange all of the outstanding rights (other than those held by an acquiring person) for shares of Dime common stock at an exchange ratio of one share of Dime common stock per right appropriately adjusted to reflect any stock split, stock dividend or similar transaction. Dime may, at

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its option, substitute shares of certain types of preferred stock, at a ratio of one one-hundredth of a share of preferred stock for each share of common stock issuable under the rights plan.

     Under the rights agreement, Dime may not consolidate or merge with, sell substantially all of its assets to, or engage in other similar transactions with, an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, (i) each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $100 in cash, subject to adjustment, and (ii) the acquiring person assumes all of Dime's obligations under the rights agreement.

     The rights agreement will not apply to a tender offer that has at least a 50% cash component for all shares and sufficient liquidity in any securities component, provided that the offer is accepted by the beneficial owners of at least 75% of Dime's outstanding common stock.

     Washington Mutual. Washington Mutual has adopted a shareholder rights plan which provides that one right to purchase 1/1,000th of a share of Washington Mutual Preferred Stock, Series RP (the "Washington Mutual Rights") is attached to each outstanding share of Washington Mutual common stock. The Washington Mutual Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a price fair to all shareholders. The Washington Mutual Rights may cause substantial dilution to an acquiring party that attempts to acquire Washington Mutual on terms not approved by Washington Mutual's board of directors, but they will not interfere with any merger or other business combination that is approved by Washington Mutual's board of directors.

     The Washington Mutual Rights are attached to the shares of Washington Mutual common stock. The Washington Mutual Rights are not presently exercisable. At the time an acquiring party (i) acquires beneficial ownership of 15% or more of the outstanding shares of Washington Mutual common stock without the approval of Washington Mutual's board of directors or (ii) commences or publicly announces for the first time a tender offer to do so, the Washington Mutual Rights will separate from the common stock and will become exercisable. Each Washington Mutual Right entitles the holder to purchase 1/1,000th share of Washington Mutual Preferred Stock, Series RP, for an exercise price that is currently $200 per share. Once the Washington Mutual Rights become exercisable, any Washington Mutual Rights held by the acquiring party will be void and, for the next 60 days, all other holders of Washington Mutual Rights will receive, upon exercise of the right, that number of shares of Washington Mutual common stock having a market value of two times the exercise price of the Washington Mutual Right. At any time after the Washington Mutual Rights become exercisable, the Washington Mutual board of directors may exchange all or part of the exercisable rights for common stock in accordance with the rights agreement. The Washington Mutual Rights, which expire on January 4, 2011, may be redeemed by Washington Mutual for $0.001 per right prior to becoming exercisable. Until a Washington Mutual Right is exercised, the holder of that Washington Mutual Right will have no rights as a shareholder of Washington Mutual, including, without limitation, the right to vote or receive dividends.

REMOVAL OF DIRECTORS

     Washington Mutual. Washington Mutual's articles of incorporation provide that directors may only be removed for "good cause," which is not defined. Under Washington Mutual's bylaws, a director may be removed by the vote of the holders of a majority of the shares entitled to vote at an election of the director whose removal is sought.

     Dime. Dime's certificate of incorporation and bylaws provide that directors may be removed only for cause by a vote of at least two-thirds of all outstanding voting shares. Cause for removal will be deemed to exist with respect to a director only if such director (i) has been convicted of a felony by a court of competent jurisdiction, or (ii) has been held liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to Dime and such adjudication is not subject to direct appeal. In addition, the board of directors may, by a majority vote, remove any director who has been removed by the appropriate federal banking agency.
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

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Washington Mutual. Washington Mutual's bylaws provide that a vacancy on Washington Mutual's board arising through resignation, removal or death of an existing director, or by reason of an authorized increase in the number of directors, may be filled by the affirmative vote of four-fifths of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall serve only until the next election of directors by shareholders. If the vacant office was held by a director elected by the holders of one or more authorized classes or series of shares, only the holders of those series may vote to fill the vacancy.

     Dime. Dime's certificate of incorporation and bylaws provide that any vacancy, whether arising through death, resignation, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum. If, and only if, the directors fail so to act to fill a vacancy, Dime's stockholders will fill the vacancy at the next annual meeting of stockholders. Any newly elected director shall hold office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

      MATERIAL DIFFERENCES BETWEEN WASHINGTON AND DELAWARE CORPORATE LAWS

     The Washington Business Corporation Act (WBCA) governs the rights of Washington Mutual stockholders and will govern the rights of Dime stockholders who become stockholders of Washington Mutual upon completion of the merger. The Delaware General Corporation Law (DGCL) governs the rights of current Dime stockholders until completion of the merger. The WBCA differs from the DGCL in many respects. The following discussion summarizes some significant differences between the provisions of the WBCA and the DGCL that could materially affect the rights of Dime stockholders. The following summary is not a complete summary and is qualified in its entirety by reference to the WBCA and the DGCL. See "Incorporation of Certain Documents by Reference" on page 78.

AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION

     Washington Mutual. Under the WBCA, Washington Mutual's board of directors must generally recommend to the stockholders amendments to a corporation's articles of incorporation, unless the board of directors (a) determines that because of a conflict of interest or other special circumstances it should not make such recommendation to the stockholders and (b) communicates the basis for its determination to the stockholders with the amendment. Under the WBCA, amendments to a public corporation's articles of incorporation must generally be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote unless another proportion is specified (i) in the articles of incorporation, (ii) by the board of directors as a condition to its recommendation, or (iii) by other provisions of the WBCA. Subject to some exceptions, Washington Mutual's articles of incorporation require the affirmative vote of the stockholders representing at least a majority of Washington Mutual's issued capital stock at any regular meeting or special meeting duly called for that purpose to effect an amendment. However, an amendment to the provision related to business combinations with a major stockholder described in "Comparison of Rights of Washington Mutual and Dime Stockholders -- Interested Stockholders" above requires the affirmative vote of 95% of the outstanding voting stock held by stockholders other than the major stockholder.

     Dime. Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. Dime's certificate of incorporation corresponds with Delaware law except that it requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares entitled
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

to vote in order to amend the provisions of Dime's certificate of incorporation relating to: (i) the processes of stockholder action, (ii) the number, election, term of office and removal of members of the board of directors, or (iii) the process and votes required for amending the certificate of incorporation and the bylaws.

RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS

     Washington Mutual. The WBCA provides that a special meeting of stockholders of a corporation may be called by its board of directors, by holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the WBCA allows a corporation's articles of incorporation to limit or deny entirely the right of stockholders to call a special meeting. Washington Mutual's articles of incorporation provide that Washington Mutual's board of directors or any person authorized by Washington Mutual's bylaws may call a special meeting. However, authority to call a special meeting is limited to holders of at least 25% of all the votes entitled to be cast on any issue to be considered at the proposed meeting. Washington Mutual's bylaws permit a special meeting to be called by Washington Mutual's board of directors, the chairman of the Washington Mutual board or upon the written request of any director.

     Dime. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Dime's bylaws permit a special meeting of the stockholders to be called only by the chairman of the board (or, if there is no chairman, the chief executive officer) or at the written request of a majority of the directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

     Washington Mutual. The WBCA authorizes corporations to indemnify a director, officer or employee made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under most circumstances. A corporation may not indemnify officers, directors or employees for:

     - intentional misconduct or a knowing violation of the law;

     - conduct finally adjudged to be an unlawful distribution; or

     - any transaction in which that director, officer or employee personally and improperly received a benefit in money, property or services.

     The WBCA's history suggests that a corporation may indemnify its directors, officers and employees for amounts paid in settlement of derivative actions, provided that the director's, officer's or employee's conduct does not fall within one of the categories set forth above. Washington Mutual's articles of incorporation provide that Washington Mutual shall indemnify its directors to the fullest extent permitted by the WBCA. Washington Mutual's bylaws also permit the board of directors to indemnify officers, employees and agents of Washington Mutual.

     Dime. Under the DGCL, a corporation may indemnify directors, officers and other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if the director, officer or employee acted in good faith and in a manner the director, officer or employee reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, if the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful. The DGCL also provides that a corporation may indemnify directors, officers and other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements in connection with an action by or in the right of the corporation. However, if such individual has been adjudged liable to the corporation, he or she may be indemnified only if the Court of Chancery or the court, in which the action was brought determines, in view of all of

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

the circumstances, that indemnification is fair and reasonable. Dime's certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent authorized by the DGCL.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

     Washington Mutual. The WBCA prohibits a "target corporation," (as defined below) with certain exceptions, from engaging in certain "significant business transactions" (as defined below) with a person or group of persons that beneficially owns 10% or more of the voting securities of a target corporation (an "acquiring person") for a period of five years after the acquiring person acquired its securities, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors before the date of the acquisition. A "significant business transaction" includes, among other transactions:

     - a merger or consolidation with an acquiring person;

     - sales or other dispositions of assets to an acquiring company, in one or more transactions having an aggregate market value equal to five percent or more of all assets or outstanding shares of the target corporation or representing five percent or more of the earning power or net income of the target corporation;

     - the issuance or redemption of stock to or from the acquiring person;

     - termination of five percent or more of the employees of the target corporation employed in Washington State as a result of the acquiring person's acquisition of 10% or more of the shares of the target corporation over the five-year period following the share acquisition by the acquiring person; or

     - allowing the acquiring person to receive any benefit from the corporation, other than proportionately as a stockholder.

     "Target corporations" include all domestic corporations with securities registered under the Securities Exchange Act of 1934, as amended. Washington Mutual is, therefore, subject to the statute. A corporation may not "opt out" of this statute.

     Dime. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" (as defined below) with an "interested stockholder" (as defined below) for three years following the time that the stockholder becomes an interested stockholder. With certain exceptions, an "interested stockholder" is a person or group that owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include:

     - mergers with or caused by the interested stockholder;

     - sales or other dispositions to the interested stockholder (except proportionately as a stockholder of the corporation of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock);

     - the issuance or transfer by the corporation or any subsidiary of stock of the corporation or the subsidiary to the interested stockholder (except for certain transfers in a conversion, exchange, pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or the subsidiary's stock);

     - any transaction involving the corporation or any subsidiary which has the direct or indirect effect of increasing an interested stockholder's proportionate ownership of any class or series of the corporation's or the subsidiary's stock except for certain immaterial transactions; or

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

     - receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - prior to the time at which a stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder;

     - the interested stockholder owns 85% of the corporation's voting stock upon completion of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or

     - at or subsequent to such time this person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

     Section 203 does not apply if, among other things, the business combination is proposed before the completion or abandonment, and subsequent to the earlier of the public announcement or the notice required under Section 203, of a proposed transaction that:

     - constitutes a certain (a) merger or consolidation, (b) sale or other transfer of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (c) proposed tender or exchange offer for 50% or more of the corporation's outstanding voting stock;

     - is with or by a person who was either not an interested stockholder during the last three years or who became an interested stockholder with the approval of the corporation's board of directors or under certain other circumstances; and

     - is approved or not opposed by a majority of the board members elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

     A Delaware corporation may elect to "opt out" of, and not be governed by,
Section 203 through a provision in either its original certificate of incorporation or its bylaws, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption. Dime has not opted out of Section 203.

MERGERS, SALES OF ASSETS AND OTHER TRANSACTIONS

     Washington Mutual. Under the WBCA, a merger or share exchange of a corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each voting group entitled to vote separately on the plan by two-thirds of all votes entitled to be cast on the plan by that voting group, unless a different percentage is specified in the articles of incorporation. Washington Mutual's articles of incorporation reduce this percentage to a majority of all votes entitled to be cast by each voting group if two-thirds of the directors vote to recommend the transaction to the stockholders.

     The WBCA also provides that, in general, a corporation may not sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, unless the board of directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by two-thirds of all the votes entitled to be cast, unless a different percentage is specified in the articles of incorporation. Washington Mutual's articles of incorporation

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

reduce this percentage to a majority of all votes entitled to be cast by each voting group if two-thirds of the directors vote to recommend the transaction to the shareholders.

     Under the WBCA, shareholder approval of a merger is not required if (a) the articles of incorporation of the surviving corporation will not differ as a result of the merger, (b) each stockholder of the surviving corporation will retain the same number of shares held prior to the merger and the designations and relative rights of those shares are not changed, (c) the number of voting shares of the surviving corporation after the merger does not exceed the number of voting shares authorized by the surviving corporation's articles of incorporation, and (d) the number of shares of the surviving corporation authorized to participate in distributions after the merger does not exceed the number of such participating shares authorized by the surviving corporation's articles of incorporation. Therefore, under the WBCA, Washington Mutual is not required to seek the approval of its shareholders to complete the merger of Washington Mutual and Dime.

     Dime. Under the DGCL, a merger, consolidation or sale of all, or substantially all, of the assets of a corporation must be approved by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote. However, no vote of stockholders of a constituent corporation surviving a merger is required (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the surviving corporation's certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately before the merger is to be converted into an identical outstanding or treasury share of the surviving corporation after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately before the merger. Dime's certificate of incorporation does not require a higher percentage. Therefore, under Delaware law, holders of a majority of the Dime common stock must approve the merger of Washington Mutual and Dime.

STOCKHOLDER ACTION WITHOUT A MEETING

     Washington Mutual. Under the WBCA, shareholder action that may be taken at a shareholders' meeting may be taken without a meeting if written consents describing the action are signed by all stockholders entitled to vote on that matter. The bylaws of Washington Mutual permit stockholder action by unanimous written consent.

     Dime. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. However, Dime's certificate of incorporation and bylaws specifically prohibit stockholder action by written consent unless such consent is unanimous.

CLASS VOTING

     Washington Mutual. Under the WBCA, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain extraordinary transactions that adversely affect the rights of holders of that class.

     Dime. The DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares.

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TRANSACTIONS WITH OFFICERS OR DIRECTORS

     Washington Mutual. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if:

     - it is approved by a majority of the "qualified directors" on the board or a duly empowered committee (but no fewer than two);

     - it is approved by the affirmative vote of the majority of all "qualified shares" after notice and disclosure to the stockholders; or

     - at the time of commitment, the transaction is established to have been fair to the corporation.

     For purposes of this provision, a "qualified director" is one who does not have either: (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who has a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of a director) who has a conflicting interest respecting the transaction.

     Dime. Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (a) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors, even though less than a majority of a quorum.

DISSENTERS' RIGHTS

     Washington Mutual. Under the WBCA, a stockholder is entitled to dissent from and, upon perfection of the stockholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all of the assets of the corporation, and amendments to the corporation's articles of incorporation that materially reduce the number of shares owned by a stockholder to a fraction of a share which is to be acquired with cash. However, stockholders generally will not have such dissenters' rights if stockholder approval is not required to effect the corporate action.

     Dime. Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless a corporation's certificate of incorporation provides otherwise, these appraisal rights are not available:

     - with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation,

     - with respect to a merger or consolidation by the corporation the shares of which are either listed on a national securities exchange or Nasdaq or are held of record by more than 2,000 holders if the terms of the merger or consolidation allow the stockholders to receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or on Nasdaq or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or

     - to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the

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

       existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is converted into an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if some other conditions are met.

DIVIDENDS

     Washington Mutual. Under the WBCA, a corporation may make a distribution in cash or in property to its stockholders upon the authorization of its board of directors unless, after giving effect to this distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

     Dime. The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

                 VALIDITY OF THE WASHINGTON MUTUAL COMMON STOCK

     The validity of the shares of Washington Mutual common stock which will be issued in connection with the merger will be passed upon for Washington Mutual by Heller Ehrman White & McAuliffe, LLP, Seattle, Washington. As of
            , 2001, individual attorneys at the firm who participated in the
transaction owned an aggregate of           shares of Washington Mutual common
stock.

                                    EXPERTS

     The consolidated financial statements incorporated in this proxy/prospectus by reference from Washington Mutual's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Dime and its subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 included in Dime's Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report by KPMG LLP, independent certified public accountants, included in Dime's 2000 Annual Report on Form 10-K, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this document, Dime's board of directors knows of no other matters that will be presented for consideration at its special meeting other than as described in this document. If any other matters properly come before the special meeting of Dime stockholders, or any adjournments or postponements of the special meeting are proposed, and are properly voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of Dime's management.

                             STOCKHOLDER PROPOSALS

     Dime will hold an annual meeting of its stockholders in 2002 only if the merger is not completed. If Dime's 2002 annual meeting is to be held, in order to be considered for inclusion in Dime's proxy statement for the meeting, stockholder proposals must be submitted to Dime's Corporate Secretary at 589 Fifth Avenue, New York, New York 10017, on or before January 10, 2002. Under Dime's bylaws, in order to be considered for possible action by stockholders at the 2002 annual meeting but not included in Dime's 2002 proxy statement, stockholder proposals must be submitted to Dime's Corporate Secretary not less than 60 nor more than 90 days in advance of May 10, 2002. In addition, stockholder proposals must meet other applicable criteria set forth in Dime's bylaws in order to be considered at the 2002 annual meeting. Dime's board will review any stockholder proposals that are filed as required and will determine whether they meet applicable criteria for consideration at the 2002 annual meeting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows Washington Mutual and Dime to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

     This document incorporates by reference the following documents that have previously been filed with the SEC by Washington Mutual (File No. 001-14667):

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     - Current Reports on Form 8-K dated January 8, 2001; January 17, 2001; January 18, 2001; January 22, 2001; as amended January 23, 2001; April 3, 2001; April 18, 2001; April 20, 2001; April 30, 2001; June 25, 2001; July
       5, 2001; and July 18, 2001;

     - the description of Washington Mutual capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994, and any amendment or report filed for the purpose of updating this description; and

     - Form 8-A/12B dated February 8, 2001, as amended.

     This document also incorporates by reference the following documents that have previously been filed with the SEC by Dime (File No. 001-13094):

     - Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

     - Current Reports on Form 8-K dated January 19, 2001; January 19, 2001, as amended; January 22, 2001; February 5, 2001; February 21, 2001; March 13, 2001; April 20, 2001; June 26, 2001; June 27, 2001; July 6, 2001; and
       July 19, 2001; and

     - Solicitation Material filed pursuant to Rule 14a-12 on July 19, 2001 and August 2, 2001.

     In addition, Washington Mutual and Dime are incorporating by reference any documents they may file under the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting of Dime stockholders.

                           FORWARD-LOOKING STATEMENTS

     This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

     - our businesses may not be combined successfully, or such combination may take longer to accomplish than expected;

     - delays or difficulties in the integration by Washington Mutual of recently acquired businesses;

     - the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

     - operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected;

     - governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

     - adverse governmental or regulatory policies may be enacted;

     - the interest rate environment may change, causing margins to compress and adversely affecting net interest income;

     - the risks associated with continued diversification of assets and adverse changes to credit quality;

     - competition from other financial services companies in our markets;

     - the concentration of Washington Mutual's operations in California may adversely affect results if the California economy or real estate market declines; and

     - the risk of an economic slowdown that would adversely affect credit quality and loan originations.

     Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our respective reports filed with the SEC.

     All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either of us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. Neither of us undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                                                      APPENDIX A

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            WASHINGTON MUTUAL, INC.

                                      AND

                               DIME BANCORP, INC.

                           DATED AS OF JUNE 25, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
1.   Definitions.................................................     A-1
     1.1.   Defined Terms........................................     A-1
     1.2.   Other Definitional Provisions........................     A-4
2.   The Merger..................................................     A-4
     2.1.   The Merger...........................................     A-4
     2.2.   Effective Time.......................................     A-4
     2.3.   Effects of the Merger................................     A-4
     2.4.   Closing of the Merger................................     A-4
     2.5.   Conversion of Dime Capital Stock.....................     A-4
     2.6.   Election Procedures..................................     A-5
     2.7.   No Fractional Shares.................................     A-5
     2.8.   Washington Mutual Common Stock; Washington Mutual
     Preferred Stock.............................................     A-5
     2.9.   Treatment of Options and Other Stock-Based Awards....     A-5
     2.10.  Litigation Tracking Warrant Conversion...............     A-8
     2.11.  Articles of Incorporation............................     A-9
     2.12.  Bylaws...............................................     A-9
     2.13.  Board of Directors...................................     A-9
     2.14.  Tax Consequences.....................................     A-9
     2.15.  Reservation of Right to Revise Structure.............     A-9
3.   Exchange Of Certificates for Merger Consideration...........     A-9
     3.1.   Washington Mutual to Make Merger Consideration
     Available...................................................     A-9
     3.2.   Exchange of Shares...................................    A-10
4.   Representations and Warranties of Dime......................    A-11
     4.1.   Corporate Organization...............................    A-11
     4.2.   Capitalization.......................................    A-12
     4.3.   Authority; No Violation..............................    A-13
     4.4.   Consents and Approvals...............................    A-14
     4.5.   Reports..............................................    A-14
     4.6.   Financial Statements.................................    A-14
     4.7.   Broker's Fees........................................    A-15
     4.8.   Absence of Certain Changes or Events.................    A-15
     4.9.   Legal Proceedings....................................    A-15
     4.10.  Taxes................................................    A-16
     4.11.  Employees; Employee Benefit Plans....................    A-17
     4.12.  SEC Reports..........................................    A-19
     4.13.  Compliance With Applicable Law.......................    A-19
     4.14.  Certain Contracts....................................    A-19
     4.15.  Agreements With Regulatory Agencies..................    A-20
     4.16.  Undisclosed Liabilities..............................    A-20
     4.17.  Rights Agreement; Anti-Takeover Provisions...........    A-20
     4.18.  Dime Information.....................................    A-20
     4.19.  Title to Property....................................    A-20
     4.20.  Insurance............................................    A-21
     4.21.  Environmental Liability..............................    A-21
     4.22.  Opinion Of Financial Advisor.........................    A-21
     4.23.  Loan Matters.........................................    A-22
     4.24.  Labor Matters........................................    A-22
     4.25.  CRA Agreements.......................................    A-22

                                                                     PAGE
                                                                     ----
5.   Representations and Warranties of Washington Mutual.........    A-22
     5.1.   Corporate Organization...............................    A-22
     5.2.   Capitalization.......................................    A-22
     5.3.   Authority; No Violation..............................    A-23
     5.4.   Consents and Approvals...............................    A-23
     5.5.   Reports..............................................    A-24
     5.6.   Financial Statements.................................    A-24
     5.7.   Broker's Fees........................................    A-24
     5.8.   Absence of Certain Changes or Events.................    A-25
     5.9.   Legal Proceedings....................................    A-25
     5.10.  SEC Reports..........................................    A-25
     5.11.  Compliance With Applicable Law.......................    A-25
     5.12.  Agreements With Regulatory Agencies..................    A-25
     5.13.  Undisclosed Liabilities..............................    A-26
     5.14.  Washington Mutual Information........................    A-26
6.   Covenants Relating to Conduct Of Business...................    A-26
     6.1.   Conduct of Business Prior to the Effective Time......    A-26
     6.2.   Dime Forbearances....................................    A-26
     6.3.   No Fundamental Washington Mutual Changes.............    A-29
     6.4.   Dividends............................................    A-30
7.   Additional Agreements.......................................    A-30
     7.1.   Regulatory Matters...................................    A-30
     7.2.   Access to Information................................    A-31
     7.3.   Stockholder Approval.................................    A-31
     7.4.   Legal Conditions to Merger...........................    A-32
     7.5.   Affiliates...........................................    A-32
     7.6.   Stock Exchange Listing...............................    A-32
     7.7.   Employees; Employee Benefit Plans....................    A-32
     7.8.   Indemnification; Directors' and Officers'
     Insurance...................................................    A-34
     7.9.   Advice of Changes; Other Matters.....................    A-35
     7.10.  Subsequent Interim and Annual Financial Statements...    A-35
     7.11.  Reorganization.......................................    A-36
     7.12.  Exemption From Liability Under Section 16(b).........    A-36
     7.13.  Warrant Agreement Assumption.........................    A-36
     7.14.  Board of Directors...................................    A-36
     7.15.  Insider Loan Disclosure..............................    A-36
     7.16.  Insurance Disclosure.................................    A-36
     7.17.  Management Consultation Meetings and Distribution of
     Information.................................................    A-36
     7.18.  Redesign of Branches.................................    A-37
8.   Conditions Precedent........................................    A-37
     8.1.   Conditions to Each Party's Obligation to Effect the
     Merger......................................................    A-37
     8.2.   Conditions to Obligations of Washington Mutual.......    A-37
     8.3.   Conditions To Obligations Of Dime....................    A-38
9.   Termination and Amendment...................................    A-39
     9.1.   Termination..........................................    A-39
     9.2.   Effect of Termination................................    A-39
     9.3.   Amendment............................................    A-40
     9.4.   Extension; Waiver....................................    A-40
10.  General Provisions..........................................    A-41
     10.1.   Nonsurvival of Representations, Warranties and
     Agreements..................................................    A-41

                                                                     PAGE
                                                                     ----
     10.2.   Expenses............................................    A-41
     10.3.   Notices.............................................    A-41
     10.4.   Interpretation......................................    A-41
     10.5.   Counterparts........................................    A-42
     10.6.   Entire Agreement....................................    A-42
     10.7.   Governing Law.......................................    A-42
     10.8.   Severability........................................    A-42
     10.9.   Publicity...........................................    A-42
     10.10.  Assignment; Third Party Beneficiaries...............    A-42

EXHIBITS

     Exhibit A -- Voting/Purchase Agreement

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of June 25, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and between Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), and Dime Bancorp, Inc., a Delaware corporation ("Dime").

     The respective Boards of Directors of each of Washington Mutual and Dime have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Simultaneously with the execution of this Agreement, Washington Mutual is entering into an agreement with Warburg, Pincus Equity Partners, L.P. ("Warburg") in the form of Exhibit A hereto (the "Voting/Purchase Agreement") pursuant to which Warburg has agreed, among other things, to vote its shares of Dime Common Stock in favor of the adoption of this Agreement and to sell to Washington Mutual on the Closing Date (as defined below) all of the warrants it holds to purchase Dime securities, all on the terms set forth therein.

     Therefore, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS

     1.1. Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                           TERM                             SECTION
                           ----                             -------
401(k) Plan...............................................  7.7(b)
Acquisition Proposal......................................  6.2(f)
Agreement.................................................  Preamble
Articles of Merger........................................  2.2
Average Market Price......................................  2.5(b)
BIF.......................................................  4.1(c)
Business Day..............................................  2.4
Cash Conversion Shares....................................  2.6
Cash Election Price.......................................  2.5(c)
Cash Percentage...........................................  2.6
Cash Proration Factor.....................................  2.6
Certificate...............................................  3.2
Certificate of Merger.....................................  2.2
Change in Dime Recommendation.............................  7.3(a)
Closing...................................................  2.4
Closing Date..............................................  2.4
Code......................................................  Preamble
Confidentiality Agreement.................................  7.2(b)
Controlled Entity.........................................  4.2(b)
Covered Employees.........................................  7.7(a)
Deemed Shares.............................................  2.6
Delaware Secretary........................................  2.2
DGCL......................................................  2.1
Dime......................................................  Preamble
Dime Cash Election Shares.................................  2.6
Dime Common Stock.........................................  2.5(a)

                           TERM                             SECTION
                           ----                             -------
Dime Contract.............................................  4.14(a)
Dime Disclosure Schedule..................................  4.2(a)
Dime Insiders.............................................  7.12
Dime Member...............................................  7.7(f)
Dime Option...............................................  2.9(a)
Dime Phantom Stock Plans..................................  2.10
Dime Preferred Stock......................................  4.2(a)
Dime Reports..............................................  4.12
Dime Rights...............................................  2.5(b)
Dime Savings Bank.........................................  4.1(c)
Dime Stock Election Shares................................  2.6
Dime Stockholders Meeting.................................  7.3
Dime Stock Option Plans...................................  2.9(a)
Director Committee........................................  7.7(f)
Director Umbrella Trusts..................................  4.11(g)
Dissenting Shareholder....................................  2.5(d)
Dissenting Shares.........................................  2.5(d)
Effective Time............................................  2.2
Election Deadline.........................................  2.6
Election Form.............................................  2.6
ELP.......................................................  2.10
Employee Committee........................................  7.7(f)
Employee Umbrella Trusts..................................  4.11(g)
Environmental Laws........................................  4.21
ERISA.....................................................  4.11(a)
ERISA Affiliate...........................................  4.11(a)
ETC.......................................................  2.10
Exchange Act..............................................  4.6
Exchange Agent............................................  2.6
Exchange Fund.............................................  3.1
Exchange Ratio............................................  2.5(b)
Expense Amount............................................  9.2(b)
Extension Notice..........................................  2.4
FDIC......................................................  4.1(c)
FHLB......................................................  4.1(c)
Freddie Mac...............................................  4.24(b)
GAAP......................................................  4.1(a)
Ginnie Mae................................................  4.24(b)
Governmental Entity.......................................  4.4
HOLA......................................................  4.1(a)
HUD.......................................................  4.24(b)
Indemnified Parties.......................................  7.8(a)
Injunction................................................  8.1(e)
Insurance Amount..........................................  7.8(c)
Liens.....................................................  4.2(b)
Loans.....................................................  7.15
LTW.......................................................  2.10
Material Adverse Effect...................................  4.1(a)

                           TERM                             SECTION
                           ----                             -------
Merger....................................................  2.1
Merger Consideration......................................  2.15
NYSE......................................................  2.7
Option Conversion Ratio...................................  2.9(a)
OTS.......................................................  4.4
PBGC......................................................  4.11(c)
Per Share Consideration Value.............................  2.5(b)
Plans.....................................................  4.11(a)
Proxy Statement/Prospectus................................  4.4
Regulatory Agreement......................................  4.15
Representatives...........................................  6.2(f)
Requisite Regulatory Approvals............................  8.1(c)
Restricted Share..........................................  2.9(b)
Rights Plan...............................................  4.2(a)
S-4.......................................................  4.18
SAIF......................................................  4.1(c)
SEC.......................................................  4.4
Second Merger.............................................  7.1(b)
Section 16 Information....................................  7.12
Securities Act............................................  4.12
Stock Conversion Shares...................................  2.6
Stock Percentage..........................................  2.6
Stock Proration Factor....................................  2.6
Subsidiary................................................  4.1(a)
Superior Proposal.........................................  6.2(f)
Surviving Company.........................................  2.1
Tax Return................................................  4.10(k)
Taxes.....................................................  4.10(j)
Termination Fee...........................................  9.2(b)
Umbrella Trust Agreements.................................  4.11(g)
VA........................................................  4.24(b)
Valuation Period..........................................  2.5(b)
Voting/Purchase Agreement.................................  Preamble
Warburg...................................................  Preamble
Warburg Agreement.........................................  4.2(a)
Warrant Agent.............................................  2.10
Warrant Agreement.........................................  2.10
Warrant Holder............................................  2.6
Washington Mutual.........................................  Preamble
Washington Mutual Common Stock............................  2.5(a)
Washington Mutual Disclosure Schedule.....................  5.2
Washington Mutual Regulatory Agreement....................  5.12
Washington Mutual Reports.................................  5.10
Washington Mutual Rights..................................  2.5(b)
Washington Mutual Rights Agreement........................  5.2
Washington Mutual Share Price.............................  2.7
Washington Secretary......................................  2.2
WBCA......................................................  2.1

     1.2. Other Definitional Provisions. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. THE MERGER

     2.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Washington Business Corporation Act (the "WBCA") and the Delaware General Corporation Law (the "DGCL") at the Effective Time (as defined in Section 2.2 hereof), Dime shall merge (the "Merger") with and into Washington Mutual. Washington Mutual shall be the surviving corporation (hereinafter sometimes called the "Surviving Company") in the Merger, and shall continue its corporate existence under the laws of the State of Washington. The name of the Surviving Company shall be Washington Mutual, Inc. Upon consummation of the merger, the separate corporate existence of Dime shall terminate.

     2.2. Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Washington (the "Washington Secretary") and in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), on the Closing Date (as defined in Section 2.4 hereof). The term "Effective Time" shall mean the time on the Closing Date when the Merger becomes effective, as set forth in the Articles of Merger and the Certificate of Merger.

     2.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the WBCA and the DGCL.

     2.4. Closing of the Merger. Subject to the terms and conditions of this Agreement, except as provided in the following paragraph, the closing of the Merger (the "Closing") will take place at the offices of Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York at 9:00 a.m. Pacific time on the first Friday which is a Business Day occurring at least two Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Section 8 hereof, other than conditions which by their terms are to be satisfied at Closing, or such other date or time as the parties may mutually agree (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which the office of the Washington Secretary or the Delaware Secretary is closed.

     If the Closing shall not have occurred prior to January 4, 2002, at any time during the five-Business Day period beginning on the first Business Day following the satisfaction of the conditions set forth in Sections 8.1 and 8.2 (other than conditions which by their terms are to be satisfied at Closing), Washington Mutual may deliver a notice to Dime (the "Extension Notice") specifying that the Closing Date shall be January 4, 2002. Upon receipt of the Extension Notice, Dime shall within five Business Days deliver to Washington Mutual a certificate signed on behalf of Dime by the Chief Executive Officer and Chief Financial Officer of Dime to the effect set forth in Section 8.2(a) as of such date of delivery. If the certificate referred to in the immediately preceding sentence has been delivered in response to an Extension Notice, the certificate contemplated to be delivered at Closing pursuant to Section 8.2(a) will be required to certify only that there have been no intentional breaches of the representations and warranties contained in Section 4, subject to the standard in the proviso contained in Section 8.2(a), and upon delivery thereof
Section 8.2(a) will be deemed satisfied.

     2.5. Conversion of Dime Capital Stock. At the Effective Time, without any action on the part of Washington Mutual, Dime or the holder of any of the shares of common stock of Dime, the Merger shall be effected in accordance with the following terms:

          (a) All shares of common stock, par value $0.01 per share, of Dime (the "Dime Common Stock") owned directly by Dime (including treasury shares) or Washington Mutual (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for shares of common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock"), cash or other consideration.

          (b) Each outstanding share of Dime Common Stock together with the associated rights (the "Dime Rights") issued pursuant to the Rights Plan (as defined in Section 4.2(a)) which under the terms of Section 2.6 is to be converted into the right to receive shares of Washington Mutual Common Stock shall, subject to Section 2.7, be converted into and become the right to receive a number of shares of Washington Mutual Common Stock (together with the requisite number of rights (the "Washington Mutual Rights") issued pursuant to the Washington Mutual Rights Agreement (as defined in Section 5.2)) equal to the Cash Election Price divided by the Average Market Price (the "Exchange Ratio"). For purposes of this Agreement, "Average Market Price" shall mean the average of the closing prices of shares of Washington Mutual Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the ten consecutive full trading days (the "Valuation Period") ending on the tenth Business Day prior to the Closing Date. The Average Market Price shall be calculated to the nearest one-hundredth of one cent and the Exchange Ratio shall be calculated to the nearest ten thousandth.

          (c) Each outstanding share of Dime Common Stock which under the terms of Section 2.6 is to be converted into the right to receive cash shall be converted into the right to receive the sum of (x) 0.715341 times 1.05 times the Average Market Price and (y) 0.284659 times $40.8366 (the "Cash Election Price").

          (d) Each outstanding share of Dime Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Washington Mutual Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. Dime shall give Washington Mutual prompt notice upon receipt by Dime of any such demands for payment of the fair value of such shares of Dime Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and Washington Mutual shall have the right to participate in all negotiations and proceedings with respect to any such demands. Dime shall not, except with the prior written consent of Washington Mutual, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

          (e) If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Dime Common Stock shall be converted into a right to receive cash or Washington Mutual Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Dime Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Cash Election Price or Washington Mutual Common Stock as Washington Mutual shall determine in its sole discretion.

          (f) The Exchange Ratio set forth above shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Washington Mutual Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in Washington Mutual's capitalization.

     2.6. Election Procedures. An election form as Washington Mutual and Dime shall mutually agree ("Election Form") will be sent no later than 15 Business Days prior to the expected Effective Time (provided that it need not be sent until the Requisite Regulatory Approvals (as defined in Section 8.1(c)) have been obtained) to each holder of record of Dime Common Stock and to each holder of record of warrants (each, a "Warrant Holder") with respect to Deemed Shares (as defined in the Voting/Purchase Agreement) permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Washington Mutual Common Stock with respect to each share of such holder's Dime Common Stock as provided herein or, in the case of each Warrant Holder, Deemed Shares as provided herein (the "Dime Stock Election Shares") or (ii) to elect to receive cash with respect to each share of such holder's Dime Common Stock as provided herein or, in the case of each Warrant Holder, with respect to the Deemed Shares as provided herein (the "Dime Cash Election Shares"). Any shares of Dime Common Stock or Deemed Shares with respect to which the holder thereof or the Warrant Holder shall not, as of the Election Deadline, have made such an election by submission to an exchange agent that Washington Mutual shall designate with Dime's reasonable consent (the "Exchange Agent"), on an effective, properly completed Election Form shall be deemed to be Dime Stock Election Shares. Any Dissenting Shares shall be deemed to be Dime Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Washington Mutual Common Stock.

     The term "Election Deadline", as used below, shall mean 5:00 p.m., Eastern time, on the 20th Business Day following but not including the date of mailing of the Election Form or such other date as Dime and Washington Mutual shall mutually agree upon.

     Any election to receive Washington Mutual Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing Dime Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

     Within five Business Days after the Election Deadline, the Exchange Agent shall calculate the allocation among holders of Dime Common Stock (and each Warrant Holder with respect to Deemed Shares) of rights to receive Washington Mutual Common Stock or cash in the Merger in accordance with the Election Forms as follows:

          (i) If the number of Dime Cash Election Shares is greater than the quotient of (x) $1,428,809,000 divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

             (1) all Dime Stock Election Shares will be converted into the right to receive Washington Mutual Common Stock, and

             (2) each Dime Cash Election Share will be converted into the right to receive Washington Mutual Common Stock and cash in the following manner:

                (A) a proration factor (the "Cash Proration Factor") shall be determined by dividing (x) $1,428,809,000-, by (y) the product of the number of Dime Cash Election Shares multiplied by the Cash Election Price;

                (B) the number of Dime Cash Election Shares held by each holder of shares of Dime Common Stock that will be converted into the right to receive cash pursuant to the terms of Section 2.5(c) shall be determined by multiplying the Cash Proration Factor by the number of Dime Cash Election Shares held by such holder; and

                (C) all Dime Cash Election Shares other than those shares converted into the right to receive cash in accordance with the preceding subparagraph (B) shall be converted into the right to receive Washington Mutual Common Stock in accordance with the terms of Section 2.5(b); or

          (ii) If the number of Dime Cash Election Shares is less than the Cash Conversion Shares, then:

             (1) all Dime Cash Election Shares (subject to the provisions of
        Section 2.5(d) with respect to any Dissenting Shares) will be converted into the right to receive cash, and

             (2) each Dime Stock Election Share will be converted into the right to receive Washington Mutual Common Stock and cash in the following manner:

                (A) a proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Conversion Shares (as defined below) by the number of Dime Stock Election Shares. The "Stock Conversion Shares" shall mean the difference between (x) the total number of shares of Dime Common Stock outstanding immediately prior to the Effective Time plus the Deemed Shares minus (y) the Cash Conversion Shares;

                (B) the number of Dime Stock Election Shares held by each holder of shares of Dime Common Stock that will be converted into the right to receive shares of Washington Mutual Common Stock pursuant to the terms of Section 2.5(b) shall be determined by multiplying the Stock Proration Factor by the number of Dime Stock Election Shares held by such holder; and

                (C) all Dime Stock Election Shares other than those shares converted into the right to receive Washington Mutual Common Stock in accordance with the preceding subparagraph (B) shall be converted into the right to receive cash in accordance with the terms of
           Section 2.5(c); or

          (iii) If the number of Dime Stock Election Shares is equal to the number of Stock Conversion Shares and the number of Dime Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs
     (i) and (ii) above shall not apply and all Dime Stock Election Shares will be converted into the right to receive Washington Mutual Common Stock and all Dime Cash Election Shares (subject to the provisions of Section 2.5(d)) will be converted into the right to receive cash.

     2.7. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Washington Mutual Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Washington Mutual Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Dime Common Stock owned by such holder at the Effective Time) by the Washington Mutual Share Price. The "Washington Mutual Share Price" shall mean the average of the closing sale prices of one share of Washington Mutual Common Stock for the ten trading days immediately preceding the Closing Date on the New York Stock Exchange (the "NYSE") as reported by The Wall Street Journal. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     2.8. Washington Mutual Common Stock; Washington Mutual Preferred Stock. At and after the Effective Time, each share of Washington Mutual Common Stock and each share of any preferred stock of Washington Mutual issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock or preferred stock, as the case may be, of Washington Mutual and shall not be affected by the Merger.

     2.9. Treatment of Options and Other Stock-Based Awards. (a) At the Effective Time, each option granted or heretofore assumed by Dime to purchase shares of Dime Common Stock (each an "Dime Option") which is outstanding and unexercised (whether or not exercisable) immediately prior thereto shall cease to represent a right to acquire shares of Dime Common Stock and shall be converted automatically into an option to purchase shares of Washington Mutual Common Stock in an amount and at an exercise price determined as provided below (and otherwise shall remain subject to the terms of the Dime Stock Incentive Plan, as amended to the date hereof, the Dime 1991 Stock Incentive Plan, as amended to the date hereof, the Dime Stock Incentive Plan for Outside Directors, as amended to the date hereof, the Dime 1992 Stock Option Plan, as amended to the date hereof, the Dime 1990 Stock Option Plan, as amended to the date hereof, the Dime 1997 Stock Incentive Plan, as amended to the date hereof, the Dime 1997 Stock Incentive Plan for Outside Directors, as amended to the date hereof, the Dime Pride Shares Program, as amended to the date hereof, the Dime Pride Shares II Program, as amended to the date hereof, the Dime 1993 Employee Stock Purchase Plan, as amended to the date hereof, and the North American Mortgage Company Incentive Stock Option Plan, as amended to the date hereof, as applicable (collectively, the "Dime Stock Option Plans"), and the agreements or letters evidencing grants thereunder):

          (i) the number of shares of Washington Mutual Common Stock to be subject to the converted option shall be equal to the product of (x) the number of shares of Dime Common Stock subject to the Dime Option and (y) the Exchange Ratio (the "Option Conversion Ratio"), provided that any fractional shares of Washington Mutual Common Stock resulting from such multiplication shall be rounded up to the nearest whole share; and

          (ii) the exercise price per share of Washington Mutual Common Stock under the converted option shall be equal to the exercise price per share of Dime Common Stock under the Dime Option divided by the Option Conversion Ratio, provided that such exercise price shall be rounded down to the nearest cent.

          In the case of any Dime Options which are "incentive stock options" (as defined in Section 422 of the Code), the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of exercise of such options shall be determined in order to comply with
     Section 424(a) of the Code and to avoid a "modification" of any such option under Code Section 424(h). Except as otherwise provided in this Section 2.9, the duration and other terms of each converted option shall be the same as the applicable Dime Option except that all references to Dime shall be deemed to be references to Washington Mutual.

          In addition to the foregoing, in the event that any Dime Option has associated with it a stock appreciation right and/or limited stock appreciation right, the number and kind of shares subject to such right and the exercise price thereof shall be adjusted in the same manner as provided above for such Dime Option, and the terms and conditions thereof shall otherwise remain the same as they were immediately prior to the Effective Time.

     (b) At the Effective Time, each share of restricted stock (a "Restricted Share" and, collectively, the "Restricted Shares") outstanding as of the Effective Time and issued pursuant to a Dime Stock Option Plan or any other equity-based plans or agreements of or with Dime or any of its Subsidiaries providing for the grant of Restricted Share awards, to the extent not already vested, shall vest and shall represent a right to receive the same rights provided to other holders of Dime Common Stock pursuant to Section 2.5 above.

     (c) Except as provided herein or as otherwise agreed to by the parties, the Dime Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Dime or any Subsidiary thereof shall terminate as of the Effective Time, and Dime shall ensure that following the Effective Time no holder of a Dime Option nor any holder of a Restricted Share or any other equity-based right shall have any right to acquire equity securities of Dime or the Surviving Corporation (except to the extent required under any qualified plan maintained by Dime or any of its Subsidiaries).

     2.10. Litigation Tracking Warrant Conversion. At and following the Effective Time, each outstanding Litigation Tracking Warrant ("LTW") issued by Dime pursuant to the Warrant Agreement, dated as of December 21, 2000 (the "Warrant Agreement"), among Dime, the EquiServe Trust Company, N.A. ("ETC") and EquiServe Limited Partnership ("ELP", and together with ETC, the "Warrant Agent") shall entitle the holder thereof to receive upon exercise of such LTW, in accordance with the terms of the Warrant Agreement, Merger Consideration consistent with the terms thereof. In addition, in accordance with the provisions of the Dime Stock Option Plans and the Dime Voluntary Deferred Compensation Plan, the Dime Voluntary Deferred Compensation Plan for Directors, the Deferred Compensation Plan for Board Members of The Dime Savings Bank of New York, FSB, and the Benefit Restoration Plan of The Dime Savings Bank of New York, FSB (the "Dime Phantom Stock Plans"), any Dime Options, shares of restricted Dime Common Stock, and any other Dime equity-based compensation (including the phantom Dime Common Stock provided for in the Dime Phantom Stock Plans) that are outstanding immediately prior to the Effective Time and that, as of such time, entitle the holder thereof to receive LTWs (or, as applicable, the economic value of such LTWs), shall at and following the Effective Time entitle the holder or beneficiary thereof to receive LTWs (or, as applicable, their economic value), representing the right to receive shares of Washington Mutual Common Stock upon the exercise of such LTWs, consistent with the methodology and procedures described in resolutions heretofore adopted by the Board of Directors and Compensation Committee of Dime.

     2.11. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Washington Mutual, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Company, until thereafter amended in accordance with applicable law.

     2.12. Bylaws. At the Effective Time, the Bylaws of Washington Mutual, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company until thereafter amended in accordance with applicable law.

     2.13. Board of Directors. Subject to Section 7.14, the directors of Washington Mutual immediately prior to the Effective Time shall continue to be the directors of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Company, until their respective successors are duly elected or appointed (as the case may be) and qualified.

     2.14. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code.

     2.15. Reservation of Right to Revise Structure. Washington Mutual may at any time change the method of effecting the business combination contemplated by this Agreement if and to the extent that it deems such a change to be desirable, including, without limitation, to provide for a merger of Dime with a wholly owned subsidiary of Washington Mutual; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be received by holders of Dime Common Stock under this Agreement (the "Merger Consideration") or their method of electing such Merger Consideration, or (B) adversely affect the anticipated tax consequences of the Merger to the holders of Dime Common Stock as a result of receiving the Merger Consideration, or (C) materially impede or delay consummation of the Merger. In the event Washington Mutual elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

3. EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

     3.1. Washington Mutual to Make Merger Consideration Available. At or promptly after the Election Deadline (but in no event prior to the Effective
Time), Washington Mutual shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (as defined below) and for the benefit of each Warrant Holder in respect of the purchase price under the Voting/Purchase Agreement, for exchange in accordance with this
Section 3, certificates representing the shares of Washington Mutual Common Stock and an estimated amount of cash sufficient to pay the aggregate Cash Election Price payable hereunder and thereunder and any cash that may be payable in lieu of any fractional shares (such cash and certificates for shares of Washington Mutual Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     3.2. Exchange of Shares.

     (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate formerly representing shares of Dime Common Stock (a "Certificate") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing, as the case may be, the shares of Washington Mutual Common Stock, cash in respect of the Cash Election Price and cash in lieu of fractional shares of Washington Mutual Common Stock, if any, into which the shares of Dime Capital Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of Washington Mutual Common Stock (if any) to which such former holder of Dime Common Stock shall have become entitled pursuant to the provisions of
Section 2 hereof, (ii) a check representing that amount of cash (if any) to which such former holder of Dime Common Stock shall have become entitled in respect of the Cash Election Price pursuant to the provisions of Section 2 hereof and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of Washington Mutual Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares.

     (b) No dividends or other distributions with a record date after the Effective Time with respect to Washington Mutual Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3. After the surrender of a Certificate in accordance with this Section 3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Washington Mutual Common Stock represented by such Certificate.

     (c) If any certificate representing shares of Washington Mutual Common Stock is to be issued in the name of other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Washington Mutual Common Stock in the name of and payment of cash to any person other than the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting person, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Dime of the shares of Dime Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Washington Mutual Common Stock or payment of cash as provided in this Section 3.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Dime for six months after the Effective Time shall be paid, at the request of Washington Mutual, to Washington Mutual. Any stockholders of Dime who have not theretofore complied with this Section 3 shall thereafter look only to Washington Mutual for payment of the shares of Washington Mutual Common Stock, cash, cash in lieu of any fractional shares and unpaid dividends and distributions on the Washington Mutual Common Stock deliverable in respect of each share of Dime Common Stock held by such stockholder at the Effective Time as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of Washington Mutual, Dime, the Exchange Agent or any other person shall be liable to any former holder of shares of Dime Common

Stock, for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Washington Mutual, the posting by such person of a bond in such amount as Washington Mutual may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Washington Mutual Common Stock, cash and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     (g) As soon as practicable after the Election Deadline, the Exchange Agent shall deliver to each Warrant Holder (i) a certificate representing that number of shares of Washington Mutual Common Stock (if any) and a check representing the amount of cash (if any) in respect of the Cash Election Price to which each Warrant Holder would have become entitled pursuant to Section 2 hereof with respect to the Deemed Shares if the Deemed Shares were outstanding shares of Dime Common Stock as of the Effective Time, and (ii) a check representing the amount of cash (if any) payable in lieu of fractional shares of Washington Mutual Common Stock to which each Warrant Holder would have become entitled pursuant to Section 2.7 with respect to the Deemed Shares if the Deemed Shares were outstanding shares of Dime Common Stock as of the Effective Time.

     (h) Washington Mutual or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Dime Common Stock or to any Warrant Holder such amounts as Washington Mutual (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Washington Mutual or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Dime Common Stock or to any Warrant Holder in respect of whom such deduction and withholding were made by Washington Mutual or the Exchange Agent.

4. REPRESENTATIONS AND WARRANTIES OF DIME

     Dime hereby represents and warrants to Washington Mutual as follows:

     4.1. Corporate Organization.

     (a) Dime is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Dime has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect (as defined below) on Dime. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Dime, Washington Mutual or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole or a material adverse effect on such party's ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced party the cause of which is (i) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks, savings associations, or their holding companies generally, (iii) the announcement of this Agreement or any action of either party or any Subsidiary thereof required to be taken by it under this Agreement and (iv) any changes in general economic conditions affecting banks, savings associations, or their holding companies generally, provided that the effect of such changes described in this clause (iv) (including, without limitation, changes in the interest rates) shall not be excluded to the extent of any materially disproportionate impact (if any) they have on such party. For purposes of this Agreement, "Subsidiary" means, with respect to any person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such person for financial reporting purposes. Dime is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), and qualifies as a savings and loan holding company of the type described in Section 10(c)(3)(A) of HOLA. The copies of the Certificate of Incorporation and Bylaws of Dime which have previously been made available to Washington Mutual are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     (b) Each Subsidiary of Dime (i) is duly organized and validly existing as a savings bank, corporation or partnership under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and in which the failure to be so qualified would have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Dime and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (c) Except for its ownership of The Dime Savings Bank of New York, FSB ("Dime Savings Bank"), Dime does not beneficially own, either directly or through its Subsidiaries, any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)). Dime Savings Bank is a qualified thrift lender pursuant to Section 10(m) of HOLA and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund ("SAIF") and the Bank Insurance Fund ("BIF") to the fullest extent permitted by law. Dime Savings Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") of New York.

     4.2. Capitalization.

     (a) The authorized capital stock of Dime consists of 350,000,000 shares of Dime Common Stock and 40,000,000 shares of preferred stock, par value $0.01 per share, of Dime (the "Dime Preferred Stock"). As of the close of business on June 22, 2001, there were 115,010,263 shares of Dime Common Stock outstanding, no shares of Dime Preferred Stock outstanding and 5,244,031 shares of Dime Common Stock held in Dime's treasury. No other shares of Dime Common Stock or Dime Preferred Stock were outstanding. As of the close of business on June 22, 2001, no shares of Dime Common Stock or Dime Preferred Stock were reserved for issuance, except for 19,471,485 shares of Dime Common Stock reserved for issuance in connection with the LTWs, 13,607,664 shares of Dime Common Stock reserved for issuance in connection with the Investment Agreement, dated as of July 6, 2000, between Dime and Warburg, Pincus Equity Partners, L.P. (the "Warburg Agreement"), and 9,546,033 shares of Dime Common Stock reserved for issuance upon the exercise of stock options pursuant to the Dime Stock Option Plans and shares of Dime Preferred Stock reserved for issuance upon the exercise of rights granted under Dime's Stockholder Protection Rights Agreement, dated as of October 20, 1995 and amended as of July 6, 2000 (the "Rights Plan"). All of the issued and outstanding shares of Dime Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 4.2(a) of the disclosure schedule of Dime delivered to Washington Mutual concurrently herewith (the "Dime Disclosure Schedule"), (ii) for up to 112,975,607 LTWs, warrants to acquire 8,142.738 shares of Series C junior nonvoting convertible preferred stock (which are convertible into 8,142,738 shares of Dime Common Stock) and warrants to acquire 5,464.926 shares of Series D junior nonvoting convertible preferred stock (which are convertible into 5,464,926 shares of Dime Common Stock) and (iii) as set forth elsewhere in this Section 4.2(a), Dime does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Dime Common Stock or Dime Preferred Stock or any other equity securities of Dime or any securities representing the right to purchase or otherwise receive any shares of Dime capital stock (including, without limitation, any rights plan or agreement). Except as set forth in Section 4.2(a) of the Dime Disclosure Schedule, since May 31, 2001, Dime has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options or pursuant to restricted stock awards granted prior to such date and disclosed in this Section 4.2(a).

     (b) Section 4.2(b) of the Dime Disclosure Schedule lists the name, jurisdiction of incorporation, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock (with respect to owners other than Dime or any Dime Subsidiary, to the extent known to Dime) for each entity in which Dime beneficially owns or controls, directly or indirectly, any equity interest (regardless of whether such entity is a Subsidiary) (a "Controlled Entity") that is a Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Dime. Each Controlled Entity in which Dime or any Dime Subsidiary beneficially owns or controls, directly or indirectly, more than a 9.9% equity interest is a legal investment for a unitary savings and loan holding company and, with respect to those owned by Dime Savings Bank, for a federal savings association. Except as set forth in Section 4.2(b) of the Dime Disclosure Schedule, Dime owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Dime's Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither Dime nor any Subsidiary thereof has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale or issuance of any shares of capital stock or any other equity security of any Subsidiary of Dime or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary.

     (c) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote are outstanding.

     4.3. Authority; No Violation.

     (a) Dime has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Dime at a meeting held on June 24, 2001 has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Dime and its stockholders and declared this Agreement and the Merger to be advisable,
(ii) approved the Merger, the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and (iii) recommended that stockholders of Dime adopt this Agreement and directed that such matter be submitted for consideration by Dime's stockholders at the Dime Stockholders Meeting (as defined below). Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Dime Common Stock, no other corporate proceedings on the part of Dime are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Dime and (assuming due authorization, execution and delivery by Washington Mutual) constitutes a valid and binding obligation of Dime, enforceable against Dime in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement by Dime nor the consummation by Dime of the transactions contemplated hereby, nor compliance by Dime with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Dime or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Dime or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Dime or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Dime or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, will not have and would not reasonably be expected to have a Material Adverse Effect on Dime.

     4.4. Consents and Approvals. Except for (i) the approval of the Merger by the Office of Thrift Supervision (the "OTS"), (ii) approval of the listing of the Washington Mutual Common Stock to be issued in the Merger on NYSE, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of Dime's stockholders to be held to vote on approval of this Agreement and the Merger (the "Proxy Statement/Prospectus") and any filings or approvals under applicable state securities laws, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (vi) the adoption of this Agreement by the requisite votes of the stockholders of Dime, (vii) the consents and approvals set forth in Section 4.4 of the Dime Disclosure Schedule, and (viii) the consents and approvals of third parties which are not Governmental Entities (as hereinafter defined), the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Dime or Washington Mutual, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization (each a "Governmental Entity") or with any third party are required to be obtained by Dime or its Subsidiaries in connection with (A) the execution and delivery by Dime of this Agreement and (B) the consummation by Dime of the Merger and the other transactions contemplated hereby.

     4.5. Reports. Dime and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1998 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith, except for such failures to file or make payment which will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Dime. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Dime and its Subsidiaries or as set forth in Section
4.5 of the Dime Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the best knowledge of Dime, threatened an investigation into the business or operations of Dime or any of its Subsidiaries since January 1, 1998. Except as set forth in Section 4.5 of the Dime Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Dime or any of its Subsidiaries, except for such violations, criticisms or exceptions will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Dime.

     4.6. Financial Statements. Dime has previously made available to Washington Mutual copies of (a) the consolidated statements of financial condition of Dime and its Subsidiaries as of December 31, 1999 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998 through 2000, inclusive, as reported in Dime's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of KPMG LLP, independent auditors with respect to Dime, and (b) the unaudited consolidated statements of financial condition of Dime and its Subsidiaries as of March 31, 2000 and March 31, 2001, and the related unaudited consolidated statements of operations, stockholders, equity and cash flows for the three-month periods then ended, as reported in Dime's Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed with the SEC under the Exchange Act. Each of the financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 7.10(a) hereof (including the related notes, where applicable) will fairly present when filed with the SEC (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which are expected to be material in nature or amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Dime and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 7.10(a) hereof (including the related notes, where applicable) will comply when filed with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 7.10(a) (including the related notes, where applicable) will be when filed with the SEC, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Dime and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     4.7. Broker's Fees. Except for Credit Suisse First Boston Corporation and Merrill Lynch & Co., neither Dime nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement. Copies of all agreements with Credit Suisse First Boston Corporation and Merrill Lynch & Co. have previously been furnished to Washington Mutual.

     4.8. Absence of Certain Changes or Events.

     (a) Except as publicly disclosed in the Dime Reports (as defined in Section 4.12) filed with the SEC prior to the date hereof, or as set forth in Section 4.8(a) of the Dime Disclosure Schedule, since December 31, 2000, no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Dime.

     (b) Except as publicly disclosed in the Dime Reports filed prior to the date hereof, as set forth in Section 4.8(b) of the Dime Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.2, since December 31, 2000, Dime and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and neither Dime nor any of its Subsidiaries has (i) except for normal increases in the ordinary course of business consistent with past practice and except as required by applicable law, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any officer or director, other than persons newly hired for or promoted to such position, from the amount thereof in effect as of December 31, 2000 or granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, in each case to any such officer or director, other than pursuant to preexisting agreements, arrangements or bonus plans, or (ii) suffered any strike, work stoppage, slow-down or other labor disturbance.

     4.9. Legal Proceedings.

     (a) Except as publicly disclosed in the Dime Reports filed with the SEC prior to the date hereof, neither Dime nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Dime's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Dime or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement which can reasonably be expected to have an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Dime.

     (b) There is no injunction, order, judgment, decree or regulatory restriction specifically imposed upon Dime, any of its Subsidiaries or the assets of Dime or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect on Dime or the Surviving Company.

     4.10. Taxes.

     (a)(x) Each of Dime and its Subsidiaries has (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and
(ii) paid in full all Taxes due or made adequate provision in the financial statements of Dime (in accordance with GAAP) for any such Taxes (as hereinafter defined), whether or not shown as due on such Tax Returns; (y) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of Dime or any of its Subsidiaries; and (z) there are no material Liens for Taxes upon the assets of either Dime or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

     (b) Except as set forth in Section 4.10(b) of the Dime Disclosure Schedule, neither Dime nor any of its Subsidiaries (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is Dime) filing a consolidated tax return or (B) has any material liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

     (c) Except as set forth in Section 4.10(c) of the Dime Disclosure Schedule, none of the Dime or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement for which liability is material. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Dime or any of its Subsidiaries for which liability is material.

     (d) None of the Dime or any of its Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

     (e) All material Taxes required to be withheld, collected or deposited by or with respect to Dime and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

     (f) Neither Dime nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

     (g) Except as set forth in Section 4.10(g) of the Dime Disclosure Schedule, neither Dime nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and neither Dime nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a Dime Option or upon the issuance of any Dime Common Stock), that would not be fully deductible by reason of Section 162(m) of the Code.

     (h) Neither Dime nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code.

     (i) Dime is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (j) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

     (k) For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

     4.11. Employees; Employee Benefit Plans.

     (a) Section 4.11(a) of the Dime Disclosure Schedule sets forth a true and complete list or description of each material employee benefit plan, arrangement or agreement and any amendments or modifications thereof (including, without limitation, all stock purchase, stock option, severance, employment, change-in-control, health/welfare plans, fringe benefit, bonus, incentive, deferred compensation, pension and other agreements, programs, policies and arrangements, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained or contributed to as of the date of this Agreement (the "Plans") by Dime or any of its Subsidiaries or by any trade or business related thereto, whether or not incorporated (an "ERISA Affiliate"), all of which together with Dime would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

     (b) Except as set forth in Section 4.11(b) of the Dime Disclosure Schedule, Dime has previously provided or made available to Washington Mutual true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial reports for each Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for each Plan.

     (c) Except as set forth in Section 4.11(c) of the Dime Disclosure Schedule,
(i) each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service or will be submitted for such determination within the applicable remedial amendment period and nothing has occurred that would be reasonably expected to result in any such plan ceasing to be qualified, (iii) with respect to each Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Dime, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Dime, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Dime, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full (other than payment of premiums not yet due to the Pension Benefit Guaranty Corporation (the "PBGC")), and no condition exists that would be reasonably expected to result in Dime, its Subsidiaries or any ERISA Affiliate incurring a material liability thereunder,
(vi) no Plan is a "multi-employer pension plan", as such term is defined in
Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Dime or its Subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Dime, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Dime, its Subsidiaries or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending, or, to the knowledge of Dime, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     (d) Except as set forth in Section 4.11(d) of the Dime Disclosure Schedule, no Plan exists which provides for or could result in the payment to any Dime employee of any money or other property or rights or accelerate the vesting or payment of such amounts or rights to any Dime employee as a result of the transactions contemplated by this Agreement, including the Merger, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. Except as set forth in Section 4.11(d) of the Dime Disclosure Schedule, since March 31, 2001, neither Dime nor any of its Subsidiaries has taken any action that would result in a payment or acceleration described in the preceding sentence.

     (e) Except as set forth in Section 4.11(e) of the Dime Disclosure Schedule,
(i) neither Dime nor any of its Subsidiaries is a party to or is bound by any written contract or arrangement with respect to the employment or compensation of any (x) consultants receiving in excess of $100,000 annually and (y) employees receiving compensation (salary, bonus and commission) in excess of $250,000 annually, and (ii) except as provided under the Plans set forth in Sections 4.11(d) and (e) of the Dime Disclosure Schedule and other agreements or arrangements set forth in Sections 4.11(d) and (e) of the Dime Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Dime or any Subsidiary to any officer or employee thereof. No officer or employee of Dime or any Subsidiary is, nor shall be, entitled to receive duplicative severance payments and benefits under both (i) an employment or severance agreement and (ii) a severance or change-in-control plan, program, or other arrangement. Dime has previously delivered or made available to Washington Mutual true and complete copies of all consulting agreements calling for payments in excess of $150,000 annually, and employment and deferred compensation agreements (or forms thereof) providing for compensation (salary, bonus and commission) in excess of $250,000 annually that are in writing to which Dime or any of its Subsidiaries is a party.

     (f) Except as set forth in Section 4.11(f) of the Dime Disclosure Schedule, no current employee of Dime or any of its Subsidiaries received aggregate remuneration (bonus, salary and commission) in excess of $250,000 for 2000 or would reasonably be expected to receive aggregate remuneration (excluding severance or other payments which, pursuant to an agreement or arrangement set forth in Section 4.11(e) of the Dime Disclosure Schedule, are made as a result of consummation of the transactions contemplated by this Agreement, either alone or upon the occurrence of any additional acts or events) in excess of $250,000 in 2001.

     (g) With respect to the Amended and Restated Umbrella Trust Agreements among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee, with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and Related Entities, the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the Designated Arrangements of The Dime Savings Bank of New York, FSB and Related Entities, and the Benefit Protection Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee (together, the "Employee Umbrella Trusts") and the Amended and Restated Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the Covered Arrangements for Outside Directors of The Dime Savings Bank of New York, FSB and Related Entities, (the "Director Umbrella Trust" and, collectively with the Employee Umbrella Trusts, the "Umbrella Trust Agreements"): (i) there has been no Irrevocable Election (as defined in each such agreement); (ii) all Covered Arrangements (as defined in each such agreement) have been disclosed to Washington Mutual prior to the date of this Agreement, and there shall be no additional Covered Arrangements both approved and entered into after June 22, 2001, and (iii) except as provided in Section 7.7(f), at no time on or after the date of this Agreement and prior to the Effective Time shall the Committee (as defined in the Umbrella Trust Agreements during such time period) amend the Umbrella Trust Agreements in any way without the prior written consent of Washington Mutual.

     (h) Effective as of the date of this Agreement, all Dime Stock Option Plans under which grants may be made prospectively have been amended to delete all references to "the publication or dissemination of an announcement of action intended to result in a Terminating Event" (as defined in each applicable Dime Stock Option Plan) with respect to future payments.

     4.12. SEC Reports. Dime has previously made available to Washington Mutual an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1999 and prior to the date hereof by Dime or any of its Subsidiaries with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Dime Reports"), and no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Dime and its Subsidiaries have timely filed all material Dime Reports and other documents required to be filed by them under the Securities Act and the Exchange Act, and, as of their respective dates, all Dime Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.13. Compliance With Applicable Law. Except as disclosed in Section 4.13 of the Dime Disclosure Schedule, Dime and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in violation in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Dime or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Dime, and neither Dime nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Dime.

     4.14. Certain Contracts.

     (a) Except as publicly disclosed in the Dime Reports filed prior to the date hereof or as set forth in Section 4.14(a) of the Dime Disclosure Schedule, neither Dime nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which materially limits the freedom of Dime or any of its Subsidiaries to compete in any material line of business, in any geographic area or with any person, or which requires exclusive referrals of material business or requires Dime or any of its Subsidiaries to make available investment opportunities of a material nature or magnitude to any person on a priority or exclusive basis, or (iii) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this
Section 4.14(a), whether or not publicly disclosed in the Dime Reports filed prior to the date hereof or set forth in Section 4.14(a) of the Dime Disclosure Schedule, is referred to herein as a "Dime Contract", and neither Dime nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Dime. Dime has made available all contracts which involved payments by Dime or any of its Subsidiaries in fiscal year 2000 of more than $700,000 or which could reasonably be expected to involve payments during fiscal year 2001 of more than $700,000, other than any such contract that is terminable at will on 60 days or less notice without payment of a penalty in excess of $125,000 and other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 6.2.

     (b) Except as set forth in Section 4.14(b) of the Dime Disclosure Schedule,
(i) each Dime Contract is valid and binding on Dime and in full force and effect, and, to the knowledge of Dime, is valid and binding on the other parties thereto, (ii) Dime and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Dime Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Dime or any of its Subsidiaries under any such Dime Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Dime.

     4.15. Agreements With Regulatory Agencies. Except as set forth in Section
4.15 of the Dime Disclosure Schedule, neither Dime nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.15 of the Dime Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit policies, its management or its business, nor has Dime or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Dime is not aware of any fact or circumstance which is reasonably likely to prevent it or Washington Mutual from obtaining the governmental approvals and consents required in connection with the consummation by Dime of the Merger and the other transactions contemplated hereby.

     4.16. Undisclosed Liabilities. Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Dime included in the Dime Form 10-Q for the quarter ended March 31, 2001 or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2001, neither Dime nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that, either alone or when combined with all the liabilities not described in clause (i) or (ii), has had, or would be reasonably expected to have, a Material Adverse Effect on Dime.

     4.17. Rights Agreement; Anti-Takeover Provisions. Dime has taken all action necessary so that the entering into of this Agreement and the Voting/Purchase Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the rights issuable thereunder to be exercised, distributed or triggered. The Board of Directors of Dime has taken all necessary action so that the provisions of Section 203 of the DGCL and any applicable provisions of the takeover laws of any other state (and any comparable provisions of Dime's Certificate of Incorporation and Bylaws), do not and will not apply to this Agreement, the Voting/Purchase Agreement, the Merger or the transactions contemplated hereby or thereby.

     4.18. Dime Information. The information relating to Dime and its Subsidiaries to be provided by Dime for inclusion in the Proxy Statement/Prospectus, the registration statement on Form S-4 (the "S-4") in which the Proxy Statement/Prospectus will be included as a prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof as relate only to Washington Mutual or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.19. Title to Property.

        (a) Real Property. Except as disclosed in Section 4.19(a) of the Dime Disclosure Schedule, Dime and its Subsidiaries have good, valid and marketable title to all material real property owned by them free and clear of all Liens, except Liens for current taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of Dime and its Subsidiaries are in substantially good condition and repair except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Dime.

     (b) Personal Property. Dime and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them on the date hereof, free and clear of all Liens except as publicly disclosed in the Dime Reports filed prior to the date hereof or as disclosed in Section 4.19(b) of the Dime Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Dime. With respect to personal property used in the business of Dime and its Subsidiaries which is leased rather than owned, neither Dime nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Dime.

     (c) Leased Property. All leases of real property and all other leases material to Dime and its Subsidiaries under which Dime or a Subsidiary, as lessee, leases real or personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by Dime or such Subsidiary or any event which with notice or lapse of time would constitute such a default, and Dime or such Subsidiary quietly enjoys the premises provided for in such lease except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Dime.

     4.20. Insurance. Dime and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Dime reasonably has determined to be prudent in accordance with industry practice. Dime and its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Section 4.20 of the Dime Disclosure Schedule and except for policies insuring against potential liabilities of officers, directors and employees of Dime and its Subsidiaries, Dime or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

     4.21. Environmental Liability. Except as set forth in Section 4.21 of the Dime Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Dime or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the knowledge of Dime, threatened against Dime or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on Dime. To the knowledge of Dime, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on Dime. To the knowledge of Dime, during or prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or (iii) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on Dime. Neither Dime nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on Dime.

     4.22. Opinion Of Financial Advisor. Dime has received the opinions of Credit Suisse First Boston Corporation and Merrill Lynch & Co., each dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received by holders of Dime Common Stock in the Merger is fair from a financial point of view to such holders of Dime Common Stock.

     4.23. Loan Matters.

        (a) Each outstanding Loan and each commitment to extend credit has been solicited and originated and is administered and serviced in accordance with the relevant loan documents and Dime's underwriting standards, except to the extent that any such failure would not have and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Dime.

        (b) Each of Dime and its Subsidiaries which is required to be so approved is approved by and is in good standing: (i) as a supervised mortgagee by the Department of Housing and Urban Development ("HUD") to originate and service Title I and Title I FHA mortgage loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association ("Ginnie Mae"); (iii) by the Veteran's Administration ("VA") to originate and service VA loans; and (iv) as a seller/servicer by Fannie Mae and the Federal Home Loan Mortgage Corporation ("Freddie Mac") to originate and service conventional residential and multi-family mortgage loans.

     4.24. Labor Matters. Neither Dime nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; nor is Dime or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Dime or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute or disputes involving it or any of its Subsidiaries pending, or to Dime's knowledge, threatened except for such disputes as would not have and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Dime, nor is Dime aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     4.25. CRA Agreements. Except as disclosed in Section 4.25 of the Dime Disclosure Schedule, neither Dime nor any of its Subsidiaries is a party to any "agreement" (as such term is defined in 12 U.S.C. Section 1831y(e)(1)), whether entered into before or after the enactment date of the Gramm-Leach-Bliley Act.

5. REPRESENTATIONS AND WARRANTIES OF WASHINGTON MUTUAL

     Washington Mutual hereby represents and warrants to Dime as follows:

     5.1. Corporate Organization. Washington Mutual is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Washington Mutual has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have or reasonably be expected to have a Material Adverse Effect on Washington Mutual. Washington Mutual is duly registered as a savings and loan holding company under HOLA. The copies of the Articles of Incorporation and Bylaws of Washington Mutual which have previously been made available to Dime are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Washington Mutual Bank, FA is a qualified thrift lender pursuant to Section 10(m) of HOLA and its deposits and insured by the FDIC primarily through the SAIF, to the fullest extent permitted by law. Washington Mutual Bank, FA is a member in good standing of the FHLB of San Francisco.

     5.2. Capitalization. The authorized capital stock of Washington Mutual consists of 1,600,000,000 shares of Washington Mutual Common Stock and 10,000,000 shares of preferred stock, no par value. As of the close of business on May 31, 2001, there were 895,957,472 shares of Washington Mutual Common Stock outstanding and 2,000,000 shares of Washington Mutual Series H Preferred Stock outstanding. As of the close of business on May 31, 2001, except for 4,006,680 shares of Washington Mutual Common Stock reserved for issuance in connection with the Washington Mutual Series H Preferred Stock and

27,786,300 shares of Washington Mutual common stock reserved for issuance in connection with Washington Mutual's Trust Preferred Income Equity Redeemable Securities Units, no shares of Washington Mutual Common Stock or Washington Mutual preferred stock were reserved for issuance. All of the issued and outstanding shares of Washington Mutual Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 5.2 of the disclosure schedule of Washington Mutual delivered to Dime concurrently herewith (the "Washington Mutual Disclosure Schedule"), (ii) as provided in the Rights Agreement, dated as of December 20, 2000, between Washington Mutual and Mellon Investor Services L.L.C. (as amended and supplemented, the "Washington Mutual Rights Agreement"), and (iii) as set forth elsewhere in this Section 5.2, Washington Mutual does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Washington Mutual Common Stock or Washington Mutual preferred stock or any other equity securities of Washington Mutual or any securities representing the right to purchase or otherwise receive any shares of Washington Mutual Common Stock or Washington Mutual preferred stock. The shares of Washington Mutual Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     5.3. Authority; No Violation.

     (a) Washington Mutual has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the issuance of Washington Mutual Common Stock hereunder) have been duly and validly approved by the Board of Directors of Washington Mutual and no other corporate proceedings on the part of Washington Mutual are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Washington Mutual and (assuming due authorization, execution and delivery by Dime) each constitutes a valid and binding obligation of Washington Mutual, enforceable against Washington Mutual in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 5.3(b) of the Washington Mutual Disclosure Schedule, neither the execution and delivery of this Agreement by Washington Mutual, nor the consummation by Washington Mutual of the transactions contemplated hereby, nor compliance by Washington Mutual with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Washington Mutual or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Washington Mutual or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Washington Mutual or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Washington Mutual or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate will not have and would not reasonably be expected to have a Material Adverse Effect on Washington Mutual.

     5.4. Consents and Approvals. Except for (i) the approval of the Merger by the OTS, (ii) approval of the listing of the Washington Mutual Common Stock to be issued in the Merger on the NYSE, (iii) the filing with the SEC of the Proxy Statement/Prospectus and the filing and declaration of effectiveness of the S-4, (iv) the filing of the Articles of Merger with the Washington Secretary pursuant to the WBCA and the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) the adoption this Agreement by the requisite vote of the stockholders of Dime, (vi) the consents and approvals set forth in Section 5.4 of the Washington Mutual Disclosure Schedule, and (vii) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Washington Mutual, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are necessary in connection with (A) the execution and delivery by Washington Mutual of this Agreement and
(B) the consummation by Washington Mutual of the Merger and the other transactions contemplated hereby.

     5.5. Reports. Washington Mutual and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1998 with any Governmental Entities, and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Section 5.5 of the Washington Mutual Disclosure Schedule and except for normal examinations conducted by a Governmental Entity in the regular course of the business of Washington Mutual and its Subsidiaries, no Governmental Entity has initiated any proceeding or, to the best knowledge of Washington Mutual, investigation into the business or operations of Washington Mutual or any of its Subsidiaries since January 1, 1998. There is no material unresolved violation, criticism, or exception by any Government Entity with respect to any report or statement relating to any examinations of Washington Mutual or any of its Subsidiaries.

     5.6. Financial Statements. Washington Mutual has previously made available to Dime copies of (a) the consolidated balance sheets of Washington Mutual and its Subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ending December 31, 1998 through 2000, inclusive, as reported in Washington Mutual's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC under the Exchange Act, accompanied by the audit report of Deloitte & Touche, LLP, independent public accountants with respect to Washington Mutual, and (b) the unaudited consolidated balance sheets of Washington Mutual and its Subsidiaries as of March 31, 2000, and March 31, 2001, and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three-month periods then ended, as reported in Washington Mutual's Quarterly Report on Form 10-Q for the period ended March 31, 2001 filed with the SEC under the Exchange Act. Each of the financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 7.10 hereof (including the related notes, where applicable) will fairly present when filed with the SEC (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which are expected to be material in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Washington Mutual and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 7.10 hereof (including the related notes, where applicable) will comply when filed with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such financial statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 7.10 (including the related notes, where applicable) will be, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Washington Mutual and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     5.7. Broker's Fees. Except as set forth in Section 5.7 of the Washington Mutual Disclosure Schedule, neither Washington Mutual nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     5.8. Absence of Certain Changes or Events. Except as publicly disclosed in Washington Mutual Reports (as defined in Section 5.10) filed prior to the date hereof or as set forth in Section 5.8 of the Washington Mutual Disclosure Schedule, since December 31, 2000, no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Washington Mutual.

     5.9. Legal Proceedings.

     (a) Neither Washington Mutual nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Washington Mutual's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Washington Mutual or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Washington Mutual.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Washington Mutual, any of its Subsidiaries or the assets of Washington Mutual or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect on Washington Mutual.

     5.10. SEC Reports. Washington Mutual has previously made available to Dime an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1999 and prior to the date hereof by Washington Mutual with the SEC pursuant to the Securities Act or the Exchange Act (the "Washington Mutual Reports"), and no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Washington Mutual and its Subsidiaries have timely filed all Washington Mutual Reports and other documents required to be filed by them under the Securities Act and the Exchange Act, and, as of their respective dates, all Washington Mutual Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

     5.11. Compliance With Applicable Law. Except as disclosed in Section 5.11 of the Washington Mutual Disclosure Schedule, Washington Mutual and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Washington Mutual or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Washington Mutual, and neither Washington Mutual nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on Washington Mutual.

     5.12. Agreements With Regulatory Agencies. Except as set forth in Section
5.12 of the Washington Mutual Disclosure Schedule, neither Washington Mutual nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each, whether or not set forth in Section
5.12 of the Washington Mutual Disclosure Schedule, a "Washington Mutual Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or relates to its capital adequacy, its credit policies, its management or its business, nor has Washington Mutual or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Washington Mutual is not aware of any fact or circumstance which is reasonably likely to prevent it or Dime from obtaining the governmental approvals and consents required in connection with the consummation by Washington Mutual of the Merger and the other transactions contemplated hereby.

     5.13. Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Washington Mutual included in the Washington Mutual Form 10-Q for the quarter ended March 31, 2001 or for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2001, neither Washington Mutual nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on Washington Mutual.

     5.14. Washington Mutual Information. The information relating to Washington Mutual and its Subsidiaries to be provided by Washington Mutual to be contained in the Proxy Statement/Prospectus, the S-4, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Dime or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

6. COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1. Conduct of Business Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, Dime shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) take no action which would reasonably be expected to adversely affect or delay its ability to obtain any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to consummate the transactions contemplated hereby.

     6.2. Dime Forbearances. Except as set forth in Section 6.2 of the Dime Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, Dime shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Washington Mutual (which consent shall not be unreasonably withheld):

          (a) adjust, split, combine or reclassify any capital stock; set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation, joint venture or other entity any right to acquire any shares of its capital stock, other than (i) subject to Section 6.4, regular quarterly cash dividends on Dime Common Stock equal to the rate declared and paid during the current fiscal quarter with record and payment dates consistent with past practice, provided, however, that no dividend shall be paid by Dime on Dime Common Stock if Dime shall be required to borrow to do so; and
     (ii) dividends paid by any of the Subsidiaries of Dime so long as such dividends are only paid to Dime or any of its other wholly owned Subsidiaries; provided that no such dividend shall cause Dime Savings Bank to cease to qualify as a "well capitalized" institution

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     under 12 CFR 565); or issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of stock options or warrants outstanding as of the date hereof) or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock;

          (b) sell, transfer, mortgage, encumber or otherwise dispose of any of its assets or properties to any individual, corporation or other entity (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case that is material to Dime, except (i) in the ordinary course of business consistent with past practice or (ii) as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set out in Section 6.2 of the Dime Disclosure Schedule;

          (c) make any acquisition or investment, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary or agent capacity or pursuant to written contracts or agreements entered into prior to the date hereof (true and correct copies of which have been delivered to Washington Mutual prior to the date of this Agreement)), by merger, consolidation, asset purchase or other business combination, or by contributions to capital, or make any material property transfers or material purchases of any property or assets, in or from any other individual, corporation, joint venture or other entity other than a wholly owned Subsidiary of Dime, except as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set out in Section 6.2 of the Dime Disclosure Schedule;

          (d) enter into, renew, extend or terminate any Loan, lease, contract or other agreement, other than Loans made in the ordinary course of business and in accordance with paragraph (i) below, that calls for aggregate annual payments of $700,000 and which is not either (i) terminable at will on 60 days or less notice without payment of a penalty in excess of $70,000 or (ii) has a term of less than one year; make any change to the lease relating to North American Mortgage Company's headquarters in Tampa, Florida; or make any material change in any of its other leases, material contracts or other material agreements, other than renewals for a term of one year or less without material adverse changes to the terms thereof;

          (e) other than general salary increases consistent with past practices for employees (other than officers above the level of Vice President) or as required by contractual commitments outstanding on the date hereof, (i) increase in any material respect the compensation or fringe benefits of any of its employees, (ii) pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, (iii) become a party to, amend (other than amendments required by law or by Washington Mutual as set forth in Section 7.7) or commit itself (orally or in writing) to any compensation (other than any retention plan approved in writing by Washington Mutual), pension, retirement, profit-sharing, severance, change-in-control or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, (iv) hire any new executive officers, or (v) accelerate the vesting of any stock options or other stock-based compensation;

          (f) authorize or permit its officers, directors, employees, agents, advisors and affiliates (collectively, "Representatives") to (i) initiate, solicit, encourage or knowingly facilitate any inquiries or proposals with respect to, any Acquisition Proposal or (ii) engage in any negotiations concerning, or provide any nonpublic information to, or have any discussions with, any person relating to, any Acquisition Proposal, or
     (iii) waive any provision of or amend the terms of the Rights Agreement (or redeem the rights issued thereunder) in respect of an Acquisition Proposal; provided that, in the event Dime receives an unsolicited bona fide Acquisition Proposal and Dime's board of directors concludes in good faith that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, Dime may, and may permit its Subsidiaries and its and their Representatives to, take any action described in clause
     (ii) above to the extent that the board of directors of Dime concludes in good faith (based on the advice of its outside counsel) that failure to take such actions would more likely than not result in a violation of its fiduciary duties under applicable law; provided that prior to

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

     providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, Dime shall have entered into a confidentiality agreement with such third party on terms no less favorable to Dime than the Confidentiality Agreement. Dime will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Washington Mutual with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Dime will promptly (within one Business Day) advise Washington Mutual following receipt of any Acquisition Proposal of the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Washington Mutual apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis. Nothing contained in this Agreement shall prevent Dime or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Dime or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, Dime or any of its Subsidiaries, other than the transactions contemplated by this Agreement. As used in this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal which the board of directors of Dime concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be nationally recognized investment banking firms), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of "Superior Proposal", the references to "more than 15%" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition Proposal shall only refer to a transaction involving Dime and not its Subsidiaries;

          (g) other than in accordance with contracts entered into prior to the date of this Agreement which were disclosed to Washington Mutual prior to the date hereof or otherwise in accordance with this Agreement, make (i) any capital expenditures relating to technology initiatives (including Internet web sites) or (ii) any other capital expenditures in excess of (A) $400,000 per project or related series of projects or (B) $2,500,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

          (h) expand its private banking business in any material respect or, except in the ordinary course of business, make application for the opening, relocation or closing of any, or open, relocate or close any, branch office or loan production or servicing facility (provided that Dime shall not open any new branch office or loan production or servicing facility in any state in which it does not have such operations at the date of this Agreement);

          (i) except for Loans or commitments for Loans that have previously been approved by Dime prior to the date of this Agreement, (A) make or acquire any Loan or issue a commitment for any Loan other than Loans made or acquired in the ordinary course of business consistent with past practice which have (x) in the case of commercial and commercial real estate Loans, (i) a principal balance not in excess of $10,000,000 and (ii) involve aggregate borrowings by the applicable borrower not in excess of $20,000,000, or (y) in the case of Loans for the purchase of single-family residences, a principal balance not in excess of $1,500,000 unless, in each such case, Dime promptly provides to Washington Mutual copies of the approvals for such Loans; provided that Washington Mutual may in its reasonable judgment determine to require that it consent in advance to Loans of the types referred to in clauses (x) or (y) and in such event, Washington Mutual and Dime will work in a cooperative

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     manner to establish procedures by which such consent will be provided in order to ensure that this consent process does not materially interfere with the continued operations of Dime in the ordinary course of business consistent with past practice; (B) take any action that would result in any discretionary releases of collateral or guarantees or otherwise restructure any Loan or commitment for any Loan with a principal balance in excess of the respective amounts set forth in clause (A) above; or (C) agree to guarantee the obligations of any person other than any wholly owned Subsidiary of Dime;

          (j) settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business consistent with past practice, or agree or consent to the issuance of any injunction, decree, order, agreement or judgment restricting its business or operations;

          (k) amend its certificate of incorporation, bylaws or similar governing documents, or enter into a plan of consolidation, merger, share exchange or reorganization with any person (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of Dime), or a letter of intent or agreement in principle with respect thereto;

          (l) materially change its investment securities portfolio policy, or the manner in which the portfolio is classified or reported;

          (m) make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, (ii) hedging its loan positions or commitments, or (iii) without prior notice to Washington Mutual, pricing of its other products and services;

          (n) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Section 8.1 or 8.2 not being satisfied or in a material violation of any provision of this agreement, except, in every case, as may be required by applicable law;

          (o) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by Dime's independent public accountants;

          (p) enter into any commercial loan securitizations or create any special purpose funding entity;

          (q) enter into any agreement or amend or terminate any agreement between Dime or any of its Subsidiaries, on the one hand, and Warburg or any of its affiliates, on the other, in each case other than agreements entered into by Dime and its Subsidiaries with customers in the ordinary course of its banking business;

          (r) introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements, in each case without prior notice to Washington Mutual;

          (s) make or change any Tax election, settle or compromise any material Tax liability of Dime or any of its Subsidiaries, agree to an extension of the statute of limitations with respect to the assessment or determination of Taxes of Dime or any of its Subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

          (t) intentionally take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement; or

          (u) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

     6.3. No Fundamental Washington Mutual Changes. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of

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this Agreement to the Effective Time, Washington Mutual shall not, without the prior written consent of Dime (which consent shall not be unreasonably withheld), (i) amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Dime Capital Stock, (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Section 8.1 or 8.3 not being satisfied or in a material violation of any provision of this Agreement, (iii) intentionally take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or (iv) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.3.

     6.4. Dividends. Until the Effective Time, Dime and Washington Mutual shall coordinate the declaration and payment of any dividends in respect of Dime Common Stock and Washington Mutual Common Stock and the record dates and the payment dates relating thereto, it being the intention of Dime and Washington Mutual that holders of Dime Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Dime Common Stock and/or any shares of Washington Mutual Common Stock that any such holder receives in exchange therefor pursuant to the Merger.

7. ADDITIONAL AGREEMENTS

     7.1. Regulatory Matters.

     (a) Washington Mutual and Dime shall promptly prepare and file with the SEC the Proxy Statement/Prospectus and the S-4. Each of Washington Mutual and Dime shall use reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Dime shall thereafter mail the Proxy Statement/Prospectus to its stockholders.

     (b) Dime acknowledges that Washington Mutual desires to cause at or promptly following the Effective Time the merger (the "Second Merger") of Dime Savings Bank with and into one of Washington Mutual's wholly owned depository institution Subsidiaries to be selected by Washington Mutual.

     (c) Subject to the other provisions of this Agreement, the parties hereto shall cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Second Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

     (d) Washington Mutual and Dime shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of Washington Mutual, Dime or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (e) Washington Mutual and Dime shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 8.1(c) below) will not be obtained or that the receipt of any such approval will be materially delayed or conditioned.

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     7.2. Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Dime shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other Representatives of Washington Mutual access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of Dime and its Subsidiaries, and, during such period, Dime shall, and shall cause its Subsidiaries to, make available to Washington Mutual (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking, mortgage lending, real estate or consumer finance or protection laws (other than reports or documents which Dime is not permitted to disclose under applicable law) and
(ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Dime nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or in the ordinary course of business consistent with past practice. The parties hereto will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Washington Mutual shall hold all information furnished by Dime or any of its Subsidiaries or representatives pursuant to Section 7.2(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated May 2, 2001, between Washington Mutual and Dime (the "Confidentiality Agreement").

     (c) No investigation by either of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     7.3. Stockholder Approval.

     (a) Dime shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the "Dime Stockholders Meeting") for the purpose of obtaining the required vote of the holders of Dime Common Stock with respect to the transactions contemplated by this Agreement and, subject to Section 7.3(b), shall take all lawful action to solicit the adoption of this Agreement by such stockholders. The Board of Directors of Dime shall recommend adoption of this Agreement by the stockholders of Dime and shall not
(x) withdraw, modify or qualify in any manner adverse to Washington Mutual such recommendation or (y) take any other action or make any other public statement in connection with the Dime Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in Dime Recommendation"), except as and to the extent expressly permitted by Section 7.3(b). Notwithstanding any Change in Dime Recommendation, this Agreement shall be submitted to the stockholders of Dime at the Dime Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Dime of such obligation. In addition to the foregoing, Dime shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

     (b) Notwithstanding the foregoing Dime and its Board of Directors shall be permitted to effect a Change in Dime Recommendation, if and only to the extent that:

          (i) Dime's Board of Directors, based on the advice of its outside counsel, determines in good faith that failure to take such action would result in a violation of its fiduciary duties under applicable law, and

          (ii) If the Board of Directors of Dime intends to effect a Change in Dime Recommendation following an Acquisition Proposal, prior to effecting such Change in Dime Recommendation, (A) Dime shall have complied in all material respects with Section 6.2(f), (B) the Board of
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     Directors of Dime shall have concluded in good faith that such Acquisition
     Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Washington Mutual pursuant to clause
     (D) below, (C) Dime shall notify Washington Mutual, at least five Business Days in advance, of its intention to effect a Change in Dime Recommendation in response to such Superior Proposal, specifying the material terms and conditions of any such Superior Proposal and furnishing to Washington Mutual a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, and (D) prior to effecting such a Change in Dime Recommendation, Dime shall, and shall cause its financial and legal advisors to, during the period following Dime's delivery of the notice referred to in clause (C) above, negotiate with Washington Mutual in good faith (to the extent Washington Mutual desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

     7.4. Legal Conditions to Merger.

     (a) Subject to the terms and conditions of this Agreement, each of Washington Mutual and Dime shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Section 8 hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Dime or Washington Mutual or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action pursuant to the foregoing sentence if the taking of such action or the obtaining of such consents, authorizations, orders, approvals or exemptions is reasonably likely to result in a condition or restriction having an effect of the type referred to in Section 8.2(c).

     (b) Subject to the terms and conditions of this Agreement, each of Washington Mutual and Dime agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using reasonable best efforts to (i) modify or amend any contracts, plans or arrangements to which Washington Mutual or Dime is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Section 8 hereof,
(ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

     7.5. Affiliates. Dime shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Dime to deliver to Washington Mutual, as soon as practicable after the date of this Agreement, and in any event prior to the date of the stockholders meeting called by Dime pursuant to Section 7.3 hereof, a written agreement, in the form and substance reasonably satisfactory to Washington Mutual, relating to required transfer restrictions on the Washington Mutual Common Stock received by them in the Merger pursuant to Rule 145.

     7.6. Stock Exchange Listing. Washington Mutual shall use its best efforts to cause the shares of Washington Mutual Common Stock to be issued in the Merger, to each Warrant Holder pursuant to the Voting/Purchase Agreement and to LTW holders pursuant to the Warrant Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     7.7. Employees; Employee Benefit Plans.

     (a) The benefits to be provided to employees of Dime and its Subsidiaries as of the Effective Time ("Covered Employees") shall be the benefits provided to similarly situated employees of Washington

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Mutual, which shall be so provided as soon as practicable after the Effective
Time, but in no event later than the date the Covered Employees are placed on the same payroll service as such employees of Washington Mutual; provided, however, that until such time that the Covered Employees are placed on the same payroll service as such employees of Washington Mutual, Washington Mutual shall, or shall cause its Subsidiaries to, provide benefits no less favorable, in the aggregate, than the benefits provided to similarly situated employees under Washington Mutual's plans, programs and arrangements. Washington Mutual shall, from and after the Effective Time, (i) comply with the contractual commitments of Dime to its current and former employees in accordance with their terms and honor all employee benefit obligations to current and former employees of Dime and its Subsidiaries under the applicable contractual commitment, (ii) provide Covered Employees credit for the most recent period of uninterrupted service (including any bridging or prior service credit, without regard to whether there has been an interruption in service, solely to the extent provided by Dime and its Subsidiaries as of the date hereof) with Dime or any of its Subsidiaries (and their predecessors) prior to the Effective Time for all purposes under employee benefit plans of Washington Mutual or its Subsidiaries (including for purposes of benefit accrual), (iii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Plans) and eligibility waiting periods under group health plans of Washington Mutual to be waived with respect to Covered Employees (and their eligible dependents) who become participants in such group health plans and (iv) use reasonable efforts to give credit for or otherwise take into account the out-of-pocket expenses and annual expense limitations paid by each Covered Employee under the comparable Plans for the year in which the Effective Time occurs; provided, however, that no credits for service as described in clause (ii) above shall be permitted if to do so would result in duplication of benefits under such plans. From and after the Effective Time, Washington Mutual shall honor all vacation and paid time off of the Covered Employees accrued as of the Effective Time, in accordance with the Dime policy as in effect on the date hereof. Except as otherwise prohibited under this Section 7.7, nothing in this Section 7.7 shall be interpreted as preventing Washington Mutual or its Subsidiaries from amending, modifying or terminating any Plans or other contracts, arrangements, commitments or understandings, in a manner consistent with their terms and applicable law.

     (b) Subject to applicable law and the amendment provisions of any defined contribution plans maintained by Dime or its Subsidiaries (the "401(k) Plans"), Dime agrees to amend the 401(k) Plans prior to the Effective Time so that new participant loans are no longer available as of the Effective Time.

     (c) Dime shall be permitted to pay up to an aggregate of $8 million as retention bonuses to such employees of Dime or any of its Subsidiaries as Dime may determine (but not including any employees who are parties to any individual employment or change in control agreements), with such bonus amounts payable on the earlier of the first anniversary of the Effective Time or the date the eligible employee's employment is terminated by Dime or Washington Mutual or any of their Subsidiaries.

     (d) With respect to the Severance Pay Program for Employees of Dime and Participating Subsidiaries (including the programs in place for Non-Officers, Vice Presidents or lower, and Senior Vice President), as soon as practicable after the date hereof but in any event prior to the Effective Time, Dime shall, or shall cause its Subsidiaries to, amend such plans to provide that the payments to be made to any participants therein shall only be made in a lump sum cash amount, and in no event shall Dime provide the participants the right to elect to receive such payments in the form of an annuity. In addition, as soon as practicable after the date hereof but in any event prior to the Effective Time, Dime shall, or shall cause its Subsidiaries to, use reasonable best efforts to cause Covered Employees who are parties to employment, change-in-control or severance agreements (which have been previously disclosed to Washington Mutual on Section 4.11(a) of the Dime Disclosure Schedule) to agree to receive any severance or other related payments thereunder, which would otherwise be paid in the form of an annuity, in a lump sum payment within thirty
(30) days after the date such payments would otherwise commence (or, if such payments have already commenced, after the date of such amendment); provided, however, that all such Covered Employees shall continue to be entitled to all other rights and benefits to which they are previously entitled under any such agreements, which shall remain in full force and effect, as modified to take into account solely the provisions described herein; and provided, further, however, that in no event shall any

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such amendments be made to those agreements pursuant to which any Covered
Employee is entitled to receive an amount payable either (i) in respect of a covenant not to solicit or (ii) expressly not in respect of any severance obligation.

     (e) With respect to the Dime Employee Stock Purchase Plan, Dime shall take all actions necessary to cause the offering period commencing on July 1, 2001 under such plan to terminate effective prior to the Effective Time, and Washington Mutual shall provide that all Covered Employees shall, effective as of the Effective Time, be eligible to participate in the Washington Mutual Employee Stock Purchase Plan, on the same terms and conditions as similarly situated employees of Washington Mutual.

     (f) With respect to the Committee as defined under the Employee Umbrella Trusts (the "Employee Committee") and the Committee as defined under the Director Umbrella Trust (the "Director Committee"), prior to the Effective Time, Dime shall cause all actions necessary to be taken to provide that at and following the Effective Time, each such committee shall be made up of three members, selected as follows: (i) two of the members of the Employee Committee shall be current senior executive officers of Dime and two of the members of the Director Committee shall be nonemployee directors of Dime (and each such committee member, a "Dime Member"), in each case selected by the Employee Committee (or Director Committee, as applicable) as constituted immediately prior to the Effective Time, and (ii) the third member of the Employee Committee and the Director Committee shall be selected by Washington Mutual. In addition, in the event that a Dime Member ceases to serve on the Employee Committee (or Director Committee, as applicable), he or she shall be permitted to designate his or her successor (or, in the case of his or her death or disability, the other remaining Dime Member shall be permitted to so designate).

     7.8. Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, in the event of any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Dime or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Dime, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust or other enterprise (a list of which directors, officers and employees of Dime or any of its Subsidiaries who as of the date of this Agreement are serving in any such capacity with another corporation, trust, partnership, trust or other enterprise is set forth in Section 7.8(a) of the Dime Disclosure Schedule) or (ii) this Agreement, or any of the transactions contemplated hereby and all actions taken by an Indemnified Party in connection herewith, whether in any case asserted or arising before or after the Effective Time, Washington Mutual shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking, to the extent required by law, from such Indemnified Party to repay such advanced expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation). Any Indemnified Party wishing to claim indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Washington Mutual thereof, provided that the failure to so notify shall not affect the obligations of Washington Mutual under this Section 7.8 except (and only) to the extent such failure to notify materially prejudices Washington Mutual.

     (b) Without limiting any of the obligations under paragraph (a) of this
Section 7.8, Washington Mutual agrees that all rights to indemnification and all limitations of liability existing in favor of the

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Indemnified Parties as provided in Dime's Certificate of Incorporation or Bylaws or in the corresponding constituent documents of any of Dime's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto; provided, however, that nothing contained in this Section 7.8(b) shall be deemed to preclude the liquidation, consolidation or merger of Dime or any Subsidiary thereof, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Washington Mutual. Nothing contained in this Section 7.8(b) shall be deemed to preclude any rights to indemnification or limitations on liability provided in Washington Mutual's Articles of Incorporation or Bylaws or the similar governing documents of any of Washington Mutual's Subsidiaries with respect to matters occurring subsequent to the Effective Time to the extent that the provisions establishing such rights or limitations are not otherwise amended to the contrary.

     (c) Washington Mutual shall use its best efforts to cause the persons serving as officers and directors of Dime immediately prior to the Effective Time to be covered for a period of six (6) years from the Closing Date by the directors' and officers' liability insurance policy or policies maintained by Washington Mutual (provided that Washington Mutual's policy or policies provide at least the same coverage and amounts containing terms and conditions which are in the aggregate no less advantageous to such directors and officers of Dime than the terms and conditions of the existing directors' and officers' liability insurance policy of Dime, and provided further that in no event will Washington Mutual be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Dime for such insurance (the "Insurance Amount"), and further provided, that if Washington Mutual is unable to maintain or obtain the insurance called for by this Section 7.8(c) as a result of the preceding proviso, Washington Mutual shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such. The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.9. Advice of Changes; Other Matters.

     (a) Washington Mutual and Dime shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     (b) Dime will use all reasonable best efforts to implement, within 30 days after the date of this Agreement, procedures developed jointly by the parties to ensure compliance with state and local consumer protection laws relating to its retail subprime loan origination and servicing businesses.

     7.10. Subsequent Interim and Annual Financial Statements.

     (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) or 90 days after the end of each fiscal year ending after the date of this Agreement, each party will deliver to the other party its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as the case may be, as filed with the SEC under the Exchange Act.

     (b) As soon as reasonably practicable and as soon as they are available, but in no event more than 30 days, after the end of each calendar month ending after the date of this Agreement, Dime shall furnish to Washington Mutual (i) consolidated and consolidating financial statements (including balance sheet, statement of operations and stockholders' equity) of Dime and each of its Subsidiaries as of and for such month then ended, (ii) servicing reports regarding cash flows, delinquencies and foreclosures on asset pools serviced or master serviced by Dime or any of its Subsidiaries, and (iii) any internal management reports relating to the foregoing. All information furnished by Dime to Washington Mutual pursuant to this

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Section 7.10(b) shall be held in confidence by Washington Mutual to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     7.11. Reorganization. Neither Washington Mutual nor Dime shall take, or cause or permit any of its Subsidiaries to take, any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     7.12. Exemption From Liability Under Section 16(b). Assuming that Dime delivers to Washington Mutual the Section 16 Information (as defined below) reasonably in advance of the Effective Time, the Board of Directors of Washington Mutual, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by the Dime Insiders (as defined below) of Washington Mutual Common Stock in exchange for shares of Dime Common Stock, and of options to purchase Washington Mutual Common Stock upon conversion of Dime Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information provided by Dime to Washington Mutual prior to the Effective Time, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Section 16 Information" shall mean information accurate in all respects regarding the Dime Insiders, the number of shares of Dime Common Stock held by each such Dime Insider and the number and description of the Dime Options held by each such Dime Insider. "Dime Insiders" shall mean those officers and directors of Dime who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

     7.13. Warrant Agreement Assumption. Washington Mutual shall enter into an agreement with the Warrant Agent confirming the rights of holders of LTWs as provided in Section 4.2(d) of the Warrant Agreement. Washington Mutual shall use its best efforts to maintain the trading designation of the LTWs on the Nasdaq Stock Market.

     7.14. Board of Directors. At or promptly following the Effective Time, Washington Mutual shall take all action necessary to appoint one member of Dime's Board of Directors, selected by Washington Mutual after consultation with Dime, to Washington Mutual's board of directors.

     7.15. Insider Loan Disclosure. Within 30 days after the date of this Agreement Dime shall prepare and deliver to Washington Mutual a schedule setting forth the following information as of a date not more than 15 days prior to such date of delivery: (i) all evidences of indebtedness reflected as assets on the books and records of Dime and its Subsidiaries ("Loans") by Dime and its Subsidiaries to executive officers (as such term is defined in Part 215 of Title 12 of the Code of Federal Regulations) of Dime or any of its Subsidiaries; (ii) any such Loans to any employee, officer, director or other affiliate on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) any such Loans which were not made in compliance in all material respects with all applicable federal laws and regulations.

     7.16. Insurance Disclosure. Within 30 days after the date of this Agreement Dime shall prepare and deliver to Washington Mutual a schedule setting forth the following information as of a date not more than 15 days prior to such date of delivery: a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force with respect to the business and assets of Dime and its Subsidiaries (other than insurance policies under which Dime or any Subsidiary thereof is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific loans and mortgage insurance policies on specific loans).

     7.17. Management Consultation Meetings and Distribution of
Information. From the date of this Agreement until the Effective Time, Steve Freimuth the Washington Mutual senior manager responsible for the integration of Washington Mutual and Dime, and an officer of Dime (who shall be an executive vice president or higher selected by Dime and reasonably acceptable to Washington Mutual) responsible

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for the integration of Washington Mutual and Dime, shall confer on a regular basis regarding the business and operations of Washington Mutual and Dime.

     7.18. Redesign of Branches. Dime shall cooperate with Washington Mutual and use reasonable efforts to take all actions, in a manner that does not unreasonably interfere with the conduct of business, necessary to facilitate the redesign of Dime's branch offices with the view toward obtaining all necessary permits and completing all other steps reasonably necessary for construction, at Washington Mutual's direction and expense, to begin as promptly as possible after the Closing Date.

8. CONDITIONS PRECEDENT

     8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The agreement of merger contained in this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Dime entitled to vote thereon.

          (b) NYSE Listing. The shares of Washington Mutual Common Stock to be issued to the holders of Dime Common Stock upon consummation of the Merger, to each Warrant Holder in respect of the Deemed Shares in accordance with the terms of the Voting/Purchase Agreement and to LTW holders in accordance with the Warrant Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration or termination of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4 Effectiveness. The S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

     8.2. Conditions to Obligations of Washington Mutual. The obligations of Washington Mutual to effect the Merger are also subject to the satisfaction or waiver by Washington Mutual at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Dime set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties (other than the representations and warranties contained in Section 4.2(a), which shall be true and correct in all material respects) shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Dime. Washington Mutual shall have received a

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

     certificate signed on behalf of Dime by the Chief Executive Officer and Chief Financial Officer of Dime to the foregoing effect.

          (b) Performance of Obligations of Dime. Dime shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Washington Mutual shall have received a certificate signed on behalf of Dime by the Chief Executive Officer and the Chief Financial Officer of Dime to such effect.

          (c) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Entity, in connection with the grant of a Requisite Regulatory Approval or otherwise, which imposes any restriction or condition which would be reasonably likely to have or result in a Material Adverse Effect on the Surviving Company or Washington Mutual.

          (d) Director Resignations. Washington Mutual shall have received resignations from each director of each Dime Subsidiary designated by Washington Mutual.

          (e) Tax Opinion. Washington Mutual shall have received an opinion of Simpson Thacher & Bartlett, counsel to Washington Mutual, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) each of Washington Mutual and Dime will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering its opinion, such counsel may require and rely upon written representations from Dime, Washington Mutual and stockholders of Dime.

          (f) Satisfaction of Voting/Purchase Agreement Conditions. All conditions precedent to the obligation of Washington Mutual to purchase warrants from each Warrant Holder pursuant to the Voting/Purchase Agreement shall have been duly satisfied or waived.

     8.3. Conditions To Obligations Of Dime. The obligation of Dime to effect the Merger is also subject to the satisfaction or waiver by Dime at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Washington Mutual set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Washington Mutual. Dime shall have received a certificate signed on behalf of Washington Mutual by the Chief Executive Officer and the Chief Financial Officer of Washington Mutual to the foregoing effect.

          (b) Performance of Obligations of Washington Mutual. Washington Mutual shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Dime shall have received a certificate signed on behalf of Washington Mutual by the Chief Executive Officer and the Chief Financial Officer of Washington Mutual to such effect.

          (c) Tax Opinion. Dime shall have received an opinion of Sullivan & Cromwell, counsel to Dime, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code, (ii) each of Dime and Washington Mutual will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) subject to customary exceptions and, except to the extent of any cash received, no gain or loss will be recognized by any of

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     the stockholders of Dime in the Merger. In rendering its opinion, such counsel may require and rely upon written representations from Dime, Washington Mutual and stockholders of Dime.

9. TERMINATION AND AMENDMENT

     9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of Washington Mutual and Dime in a written instrument, if the Board of Directors of each so determines;

          (b) by either Washington Mutual or Dime if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) by either Washington Mutual or Dime if the Effective Time shall not have occurred on or before April 30, 2002, unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either Washington Mutual or Dime (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the other party shall have breached (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 8 hereof;

          (e) by either Washington Mutual or Dime if any approval of the stockholders of Dime contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Dime Stockholders Meeting or at any adjournment or postponement thereof;

          (f) by Washington Mutual if (i) the Board of Directors of Dime shall have failed to recommend the Merger, or shall have withdrawn, modified or changed in a manner adverse to Washington Mutual its recommendation of the Merger (or shall have disclosed its intention to withdraw, modify or adversely change such recommendation), (ii) Dime shall have breached the terms of Section 6.2(f) hereof in any respect adverse to Washington Mutual, or (iii) Dime shall have materially breached its obligations under Section
     7.3 by failing to call, give notice of, convene and hold the Dime Stockholders Meeting in accordance with Section 7.3; or

          (g) by Washington Mutual if a tender offer or exchange offer for 25% or more of the outstanding shares of Dime Common Stock is commenced (other than by Washington Mutual or a Subsidiary thereof), and the Board of Directors of Dime recommends that the stockholders of Dime tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

     9.2. Effect of Termination.

     (a) In the event of termination of this Agreement by either Washington Mutual or Dime as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Washington Mutual, Dime, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.2(b), 9.2, and 10.2 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Washington Mutual nor

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Dime shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     (b) Dime shall pay Washington Mutual, by wire transfer of immediately available funds, the sum of $185 million (the "Termination Fee") if this Agreement is terminated as follows:

          (i) if this Agreement is terminated by Washington Mutual pursuant to Sections 9.1(f) or 9.1(g), then Dime shall pay the entire Termination Fee on the second Business Day following such termination; and

          (ii) if this Agreement is terminated by (A) Washington Mutual pursuant to Section 9.1(d) if the breach giving rise to such termination was willful or (B) by either Washington Mutual or Dime pursuant to Section 9.1(e) and in any such case an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of Dime (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the date of the taking of the vote of the stockholders of Dime contemplated by this Agreement at the Dime Stockholders Meeting, in the case of clause (B), or the date of termination, in the case of clause (A), then Dime shall (x) pay Washington Mutual an amount equal to $20 million on the second Business Day following such termination, and (y) if within 18 months after such termination, Dime or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Dime shall pay the Termination Fee (net of any payment made pursuant to clause (x) above) on the date of such execution or consummation.

     (c) Any amount that becomes payable pursuant to Section 9.2(b) shall be paid by wire transfer of immediately available funds to an account designated by Washington Mutual.

     (d) Dime and Washington Mutual agree that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement Washington Mutual would not have entered into this Agreement, and that such amounts do not constitute a penalty. If Dime fails to pay Washington Mutual the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), Dime shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Washington Mutual in connection with any action in which Washington Mutual prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

     9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Dime; provided, however, that after any approval of the transactions contemplated by this Agreement by Dime's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Dime stockholders hereunder other than as contemplated by this Agreement or which negatively impacts the intended tax treatment of the holders of Dime Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or

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waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10. GENERAL PROVISIONS

     10.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     10.2. Expenses. Except as provided in Section 9.2 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Washington Mutual, to:

            Washington Mutual, Inc.
            1201 Third Avenue -- WMT 1501
            Seattle, WA 98101
            Fax: (206) 461-5739
            Attn: Craig E. Tall

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY 10017
            Fax: (212) 455-2502
            Attn: Lee Meyerson
                  Brian Stadler

        (b) if to Dime, to:

            Dime Bancorp, Inc.
            589 Fifth Avenue
            New York, NY 10017
            Fax: (212) 326-6110
            Attn: James E. Kelly

            with a copy to:

            Sullivan & Cromwell
            125 Broad Street
            New York, NY 10004
            Fax: (212) 558-3588
            Attn: Mitchell S. Eitel

     10.4. Interpretation. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Dime, Washington Mutual or any of their respective officers, directors, Subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. It is agreed that any disclosure in a particular section of a party's Disclosure Schedule shall be deemed disclosed in respect of any other section thereof to the extent it is readily apparent that such disclosure is applicable to such other section.

     10.5. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.6. Entire Agreement. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement to the extent provided in Section 7.2(b).

     10.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law or the DGCL are applicable).

     10.8. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     10.9. Publicity. Washington Mutual and Dime shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NYSE. Without limiting the reach of the preceding sentence, Washington Mutual and Dime shall cooperate to develop all public announcement materials and (b) make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party. In addition, Dime and its Subsidiaries shall (a) consult with Washington Mutual regarding communications with customers, stockholders, prospective investors and employees related to the transactions contemplated hereby, (b) provide Washington Mutual with stockholder lists of Dime and (c) allow and facilitate Washington Mutual contact with stockholders of Dime and other prospective investors.

     10.10. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as otherwise specifically provided in Section 7.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Washington Mutual and Dime have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

                                          WASHINGTON MUTUAL, INC.

                                          By: /s/ CRAIG E. TALL
                                            ------------------------------------
                                              Name: Craig E. Tall
                                              Title: Vice Chair

                                          DIME BANCORP, INC.

                                          By: /s/ LAWRENCE J. TOAL
                                            ------------------------------------
                                              Name: Lawrence J. Toal
                                              Title: Chief Executive Officer

                                                                      APPENDIX B

                                                                  EXECUTION COPY

                     WARRANT PURCHASE AND VOTING AGREEMENT

     WARRANT PURCHASE AND VOTING AGREEMENT, dated as of June 25, 2001 (this "Agreement"), between Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg, Pincus"), Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership ("Warburg, Pincus Netherlands I"), Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership ("Warburg, Pincus Netherlands II"), Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership ("Warburg, Pincus Netherlands III") (each of Warburg, Pincus, Warburg, Pincus Netherlands I, Warburg, Pincus Netherlands II and Warburg, Pincus Netherlands III, a "Stockholder", and collectively, the "Stockholders").

                                  WITNESSETH:

     WHEREAS, Washington Mutual and Dime Bancorp, Inc., a Delaware corporation ("Dime"), are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), providing for the merger of Dime with and into Washington Mutual (the "Merger");

     WHEREAS, as of the date hereof, the Stockholders are the record and beneficial owners, collectively, of (i) 13,607,664 shares of common stock, par value $0.01 per share, of Dime ("Dime Common Stock"), (the "Existing Shares" and, together with any shares of Dime Common Stock or other voting capital stock of Dime acquired by the Stockholders after the date hereof, whether upon the exercise of warrants or options, the conversion of convertible securities or otherwise, the "Shares"), (ii) warrants (the "Series C Warrants") to acquire 8,142.738 shares of Series C junior nonvoting convertible preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, of Dime (the "Series C Preferred Stock") and (iii) warrants (the "Series D Warrants" and, together with the Series C Warrants, the "Warrants") to acquire 5,464.926 shares of Series D junior nonvoting convertible preferred stock, par value $0.01 per share and liquidation preference of $0.01 per share, of Dime (the "Series D Preferred Stock"); and

     WHEREAS, Dime and Warburg, Pincus are party to an Investment Agreement, dated as of July 6, 2000 (the "Investment Agreement"), which, among other things, grants the Stockholders certain rights with respect to the Warrants.

     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                       PURCHASE AND SALE OF THE WARRANTS

     1.1. Purchase and Sale of the Warrants. On the terms and subject to the conditions of this Agreement, at the Warrant Purchase Closing (as defined in Section 1.2), the Stockholders shall sell, transfer and deliver to Washington Mutual, and Washington Mutual shall purchase from the Stockholders, the Warrants (such sale, transfer and delivery and such purchase is hereinafter referred to as the "Warrant Purchase"). In consideration of the sale, transfer and delivery of the Warrants by the Stockholders, the Stockholders shall be entitled to the right to receive the same Merger Consideration with respect to the Deemed Shares (as defined below) as if the Stockholders had been holders of the Deemed Shares immediately prior to the Effective Time in accordance with the election procedures set forth in Section 2.6 of the Merger Agreement. The "Deemed Shares" shall mean 7,903,073 shares of Dime Common Stock, which the parties hereto hereby agree to in lieu of the number of shares of Dime Common Stock which the Stockholders would have been entitled to receive under Section 4.2(d) of the Investment Agreement had the Stockholders exercised their rights under such Section immediately prior to the execution of the Merger Agreement with respect to all of the Warrants and had Dime elected to pay all of the purchase price payable to the Stockholders pursuant to such
Section in shares of Dime Common Stock. The parties hereto further agree that
(i) for purposes of valuation of the Warrants pursuant to Section 4.2(d) of the Investment Agreement, (x) the Acquiror's Share Price (as defined in Exhibit 10 to the Investment Agreement) shall be deemed to be the average of the closing prices of shares of Washington Mutual Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the five consecutive trading days ending on the trading day immediately preceding the announcement of the signing of the Merger Agreement (such average closing price, the "Announcement Price") and (y) in calculating the underlying security price for purposes of the Black-Scholes model, the Merger shall be treated as a fixed exchange ratio transaction and (ii) the Dime Common Stock that would have been payable pursuant to Section 4.2(d) of the Investment Agreement shall be valued at 1.05 multiplied by the Announcement Price. Notwithstanding the foregoing, (A) if the Exchange Ratio is adjusted pursuant to Section 2.5(f) of the Merger Agreement, appropriate adjustment shall be made to the Deemed Shares and (B) in the event that the merger consideration payable under the Merger Agreement is otherwise increased, this Section 1.1 shall be appropriately amended, taking into account the methodology used herein and the terms of the Investment Agreement, including
Exhibit 10 thereto.

     1.2. Closing. Unless this Agreement shall have been terminated pursuant to
Section 5.1, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Section 1.3, the closing of the Warrant Purchase (the "Warrant Purchase Closing") will take place concurrently with the Closing of the Merger, at the time and place and on the date provided in Section 2.4 of the Merger Agreement.

     At the Warrant Purchase Closing, the Stockholders shall deliver to Washington Mutual certificates representing the Warrants duly endorsed in blank or accompanied by appropriate powers duly endorsed in blank or in proper form for transfer, with appropriate transfer stamps, if any, affixed. Washington Mutual shall cause the Exchange Agent to deliver to the Stockholders Election Forms for the Stockholders' use, in accordance with the terms of Section 2.6 of the Merger Agreement, with respect to the Deemed Shares.

     1.3. Conditions to Closing of Warrant Purchase. (a) The obligations of Washington Mutual to consummate the Warrant Purchase shall be subject to the satisfaction or waiver by Washington Mutual of the following conditions:

          (i) All regulatory approvals required to consummate the Warrant Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

          (ii) No Injunction preventing the consummation of the Warrant Purchase shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Warrant Purchase.

          (iii) The representations and warranties of the Stockholders contained herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date. The Stockholders shall have performed in all material respects all of their covenants and obligations contained herein required to be performed by them on or prior to the Closing Date. Washington Mutual shall have received a certificate signed on behalf of the Stockholders by their general partner to the foregoing effect.

          (iv) The Closing of the Merger shall occur concurrently.

     (b) The obligations of the Stockholders to consummate the Warrant Purchase shall be subject to the satisfaction or waiver by the Stockholders of the following conditions:

          (i) All regulatory approvals required to consummate the Warrant Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

          (ii) No Injunction preventing the consummation of the Warrant Purchase shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Warrant Purchase.

          (iii) The representations and warranties of Washington Mutual contained herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date. Washington Mutual shall have performed in all material respects all of its covenants and obligations contained herein required to be performed by it on or prior to the Closing Date. The Stockholders shall have received a certificate signed on behalf of Washington Mutual by the Chief Executive Officer and the Chief Financial Officer of Washington Mutual, to the foregoing effect.

          (iv) The Closing of the Merger shall occur concurrently.

     1.4. Termination of Investment Agreement. As of the Effective Time, the Investment Agreement shall be terminated and shall be of no further force or effect.

                                   ARTICLE II

                                     VOTING

     2.1. Agreement to Vote. The Stockholders hereby agree that, from and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 5.1, at the Dime Stockholders Meeting or any other meeting of the stockholders of Dime, however called, or in connection with any written consent of the stockholders of Dime, the Stockholders shall:

          (a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares, and any other voting securities of Dime (whether acquired heretofore or hereafter), that are beneficially owned by the Stockholders or as to which the Stockholders have, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the Merger and any other action requested by Washington Mutual in furtherance thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Dime contained in the Merger Agreement or of the Stockholders contained in this Agreement; and
     (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the Merger or this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Dime or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of Dime or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Dime or any of its Subsidiaries; (C) a material change in the policies or management of Dime;
     (D) an election of new members to the board of directors of Dime, except where the vote is cast in favor of the nominees of a majority of the existing directors; (E) any material change in the present capitalization or dividend policy of Dime or any amendment or other change to Dime's certificate of incorporation or bylaws; or (F) any other material change in Dime's corporate structure or business; provided, however, that nothing in this Agreement shall limit or affect any actions taken by any member of the board of directors of Dime nominated by, or appointed at the request of, the Stockholders solely in his or her capacity as a director of Dime; provided, further, that nothing in this Agreement shall be interpreted as obligating the Stockholders to exercise any Warrants.

     2.2. No Inconsistent Agreements. The Stockholders hereby covenant and agree that, except for this Agreement, none of the Stockholders (a) has entered, and none of the Stockholders shall enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and
(b) has not granted, and none of the Stockholders shall grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares or the Warrants.

     2.3. Proxy. The Stockholders hereby grant a proxy, and appoint as attorney-in-fact, Fay Chapman, William Longbrake and Craig Tall, in their respective capacities as officers of Washington Mutual, and any individual who shall hereafter succeed to any such officer of Washington Mutual, and any other person designated in writing by Washington Mutual, each of them individually, with full power of substitution, to vote the Shares in accordance with Section
2.1 hereof. This proxy is coupled with an interest and shall be irrevocable for so long as this Agreement is in effect, and the Stockholders will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by any Stockholder with respect to the Shares. The foregoing proxy is subject to, and shall only become effective upon, Washington Mutual having received all necessary regulatory approvals and consents, if any, required under applicable law to exercise the voting powers granted by such proxy. Washington Mutual may terminate this proxy with respect to the Stockholders by written notice.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of the Stockholders. The Stockholders, jointly and severally, hereby represent and warrant to Washington Mutual as follows:

          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Each Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any general or limited partner therein are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Washington Mutual, constitutes a valid and binding obligation of each Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Ownership. The Existing Shares and the Warrants are, and all of the Shares and Warrants from the date hereof through and on the Closing Date will be, owned beneficially and of record by the Stockholders. As of the date hereof, (i) Warburg, Pincus holds of record 12,859,243 shares of Dime Common Stock, 7694.8874 Series C Warrants and 5164.3551 Series D Warrants, (ii) Warburg, Pincus Netherlands I holds of record 408,230 shares of Dime Common Stock, 244.2821 Series C Warrants and 163.9478 Series D Warrants, (iii) Warburg, Pincus Netherlands II holds of record 272,153 shares of Dime Common Stock, 162.8548 Series C Warrants and 109.2985 Series D Warrants and (iv) Warburg, Pincus Netherlands III holds of record 68,038 shares of Dime Common

     Stock, 40.7137 Series C Warrants and 27.3246 Series D Warrants. Each Series C Warrant is exercisable for 1 share of Series C Preferred Stock, which is convertible into 1,000 shares of Dime Common Stock. Each Series D Warrant is exercisable for 1 share of Series D Preferred Stock, which is convertible into 1,000 shares of Dime Common Stock. As of the date hereof,
     (i) the Existing Shares constitute all of the shares of Dime Common Stock and (ii) the Warrants constitute all warrants to acquire shares of Dime Common Stock, in each case held of record, owned by or for which voting power or disposition power is held or shared by the Stockholders or any of their respective affiliates (but excluding 2,000 restricted shares of Dime Common Stock and 3,000 options exercisable for Dime Common Stock, subject to vesting, received by the Stockholders' representative member of Dime's board of directors). The Stockholders (x) have and will have at all times through the Closing Date, together with their general partner, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and with respect to all of the Shares on the Closing Date, and (y) have and will have sole power of disposition with respect to the Warrants, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholders have good and marketable title to the Existing Shares and the Warrants, free and clear of any Liens. At the Warrant Purchase Closing, Washington Mutual shall acquire good and marketable title to the Warrants, free and clear of any Liens.

          (c) No Violation. The execution and delivery of this Agreement by the Stockholders does not, and the performance by the Stockholders of their obligations under this Agreement will not, (i) conflict with or violate the limited partnership agreement of any Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to any Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of any securities, or result in the creation of any Lien on the properties or assets of any Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Stockholder is a party or by which any Stockholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholders to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholders does not, and the performance by the Stockholders of their obligations under this Agreement will not, require any Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on the law, ordinance or regulation of any applicable Governmental Entity, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholders to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (e) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholders, threatened against any Stockholder before or by any Governmental Entity that could reasonably be expected to materially impair the ability of the Stockholders to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f) Absence of Agreements with Dime. Except for the Investment Agreement and the letter agreement (the "Letter Agreement") among the Stockholders and Dime, dated as of the date hereof and attached as Exhibit A hereto, there are no existing agreements or arrangements between any

     Stockholder or any of its affiliates, on one hand, and Dime or any of its Subsidiaries, on the other hand, relating to the Shares, the Warrants or any other securities of or investment in Dime.

          (g) Broker's Fees. Neither the Stockholders nor any of their respective affiliates has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     3.2. Representations and Warranties of Washington Mutual. Washington Mutual hereby represents and warrants to the Stockholders as follows:

          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Washington Mutual is a corporation duly organized under the laws of the State of Washington and is validly existing and in good standing under the laws of the State of Washington. Washington Mutual has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Washington Mutual of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Washington Mutual and no other corporate actions or proceedings on the part of Washington Mutual are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Washington Mutual and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of Washington Mutual, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) No Violation. The execution and delivery of this Agreement by Washington Mutual does not, and the performance by Washington Mutual of its obligations under this Agreement will not, (i) conflict with or violate the articles of incorporation or bylaws of Washington Mutual, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to Washington Mutual or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of any securities, or result in the creation of any Lien on the properties or assets of Washington Mutual pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Washington Mutual is a party or by which Washington Mutual or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Washington Mutual to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (c) Consents and Approvals. Except for those consents, approvals, authorizations, permits, filings and notifications set forth in Section 5.4 of the Merger Agreement, the execution and delivery of this Agreement by Washington Mutual does not, and the performance by Washington Mutual of its obligations under this Agreement will not, require Washington Mutual to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on the law, ordinance or regulation of any applicable Governmental Entity, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Washington Mutual to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (d) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Washington Mutual, threatened against Washington Mutual before or by any Governmental Entity that could reasonably be expected to materially impair the ability of Washington

     Mutual to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (e) Broker's Fees. Except as set forth in Section 5.7 of the Washington Mutual Disclosure Schedule, neither Washington Mutual nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                OTHER COVENANTS

     4.1. Further Agreements of the Stockholders. (a) The Stockholders hereby agree, while this Agreement is in effect, and except as expressly contemplated hereby, not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a "Transfer") or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Dime or any other person or enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Existing Shares, any Shares acquired after the date hereof, any securities exercisable or exchangeable for or convertible into Dime Common Stock (including the Warrants), any other capital stock of Dime or any interest in any of the foregoing with any person. Without limiting the foregoing, the Stockholders hereby agree that, while this Agreement is in effect, they will not exercise their rights to require Dime to repurchase the Warrants pursuant to Section 4.2(d) or (e) of the Investment Agreement.

     (b) In the event of a stock dividend or distribution, or any change in Dime Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

     (c) The Stockholders hereby agree that during the term of this Agreement they shall not, and shall not permit any of their respective Representatives to,
(i) initiate, solicit, encourage or knowingly facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 4.1(a) or any Acquisition Proposal, (ii) participate in any negotiations concerning, or provide to any other person any nonpublic information or data relating to Dime or any of its Subsidiaries for the purpose of, or have any discussions with, any person relating to, or cooperate with or assist or participate in, or knowingly facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 4.1(a) or any Acquisition Proposal, or (iii) agree to or release any person from any obligation under any existing standstill agreement or arrangement relating to Dime. The Stockholders agree immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal, or any matter described in Section 4.1(a), and the Stockholders will take the necessary steps to inform their respective Representatives of the obligations undertaken by the Stockholders pursuant to this Section 4.1. Nothing contained in this Section 4.1(c) shall prevent any representative of any Stockholder from discharging his or her fiduciary duties as a member of the board of directors of Dime.

     (d) The Stockholders hereby agree, while this Agreement is in effect, to notify Washington Mutual promptly in writing of (i) the number of any additional shares of Dime Common Stock or other securities of Dime acquired by any Stockholder, if any, after the date hereof and (ii) any such inquiries or proposals which are received by, any such information which is requested from, or any such negotiations or discussions which are sought to be initiated or continued with, any Stockholder with respect to any matter described in Section 4.1(a) or (c).

     (e) While this Agreement is in effect, the Stockholders hereby waive any and all rights they may have pursuant to Sections 4.2(b)(5) and 4.10 of the Investment Agreement.

     4.2. Further Agreements of Washington Mutual. Washington Mutual hereby agrees that while this Agreement is in effect it will not modify, waive or amend any provision of the Merger Agreement in a manner that affects the type or amount of consideration that the Stockholders are entitled to receive hereunder in respect of the Warrant Purchase. Except for the foregoing, the Stockholders shall not have any rights as third party beneficiaries or otherwise under or in respect of the Merger Agreement.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder if this Agreement is terminated in accordance with the terms of this Section 5.1. Either of Washington Mutual or the Stockholders may terminate this Agreement on or after the date of termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

     5.2. Stop Transfer Order. In furtherance of this Agreement, the Stockholders shall and hereby do authorize and instruct Dime to instruct its transfer agent to enter a stop transfer order with respect to all of the Existing Shares, the Warrants and all Shares acquired by the Stockholders after the date hereof.

     5.3. Further Assurances. From time to time, at the other party's request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     5.4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Washington Mutual any direct or indirect ownership or incidence of ownership of or with respect to any Shares or Warrants. All rights, ownership and economic benefits of and relating to the Shares and the Warrants shall remain vested in and belong to the Stockholders, and Washington Mutual shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Dime or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein.

     5.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Washington Mutual to:

            Washington Mutual, Inc.
            1201 Third Avenue WMT 1501
            Seattle, Washington 98101
            Fax: (206) 461-5739
            Attention: Craig E. Tall

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017
            Fax: (212) 455-2502
            Attention: Lee Meyerson, Esq.
                      Brian Stadler, Esq.

        (b) if to the Stockholders to:

            Warburg, Pincus Equity Partners, L.P.
            466 Lexington Avenue
            New York, New York 10017
            Fax: (212) 599-5617
            Attention: Kewsong Lee

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 W. 52nd St.
            New York, New York 10019
            Fax: (212) 403-2000
            Attention: Andrew R. Brownstein, Esq.

     5.6. Interpretation

     The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Washington Mutual, the Stockholders or any of their respective Subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

     5.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     5.8. Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     5.9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such State. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute (solely for purposes of this Section 5.9 with respect to matters involving this Agreement and the transactions provided for herein) and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     5.10. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     5.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     5.12. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders or limited partners. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     5.13. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     5.14. Release. Subject to the consummation of the Warrant Purchase, each Stockholder, on behalf of itself and its affiliates, hereby releases and discharges, and indemnifies and holds harmless, Dime and its affiliates and their successors (including Washington Mutual as successor to Dime) and assigns from all actions, cause of action, claims and demands arising out of or relating to the Investment Agreement or the Letter Agreement.

     5.15. Joint and Several Nature of Agreement. All representations, warranties, covenants and agreements of any Stockholder contained in this Agreement shall be deemed to be joint and several representations, warranties, covenants and agreements of all of the Stockholders.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, Washington Mutual and the Stockholders have each caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

                                          WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                          By: Warburg, Pincus & Co.,
                                              its General Partner

                                          By: /s/ KEWSONG LEE
                                            ------------------------------------
                                              Name: Kewsong Lee
                                              Title:  Partner

                                          WARBURG, PINCUS Netherlands EQUITY
                                          PARTNERS I, C.V.

                                          By: Warburg, Pincus & Co.,
                                              its General Partner

                                          By: /s/ KEWSONG LEE
                                            ------------------------------------
                                              Name: Kewsong Lee
                                              Title:  Partner

                                          WARBURG, PINCUS Netherlands EQUITY
                                          PARTNERS II, C.V.

                                          By: Warburg, Pincus & Co.,
                                              its General Partner

                                          By: /s/ KEWSONG LEE
                                            ------------------------------------
                                              Name: Kewsong Lee
                                              Title:  Partner

                                          WARBURG, PINCUS Netherlands EQUITY
                                          PARTNERS III, C.V.

                                          By: Warburg, Pincus & Co.,
                                              its General Partner

                                          By: /s/ KEWSONG LEE
                                            ------------------------------------
                                              Name: Kewsong Lee
                                              Title:  Partner

                                          WASHINGTON MUTUAL, INC.

                                          By: /s/ CRAIG E. TALL
                                            ------------------------------------
                                              Name: Craig E. Tall
                                              Title:  Vice Chairman

                                                                    APPENDIX C-1

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

June 25, 2001

Board of Directors
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

Members of the Board:

     You have asked us to advise you with respect to the fairness to holders of common stock of Dime Bancorp, Inc. ("Dime") from a financial point of view of the Merger Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of June 25, 2001 (the "Agreement"), between Dime and Washington Mutual, Inc. ("Washington Mutual"). The Agreement provides for, among other things, the merger of Dime with and into Washington Mutual (the "Merger") pursuant to which Washington Mutual will be the surviving corporation and each outstanding share of the common stock, par value $0.01 per share, of Dime ("Dime Common Stock") will be converted into the right to receive, at the election of the holder thereof and subject to certain procedures and limitations set forth in the Agreement (as to which we express no opinion), (i) the number of shares of the common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") equal to the quotient of the Cash Election Price (as defined below) divided by the Average Market Price (as defined below) (such quotient, the "Exchange Ratio") or (ii) a cash amount equal to the sum of (x) 0.715341 times 1.05 times the Average Market Price and (y) 0.284659 times $40.8366 (the "Cash Election Price" and, together with the Exchange Ratio, the "Merger Consideration"). The "Average Market Price" means the average of the closing prices of Washington Mutual Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the ten consecutive full trading days ending on the tenth business day prior to the closing date.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Dime and Washington Mutual, as well as the Agreement. We also have reviewed certain other information provided to or discussed with us by Dime and Washington Mutual, including publicly available financial forecasts for Dime and Washington Mutual, and have met with Dime's and Washington Mutual's managements to discuss the businesses and prospects of Dime and Washington Mutual. We also have considered certain financial and stock market data of Dime and Washington Mutual, and we have compared those data with similar data for other publicly held companies in businesses similar to Dime and Washington Mutual, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been announced or effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. We also have considered the views of Dime's and Washington Mutual's managements concerning the business, operational and strategic benefits and implications of the Merger, including financial information provided to us by Dime and Washington Mutual relating to the synergistic values and operating cost savings expected to be achieved through the combination of the operations of Dime and Washington Mutual.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. We have reviewed and discussed with the managements of Dime and Washington Mutual publicly available financial forecasts relating to Dime and Washington Mutual and have been advised, and have assumed, that such forecasts represent reasonable estimates and judgments as to the future financial performance of Dime and Washington Mutual. In addition, we have relied, without
                                      C-1-1
independent verification, upon the estimates and judgments of the managements of Dime and Washington Mutual as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the expected benefits of the Merger. We also have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, amendment or modification of any material term, condition or agreement contained therein. In addition, we have not been requested to conduct, and have not conducted, a review of individual credit files or made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Dime or Washington Mutual, nor have we been furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and have been advised and therefore have assumed, that such allowances for Dime and Washington Mutual are adequate to cover such losses and will be in the aggregate adequate on a pro forma basis for the combined entity. Our opinion does not address the relative merits of the Merger as compared to other business strategies that may be available to Dime or the effect of any other transaction in which Dime might engage, nor does it address the underlying business decision of Dime to engage in the Merger. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. In connection with the Merger, we were not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of Dime. We are not expressing any opinion as to the actual value of Washington Mutual Common Stock when issued pursuant to the merger or the prices at which Washington Mutual Common Stock will trade at any time.

     We have acted as financial advisor to Dime in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We in the past have provided, and may in the future provide, investment banking and financial services to Dime and Washington Mutual unrelated to the Merger, for which services we have received, and expect to receive, compensation. Credit Suisse First Boston and/or its affiliates own a 19.9% equity interest in Warburg, Pincus & Co. and its affiliate Warburg Pincus LLC, the general partner and manager, respectively, of Warburg, Pincus Equity Partners, L.P., an investment fund that owns shares of Dime Common Stock and warrants to purchase shares of Dime Common Stock. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both Dime and Washington Mutual for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Dime in connection with its evaluation of the Merger and does not constitute a recommendation to any holder of Dime Common Stock as to the form of the Merger Consideration such holder should elect to receive or as to how such holder should vote or act on any matter relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Dime Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                      C-1-2

                                                                    APPENDIX C-2

       [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

                                                                   June 25, 2001

Board of Directors
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017

Members of the Board:

     We understand that Dime Bancorp, Inc. ("Dime") and Washington Mutual, Inc. ("Washington Mutual") have entered into an Agreement and Plan of Merger, dated as of June 25, 2001 (the "Agreement"), pursuant to which, among other things, Dime will be merged with and into Washington Mutual (the "Merger") pursuant to which Washington Mutual will be the surviving corporation and each outstanding share of the common stock, par value $0.01 per share, of Dime ("Dime Common Stock") will be converted into the right to receive, at the election of the holder thereof and subject to certain procedures and limitations set forth in the Agreement (as to which we express no opinion), (i) the number of shares of the common stock, no par value, of Washington Mutual ("Washington Mutual Common Stock") equal to the quotient of the Cash Election Price (as defined below) divided by the Average Market Price (as defined below) (such quotient, the "Exchange Ratio") or (ii) a cash amount equal to the sum of (x) 0.715341 times
1.05 times the Average Market Price and (y) 0.284659 times $40.8366 (the "Cash Election Price" and, together with the Exchange Ratio, the "Merger Consideration"). The "Average Market Price" means the average of the closing prices of Washington Mutual Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for the ten consecutive full trading days ending on the tenth business day prior to the closing date.

     You have asked us whether, in our opinion, the Merger Consideration to be paid by Washington Mutual pursuant to the Agreement is fair, from a financial point of view, to the holders of Dime Common Stock.

     In arriving at the opinion set forth below, we have, among other things:

           (1) Reviewed certain publicly available business and financial information relating to Dime and Washington Mutual that we deemed to be relevant;

           (2) Reviewed certain information, including publicly available financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of Dime and Washington Mutual furnished to or discussed with us by senior management of Dime and Washington Mutual, as well as the amount and timing of the cost savings and expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior managements of Dime and Washington Mutual;

           (3) Conducted discussions with members of senior management and representatives of Dime and Washington Mutual concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

           (4) Reviewed the market prices and valuation multiples for Dime Common Stock and Washington Mutual Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

                                      C-2-1

           (5) Reviewed the respective publicly reported financial condition and results of operations of Dime and Washington Mutual and compared them with those of certain publicly traded companies that we deemed to be relevant;

           (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

           (7) Participated in certain discussions and negotiations among representatives of Dime and Washington Mutual and their respective financial and legal advisors with respect to the Merger;

           (8) Reviewed the potential pro forma impact of the Merger;

           (9) Reviewed the Agreement; and

          (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Dime or Washington Mutual or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Dime or Washington Mutual, nor have we reviewed any individual credit files of Dime or Washington Mutual or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for Dime and Washington Mutual are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Dime or Washington Mutual. We have reviewed and discussed with the managements of Dime and Washington Mutual publicly available financial forecasts relating to Dime and Washington Mutual and have been advised, and have assumed, that such forecasts represent reasonable estimates and judgements as to the future financial performance of Dime and Washington Mutual. With respect to other financial and operating information, including without limitation, projections regarding the Expected Synergies, furnished to or discussed with us by Dime or Washington Mutual, we have assumed that all such information has been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Dime and Washington Mutual. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Agreement and in all related documents and instruments (collectively, the "Documents") that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have, also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Dime, Washington Mutual, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the Expected Synergies.

                                      C-2-2

     In connection with the preparation of this opinion, we have not been authorized by Dime or the Board of Directors of Dime to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Dime.

     We have been retained by the Board of Directors of Dime to act as financial advisor to Dime in connection with the Merger and will receive a fee from Dime for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Dime has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory, investment banking and other services to Dime and Washington Mutual and have received fees for the rendering of such services, and we may continue to provide such services in the future. In addition, in the ordinary course of our business, we may actively trade Dime Common Stock and other securities of Dime and its affiliates and Washington Mutual Common Stock and other securities of Washington Mutual and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold long or short positions in such securities.

     This opinion is for the information of the Board of Directors of Dime in connection with its consideration of the Merger. It is further understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without Merrill Lynch's prior written consent. This opinion does not address the merits of the underlying decision by Dime to engage in the Merger and does not constitute a recommendation to any holder of Dime Common Stock as to the form of the Merger Consideration such holder should elect to receive or as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

     We have not considered, nor are we expressing any opinion herein with respect to, the prices at which Dime Common Stock or Washington Mutual Common Stock will trade following the announcement of the Merger or the price at which Washington Mutual Common Stock will trade following the consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Washington Mutual pursuant to the Agreement is fair, from a financial point of view, to the holders of Dime Common Stock.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                      C-2-3

                                                                      APPENDIX D

                 DELAWARE GENERAL CORPORATION LAW, SECTION 262

     SECTION 262 APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.

          Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also by given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided. however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XII of its Amended and Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

     Section 23B.08.560 of the Corporation Act provides that if authorized by
(i) the articles of incorporation, (ii) a bylaw adopted or ratified by the stockholders, or (iii) a resolution adopted or ratified, before or after the event, by the stockholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. In Article XII of its Amended and Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

     Section 23B.08.560 of the Corporation Act provides that if authorized by
(i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director
(i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article IX of Washington Mutual's Amended and Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Washington Mutual Board, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBIT
      NO.                              DESCRIPTION
    -------                            -----------
      2.1      Agreement and Plan of Merger between the Registrant and
               Dime, dated June 25, 2001. (incorporated by reference to
               Appendix A of the Proxy Statement/Prospectus included in
               this Registration Statement.) Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.
      2.2      Warrant Purchase and Voting Agreement dated as of June 25,
               2001, among the Registrant, Warburg, Pincus Equity Partners,
               L.P., Warburg, Pincus Netherlands Equity Partners I, C.V.,
               Warburg, Pincus Netherlands Equity Partners II, C.V. and
               Warburg, Pincus Netherlands Equity Partners III, C.V.
               (incorporated by reference to Appendix B of the Proxy
               Statement/Prospectus included in this Registration
               Statement)
      3.1      Restated Articles of Incorporation of the Registrant, as
               amended (incorporated by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               2001)
      3.2      Restated Bylaws of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form
               10-Q for the quarter ended June 30, 2000)
      4.1      Rights Agreement, dated December 2000 between the Registrant and Mellon Investor Services, L.L.C., as rights agent
               (incorporated by reference to the Registrant's Current
               Report on Form 8-K dated January 8, 2001)
      5.1      Opinion of Heller Ehrman White & McAuliffe LLP
      8.1*     Tax Opinion of Simpson Thacher & Bartlett
      8.2*     Tax Opinion of Sullivan & Cromwell
     21.1      List of Subsidiaries of the Registrant (incorporated by
               reference to registrant's Form 10-K for the year ended
               December 21, 2000)
     23.1      Consent of Deloitte & Touche LLP with respect to Washington
               Mutual, Inc.
     23.2      Consent of KPMG LLP with respect to Dime Bancorp, Inc.
     23.3      Consent of Heller, Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
     23.4      Consent of Simpson Thacher & Bartlett (included in its
               opinion filed as Exhibit 8.1)
     23.5      Consent of Sullivan & Cromwell (included in its opinion
               files as Exhibit 8.2
     24.1      Powers of Attorney (included on the signature page of this
               Registration Statement)
     99.1*     Form of Proxy Card of Dime
     99.2      Consent of Credit Suisse First Boston Corporation
     99.3      Consent of Merrill Lynch, Pierce, Fenner & Smith,
               Incorporated

-------------------------
* To be filed by amendment

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on August 24, 2001.

                                          WASHINGTON MUTUAL, INC.

                                          By:    /s/ KERRY K. KILLINGER
                                            ------------------------------------
                                                     Kerry K. Killinger
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints Fay L. Chapman and William A. Longbrake, and each of them severally, as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 24th day of August, 2001.

               /s/ KERRY K. KILLINGER                             /s/ WILLIAM A. LONGBRAKE
-----------------------------------------------------  ----------------------------------------------
                 Kerry K. Killinger                                 William A. Longbrake
               Chairman, President and                                 Vice Chair and
          Chief Executive Officer; Director                       Chief Financial Officer
            (Principal Executive Officer)                      (Principal Financial Officer)

                                                                    /s/ ROBERT H. MILES
                                                       ----------------------------------------------
                                                                      Robert H. Miles
                                                            Senior Vice President and Controller
                                                               (Principal Accounting Officer)

               /s/ DOUGLAS P. BEIGHLE                               /s/ DAVID BONDERMAN
-----------------------------------------------------  ----------------------------------------------
                 Douglas P. Beighle                                   David Bonderman
                      Director                                            Director

               /s/ J. TAYLOR CRANDALL
-----------------------------------------------------  ----------------------------------------------
                 J. Taylor Crandall                                   Anne V. Farrell
                      Director                                            Director

                /s/ STEPHEN E. FRANK                             /s/ WILLIAM P. GERBERDING
-----------------------------------------------------  ----------------------------------------------
                  Stephen E. Frank                                 William P. Gerberding
                      Director                                            Director

             /s/ ENRIQUE HERNANDEZ, JR.                           /s/ PHILLIP D. MATTHEWS
-----------------------------------------------------  ----------------------------------------------
               Enrique Hernandez, Jr.                               Phillip D. Matthews
                      Director                                            Director

                /s/ MICHAEL K. MURPHY                                 /s/ MARY E. PUGH
-----------------------------------------------------  ----------------------------------------------
                  Michael K. Murphy                                     Mary E. Pugh
                      Director                                            Director

                                                                  /s/ ELIZABETH A. SANDERS
-----------------------------------------------------  ----------------------------------------------
                William G. Reed, Jr.                                Elizabeth A. Sanders
                      Director                                            Director

               /s/ WILLIAM D. SCHULTE
-----------------------------------------------------  ----------------------------------------------
                 William D. Schulte                                   James H. Stever
                      Director                                            Director

                                                                  /s/ WILLIS B. WOOD, JR.
                                                       ----------------------------------------------
                                                                    Willis B. Wood, Jr.
                                                                          Director

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  2.1      Agreement and Plan of Merger between the Registrant and
           Dime, dated June 25, 2001. (incorporated by reference to
           Appendix A of the Proxy Statement/Prospectus included in
           this Registration Statement.) Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.
  2.2      Warrant Purchase and Voting Agreement dated as of June 25,
           2001, among the Registrant, Warburg, Pincus Equity Partners,
           L.P., Warburg, Pincus Netherlands Equity Partners I, C.V.,
           Warburg, Pincus Netherlands Equity Partners II, C.V. and
           Warburg, Pincus Netherlands Equity Partners III, C.V.
           (incorporated by reference to Appendix B of the Proxy
           Statement/ Prospectus included in this Registration
           Statement)
  3.1      Restated Articles of incorporation of the Registrant, as
           amended (incorporated by reference to the Registrant's
           Quarterly Report on Form 10-Q for the quarter ended June 30,
           2001
  3.2      Restated Bylaws of the Registrant, as amended (incorporated by reference to the Registrant's Quarterly Report on Form
           10-Q for the quarter ended June 30, 2000
  4.1      Rights Agreement, dated December 2000 between the Registrant and Mellon Investor Services, L.L.C., as rights agent
           (incorporated by reference to the Registrant's Current
           Report on Form 8-K dated January 8, 2001)
  5.1      Opinion of Heller Ehrman White & McAuliffe LLP
  8.1*     Tax Opinion of Simpson Thacher & Bartlett
  8.2*     Tax Opinion of Sullivan & Cromwell
 21.1      List of Subsidiaries of the Registrant (incorporated by
           reference to registrant's Form 10-K for the year ended
           December 21, 2000)
 23.1      Consent of Deloitte & Touche LLP with respect to Washington
           Mutual, Inc.
 23.2      Consent of KPMG LLP with respect to Dime Bancorp, Inc.
 23.3      Consent of Heller, Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
 23.4      Consent of Simpson Thacher & Bartlett (included in its
           opinion filed as Exhibit 8.1)
 23.5      Consent of Sullivan & Cromwell (included in its opinion
           files as Exhibit 8.2)
 24.1      Powers of Attorney (included on the signature page of this
           Registration Statement)
 99.1*     Form of Proxy Card of Dime
 99.2      Consent of Credit Suisse First Boston Corporation
 99.3      Consent of Merrill Lynch, Pierce, Fenner & Smith,
           Incorporated

-------------------------
* To be filed by amendment